Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on August 24, 2018

Registration No. 333-224431

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to

FORM F-4
REGISTRATION STATEMENT
Under
the Securities Act of 1933

Unilever International Holdings N.V.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant's name into English)

The Netherlands (State or other jurisdiction of incorporation or organization)	2840 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

WEENA 455
3013 AL Rotterdam
The Netherlands
Tel. No.: 011-31-10-217-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

DAVID A. SCHWARTZ
Vice President, Assistant Secretary and Associate General Counsel
Unilever United States, Inc.
700 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
Tel. No.: 201-894-2750
(Name, address, including zip code, and telephone number, including area code, of agent of service)

With copies to:

MICHAEL Z. BIENENFELD
Linklaters LLP
One Silk Street
London EC2Y 8HQ
United Kingdom
Tel. No.: 011-44-20-7456-2000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement is declared effective and upon the completion of the merger.

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

             Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

             Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

             Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

             Emerging growth company    ☐

             If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Ordinary shares, each with a par value of €0.16, in the capital of the registrant(1)	277,619,310(2)	N/A	$15,495,979,168(3)	$1,929,249(4)

*
Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional Ordinary Shares of the registrant as may be issuable as a result of share splits, share dividends or similar transactions.

Notes:

(1)
185,079,540 of the ordinary shares, each with a par value of €0.16, in the capital of the registrant ("New NV Ordinary Shares") will initially be represented by American depositary shares ("New NV ADSs"), each of which represents one (1) New NV Ordinary Share, and may be evidenced by American Depositary Receipts, and which will be issued in exchange for certain ordinary shares ("NV Ordinary Shares"), each with a par value of €0.16, in the capital of Unilever N.V. ("NV"), held in New York registry form ("NV NYRSs"). The remaining 1,337,837,432 New NV Ordinary Shares will be issued in exchange for 1,337,837,432 NV Ordinary Shares and certain NV NYRSs and will not be represented by New NV ADSs. A separate registration statement on Form F-6 will be filed with the U.S. Securities and Exchange Commission ("SEC") to register the New NV ADSs to be issued in the triangular legal merger between NV, the registrant and Unilever International Holding B.V. (the "Dutch Merger") described in the enclosed prospectus.

(2)
Represents the maximum number of New NV Ordinary Shares estimated to be allotted upon consummation of the Dutch Merger described in the accompanying prospectus to (i) U.S. holders of NV Ordinary Shares as of the date hereof and (ii) holders of NV NYRSs estimated to be outstanding as of the date hereof, calculated by multiplying (A) the exchange ratio of one New NV Ordinary Share or New NV ADS per NV Ordinary Share or NV NYRS, by (B) 277,619,310 NV Ordinary Shares, representing the sum of 92,539,770 NV Ordinary Shares (which includes (x) NV Ordinary Shares that are currently outstanding and estimated to be held by U.S. holders as of the date hereof and (y) 185,079,540 NV NYRSs that are currently outstanding.

(3)
The proposed maximum aggregate offering price of the New NV Ordinary Shares was calculated in accordance with Rules 457(c) and 457(f) under the Securities Act as follows: (i) the product of (A) €45.70, the average of the high and low prices per NV Ordinary Share as reported on Euronext in Amsterdam on April 19, 2018, converted into U.S. dollars based on an exchange rate of €1.00=$1.2336, based on the noon buying rate of the Federal Reserve Board for the euro on April 19, 2018, and (B) 92,539,770 NV Ordinary Shares estimated to be held by U.S. holders, plus (ii) the product of (A) $55.84, the average of the high and low prices per NV NYRSs as reported on the New York Stock Exchange on April 19, 2018, and (B) 185,079,540 NV NYRSs estimated to be outstanding upon consummation of the Dutch Merger.

(4)
Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is subject to completion or amendment. A registration statement relating to the securities described in this prospectus has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of any offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction, in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED AUGUST 24, 2018

UNILEVER

PRELIMINARY PROSPECTUS

SIMPLIFICATION TRANSACTION

            The boards of directors of Unilever N.V. ("NV") and Unilever PLC ("PLC") are proposing to their respective shareholders the simplification of the Unilever Group's dual-parent structure under a new single holding company, Unilever International Holdings N.V. ("New NV"). New NV's name will be changed to Unilever N.V. upon the consummation of this Simplification (as defined below). This proposal will be implemented principally by means of: (i) a U.K. reorganizational procedure referred to as a "scheme of arrangement" under Part 26 of the U.K. Companies Act 2006 (the "U.K. Scheme") whereby (a) PLC will become a wholly owned subsidiary of New NV and (b) New NV will issue shares in its capital to holders of PLC Ordinary Shares (as defined below) (including PLC Ordinary Shares represented by PLC ADSs (as defined below)) in accordance with the U.K. Scheme Exchange Ratio (as defined below); and (ii) a Dutch triangular legal merger (the "Dutch Merger") within the meaning of Sections 2:309, 2:324 and 2:333a of the Dutch Civil Code (Burgerlijk Wetboek) (the "DCC") in accordance with the Dutch merger proposal to be made by the boards of directors of NV, New NV and New Sub (the "Dutch Merger Proposal"), as a result of which (a) Unilever International Holding B.V. ("New Sub"), a wholly owned subsidiary of New NV, will acquire all of the assets, liabilities and legal relationships of NV under universal succession of title and NV will cease to exist, and (b) New NV will allot shares in its capital to holders of NV Shares (as defined below) (including NV Shares in the form of NV NYRSs (as defined below) in accordance with the Dutch Merger Exchange Ratio (as defined below). In this prospectus, the transaction comprising the Dutch Merger, the U.K. Scheme and the other implementation steps related thereto and described herein is referred to as "Simplification".

            Simplification will result in NV Shareholders, NV NYRS Holders, PLC Shareholders and PLC ADS Holders (each as defined below) receiving shares in the capital of New NV (or interests therein) that represent the equivalent economic interest in New NV upon the consummation of Simplification as their respective holdings in the capital of NV or PLC represent at (i) 00:00 Amsterdam time on the first day following the date on which a Dutch notarial deed to effect the Dutch Merger is executed (the "Dutch Merger Effective Time"), being 23:00 London time (18:00 New York time) on the date on which a Dutch notarial deed to effect the Dutch Merger is executed, or (ii) 21:00 London time (22:00 Amsterdam time and 16:00 New York time) on                        , 2018, the expected record date for the U.K. Scheme (the "U.K. Scheme Record Time"), respectively. The proportionate economic interests of NV Shareholders, NV NYRS Holders, PLC Shareholders and PLC ADS Holders will not be affected as a result of Simplification.

            As a result of the U.K. Scheme, holders of ordinary shares of nominal value of 3 1/9 pence each in the capital of PLC ("PLC Ordinary Shares") (including PLC Ordinary Shares represented by American depositary shares each representing one PLC Ordinary Share ("PLC ADSs")), will receive ordinary shares, each with a par value of €0.16, in the capital of New NV ("New NV Ordinary Shares") or an interest therein, and holders of PLC ADSs will receive New NV Ordinary Shares represented by American depositary shares ("New NV ADSs") at a ratio of one New NV Ordinary Share or an interest therein for one PLC Ordinary Share and one New NV ADS for one PLC ADS (the "U.K. Scheme Exchange Ratio").

            As a result of the Dutch Merger, it is currently anticipated that upon the Dutch Merger Effective Time, in each case subject to the treatment of fractional entitlements set out in the Dutch Merger Proposal:

  •
  holders of ordinary shares, each with a par value of €0.16, in the capital of NV (excluding NV Ordinary Shares held in New York registry form, "NV Ordinary Shares") will receive one (1) New NV Ordinary Share for each NV Ordinary Share they hold at the Dutch Merger Effective Time;

  •
  holders of NV ordinary shares, each with a par value of 0.16, in the capital of NV held in New York registry form ("NV NYRSs"), and held in book-entry form through a bank, broker or other Depository Trust Company ("DTC") participant, will receive one (1) New NV ADS for each NV NYRS they hold at the Dutch Merger Effective Time;

  •
  holders of NV NYRSs held in registered book-entry form on the books of Deutsche Bank Trust Company Americas, in its capacity as US registrar, transfer agent, paying agent, shareholders servicing agent and exchange agent for the NV NYRSs (the "NV NYRS Agent"), or in physical certificated form, will receive one (1) New NV Ordinary Share for each NV NYRS they hold at the Dutch Merger Effective Time, which, at the election of the Registered NV NYRS Holders, may be transferred for New NV ADSs; and

  •
  holders of shares in the capital of NV other than NV Ordinary Shares or NV NYRSs will receive the proportionate amount of New NV Ordinary Shares for each NV Share (as defined below) they hold at the Dutch Merger Effective Time,

(the "Dutch Merger Exchange Ratio").

            While it is currently anticipated that New NV will issue New NV ADSs in the context of Simplification, and this document has been drafted on this basis, it is possible that other options may be pursued, including the issuance of New NV Ordinary Shares in New York registry form.

            Based on the number of NV Ordinary Shares and NV NYRSs outstanding on August 17, 2018, New NV intends to allot 1,473,960,814 New NV Ordinary Shares as part of the Dutch Merger (including New NV Ordinary Shares to be represented by New NV ADSs) of which 277,619,310 New NV Ordinary Shares (including New NV Ordinary Shares to be represented by New NV ADSs), or approximately 19%, have been registered pursuant to the registration statement of which this prospectus forms a part, as they are estimated to be issued in respect of NV Ordinary Shares held by NV Shareholders with a registered address in the United States and in respect of NV NYRSs, in each case as of that date.

            The New NV Ordinary Shares are not currently listed on any securities exchange. Prior to the effective time of Simplification, New NV intends to apply to (i) Euronext Amsterdam N.V. ("Euronext Amsterdam") for the New NV Ordinary Shares to be admitted to listing and trading on the regulated market of Euronext Amsterdam ("Euronext in Amsterdam"), under the symbol "UNA", (ii) the U.K. Listing Authority for the New NV Ordinary Shares to be admitted to the premium listing segment of the Official List of the U.K. Listing Authority (the "Official List"), and (iii) the London Stock Exchange plc (the "LSE") for the New NV Ordinary Shares to be admitted to trading on the LSE's main market for listed securities (the "LSE's Main Market") under the symbol "ULVR" ((i)-(iii) together, the "European Admissions"). New NV also intends to apply for the New NV ADSs to be listed on the New York Stock Exchange ("NYSE") under the symbol "UN".

            PLC Ordinary Shares are currently listed on the premium segment of the Official List under the symbol "ULVR" and are admitted to trading on the LSE's Main Market and PLC ADSs are currently traded under the symbol "UL" on the NYSE.

            NV Ordinary Shares and depositary receipts for NV Ordinary Shares ("NV Depositary Receipts") are currently admitted to listing and trading on Euronext in Amsterdam under the symbols "UNIA" and "UNA", respectively. NV NYRSs are currently traded under the symbol "UN" on the NYSE.

            Upon the Dutch Merger Effective Time, the NV Ordinary Shares will be delisted from Euronext in Amsterdam. NV Depositary Receipts are expected to be delisted from Euronext in Amsterdam prior to the Dutch Merger Effective Time. Following Simplification, the PLC Ordinary Shares will be delisted from the premium listing segment of the Official List and cease trading on the LSE's Main Market, and the NV NYRSs and PLC ADSs will be delisted from the NYSE.

            Amongst other conditions to the consummation of Simplification, (i) the extraordinary general meeting of NV to be held on October 25, 2018, must approve, amongst other proposals, the Dutch Merger, and (ii) the court meeting of PLC to be held on October 26, 2018 and the extraordinary general meeting of PLC to be held on October 26, 2018, must approve, amongst other proposals, the U.K. Scheme. Separate materials will be made available to holders of NV Shares, NV NYRSs, PLC Ordinary Shares and PLC ADSs in connection with their respective meetings in accordance with applicable law and the NV NYRS Agreement and the PLC Deposit Agreement, respectively (both as defined below). NEW NV IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND ONE TO NEW NV.

            This prospectus describes Simplification, the Dutch Merger and other related matters. Please read this entire prospectus carefully, including the information incorporated by reference in this prospectus. In particular, you should consider the section entitled "Risk Factors" beginning on page 28 of this prospectus.

            Neither the SEC nor any state securities commission has approved or disapproved of the securities to be allotted in connection with Simplification or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

            This prospectus is dated                    , 2018, and is first being mailed to NV Shareholders with a registered address in the United States and holders of NV NYRSs, on or about                    , 2018.

i

ADDITIONAL INFORMATION

        This prospectus incorporates by reference important business and financial information about the Unilever Group contained in documents filed with or furnished to the SEC by NV and PLC. These documents have not been included in or delivered with this prospectus. You can obtain any of the documents that NV and PLC have filed with or furnished to the SEC at no cost from the SEC's website at www.sec.gov, and you may also read and copy these documents (other than certain exhibits to those documents) at the Public Reference Room of the SEC at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. You may also obtain copies of these documents by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        You may also request copies of these documents, including documents incorporated by reference into this prospectus, at no cost, by contacting New NV, NV or PLC. See the section entitled "Where You Can Find More Information" beginning on page 129 of this prospectus for more details. In order to receive timely delivery of the documents in advance of the NV Extraordinary General Meeting, you should make your request to NV no later than October 18, 2018, being five business days before the NV Extraordinary General Meeting.

ABOUT THIS PROSPECTUS

        This prospectus forms part of a registration statement on Form F-4 filed with the SEC by New NV and constitutes a prospectus of New NV under Section 5 of the Securities Act of 1933 (the "Securities Act") with respect to New NV Ordinary Shares to be allotted in the Dutch Merger to NV Shareholders with a registered address in the United States in exchange for their NV Shares and holders of NV NYRSs ("NV NYRS Holders") in exchange for their NV NYRSs. New NV is mailing this prospectus to NV Shareholders with a registered address in the United States and NV NYRS Holders.

        A separate prospectus (the "EU Prospectus") will be prepared in connection with the European Admissions. The EU Prospectus will constitute a prospectus for the purposes of Article 3 of Directive 2003/71/EC of the European Parliament and of the Council of the European Union, as amended (including as amended by Directive 2010/73/EU) (the "Prospectus Directive"), and will be prepared in accordance with Section 5:9 of the Dutch Financial Supervision Act (Wet op het financieel toezicht) (the "DFSA") and the rules promulgated thereunder. The EU Prospectus will be filed with the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten) (the "AFM") for approval. New NV intends to request that the AFM notify its approval in accordance with Article 18 of the Prospectus Directive to the competent authority in the United Kingdom, the U.K. Listing Authority, and to the European Securities and Markets Authority through a certificate of approval attesting that the EU Prospectus has been prepared in accordance with the Prospectus Directive.

        A separate circular (the "U.K. Scheme Circular") will be prepared in connection with the U.K. Scheme. The U.K. Scheme Circular will include the proposed U.K. Scheme between PLC and PLC Shareholders under Part 26 of the U.K. Companies Act 2006. Such materials will be made available to PLC Shareholders and PLC ADS Holders in connection with the court meeting and extraordinary general meeting of PLC to be held on October 26, 2018.

        In addition, separate materials will be made available to NV Shareholders and NV NYRS Holders in accordance with applicable Dutch law in connection with the NV Extraordinary General Meeting to be held on October 25, 2018. Such materials will set forth the proposals on which NV Shareholders and NV NYRS Holders will be asked to vote in connection with the Dutch Merger.

        You should rely only on the information contained in or incorporated by reference into this prospectus. No one has been authorized to provide you with information that is different from that

contained in or incorporated by reference into this prospectus. This prospectus is dated                        , 2018. You should not assume that the information contained in this prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Neither the mailing of this prospectus to NV Shareholders with a registered address in the United States and NV NYRS Holders nor the allotment by New NV of New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs) in the Dutch Merger will create any implication to the contrary.

        This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation.

        This prospectus is only addressed to NV Shareholders with a registered address in the United States and NV NYRS Holders. NV Shareholders located outside the United States should refer to the EU Prospectus (which may incorporate by reference all or a portion of this prospectus and documents incorporated by reference herein) which can be obtained from the Unilever Group's website at www.unilever.com.

CERTAIN DEFINED TERMS

        Unless otherwise specified or if the context otherwise requires:

        "ADS U.K. Scheme Record Time" refers to                     , 2018, the expected record date to determine those PLC ADS Holders that will be entitled to receive New NV ADSs.

        "Boards" refer to the NV Board and the PLC Board.

        "Business Day" refers to a day (excluding Saturdays, Sundays and public holidays) on which banks are generally open for business in Amsterdam, London and New York.

        "Dutch Merger" refers to the triangular legal merger between NV, New NV and New Sub.

        "Dutch Merger Closing" refers to the execution of a Dutch notarial deed relating to the Dutch Merger before a Dutch civil law notary by NV, New NV and New Sub.

        "Dutch Merger Closing Date" refers to                        , 2018, the expected date of the Dutch Merger Closing.

        "Dutch Merger Effective Time" refers to 00:00 Amsterdam time on the first day in the Netherlands after the Dutch Merger Closing Date, being 23:00 London time and 18:00 New York time on the Dutch Merger Closing Date.

        "EU Prospectus" refers to the prospectus to be published by New NV for the purposes of the European Admissions and to be approved by the AFM.

        "Euronext Admission" refers to the New NV Ordinary Shares to be issued and allotted pursuant to Simplification being approved for admission and trading on Euronext in Amsterdam.

        "Euronext Amsterdam" refers to Euronext Amsterdam N.V.

        "Euronext in Amsterdam" refers to the regulated market operated by Euronext Amsterdam.

        "Exchange Act" refers to the U.S. Securities Exchange Act of 1934.

        "Executive Directors" refers to the Chief Executive Officer and Chief Financial Officer of NV and PLC.

        "Indirect NV NYRS Holders" refers to NV NYRS Holders who hold their NV NYRSs in book-entry form through a bank, broker or other Depository Trust Company participant.

        "LSE" refers to the London Stock Exchange plc.

        "LSE's Main Market" refers to the LSE's main market for listed securities.

        "New NV" refers to Unilever International Holdings N.V., a public limited liability company incorporated under the laws of the Netherlands by the Unilever Group for the purpose of effecting Simplification. Unilever International Holdings N.V. will be renamed Unilever N.V. at the Dutch Merger Effective Time.

        "New NV ADSs" refers to American depositary shares of New NV each representing one New NV Ordinary Share.

        "New NV ADS Holders" refers to the holders of New NV ADSs.

        "New NV Board" refers to the board of directors of New NV and "New NV Director" means any member of the New NV Board.

        "New NV Deposit Agreement" refers to the deposit agreement to be entered into by and among New NV, Deutsche Bank Trust Company Americas, as depositary and the holders and beneficial owners of New NV ADSs issued thereunder.

        "New NV Executive Directors" refers to the Chief Executive Officer and Chief Financial Officer of New NV.

        "New NV Non-Executive Directors" refers to any non-executive member of the New NV Board.

        "New NV Ordinary Shares" refers to ordinary shares in the capital of New NV, each with a par value of €0.16.

        "New NV Shareholders" refers to the holders of New NV Ordinary Shares.

        "New Sub" refers to Unilever International Holding B.V., a private limited liability company incorporated under the laws of the Netherlands by New NV for the purpose of effecting the Dutch Merger.

        "Non-Executive Directors" refers to non-executive members of the Boards.

        "NV" refers to Unilever N.V., a public limited liability company incorporated under the laws of the Netherlands.

        "NV 6% Preference Shares" refers to 6% cumulative preference shares, each with a par value of €428.57, in the capital of NV.

        "NV 6% Subshares" refers to subshares of NV 6% Preference Shares, each amounting to 1/10 part of one (1) NV 6% Preference Share.

        "NV 7% Preference Shares" refers to 7% cumulative preference shares, each with a par value of €428.57, in the capital of NV.

        "NV 7% Subshares" refers to subshares of NV 7% Preference Shares, each amounting to 1/10 part of one (1) NV 7% Preference Share.

        "NV Bearer Subshares" refers to subshares of NV Ordinary Shares, each amounting to 3/112 part of one (1) NV Ordinary Share, in bearer form.

        "NV Board" refers to the board of directors of NV.

        "NV Depositary Receipts" refers to depositary receipts for NV Ordinary Shares issued by the Trust Office, each representing one (1) NV Ordinary Share.

        "NV NYRS Agreement" refers to the Amended and Restated Transfer, Registration, Paying Agent and Shareholder Services Agreement dated as of July 1, 2014, by and among NV and Deutsche Bank Trust Company Americas as U.S. registrar, transfer agent, paying agent and shareholder services agent.

        "NV NYRSs" refers to ordinary shares, each with a par value of €0.16, in the capital of NV, held in New York registry form.

        "NV NYRS Agent" refers to Deutsche Bank Trust Company Americas in its capacity as US registrar, transfer agent, paying agent and shareholder services agent for the NV NYRSs.

        "NV NYRS Holders" refers to the holders of NV NYRSs.

        "NV Ordinary Shares" refers to ordinary shares, each with a par value of €0.16, in the capital of NV, excluding NV NYRSs.

        "NV Preference Shares" refers to NV 6% Preference Shares, NV 7% Preference Shares, NV 6% Subshares, and NV 7% Subshares, together.

        "NV Registered Subshares" refers to subshares of NV Ordinary Shares, each amounting to 3/112 part of one (1) NV Ordinary Share.

        "NV Shareholders" refers to the holders of NV Shares.

v

        "NV Shares" refers to NV Ordinary Shares, NV Preference Shares, NV Special Shares, NV Bearer Subshares and NV Registered Subshares, together.

        "NV Special Shares" refers to ordinary shares, each with a par value of €428.57 in the capital of NV numbered 1 up to and including 2,400.

        "NYSE" refers to the New York Stock Exchange.

        "PLC" refers to Unilever PLC, a public limited company incorporated in England and Wales.

        "PLC ADSs" refers to American depositary shares of PLC, each representing one (1) PLC Ordinary Share.

        "PLC ADS Holders" refers to a holder of PLC ADSs.

        "PLC Board" refers to the board of directors of PLC and "PLC Director" refers to any member of the PLC Board.

        "PLC Deferred Shares" refers to the deferred shares of £1.00 each in the capital of PLC.

        "PLC Deposit Agreement" refers to the Second Amended and Restated Deposit Agreement dated July 1, 2014 by and among PLC, Deutsche Bank Trust Company Americas, as PLC ADS Depositary and the holders and Beneficial Owners of American depositary shares issued thereunder.

        "PLC Ordinary Shares" refers to ordinary shares of 3 1/9 pence each in the capital of PLC.

        "PLC Shareholders" refers to the holders of PLC Ordinary Shares.

        "Registered Book-Entry NV NYRS Holders" refers to NV NYRS Holders who hold their NV NYRSs in registered book-entry form on the books of the NV NYRS Agent.

        "Registered Certificated NV NYRS Holders" refers to NV NYRS Holders who hold their NV NYRSs in physical certificated form.

        "Registered NV NYRS Holders" refers to Registered Book-Entry NV NYRS Holders and Registered Certificated NV NYRS Holders.

        "SEC" refers to the U.S. Securities and Exchange Commission.

        "Securities Act" refers to the U.S. Securities Act of 1933.

        "Simplification" refers to the U.K. Scheme, the Dutch Merger and the other implementation steps related thereto pursuant to which New NV will become the parent company of PLC and NV.

        "Simplification Agreement" refers to the agreement to be entered into between NV, PLC, New NV and New Sub, setting out certain mutual commitments in relation to Simplification.

        "Trust Office" refers to the Foundation Unilever N.V. Trust Office (Stichting Administratiekantoor Unilever N.V.).

        "U.K. Scheme Long Stop Date" refers to            .

        "U.K. Scheme" refers to the U.K. scheme of arrangement under Part 26 of the U.K. Companies Act 2006.

        "Unilever Group" or "Unilever" when used for periods prior to the consummation of Simplification refers to PLC, NV and the companies they control, and, when used for periods following the consummation of Simplification, refers to New NV and the companies it will control.

        "Unilever Leadership Executive" or "ULE" refers to the Unilever Group's senior management both prior to and following the consummation of Simplification.

        Certain other terms are defined in other sections of this prospectus.

SUMMARY

        The following summary highlights selected information described in more detail elsewhere in this prospectus and the documents incorporated by reference into this prospectus and may not contain all the information that may be important to you. To understand Simplification and to obtain a more complete description of the legal terms of the Simplification Agreement, you should carefully read this entire prospectus and the documents incorporated by reference into this prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic in this prospectus. See also the section entitled "Where You Can Find More Information" beginning on page 129 of this prospectus.

General

        The Unilever Group is one of the world's leading suppliers of fast-moving consumer goods across its Foods & Refreshment, Home Care and Beauty & Personal Care Divisions. NV and PLC are the two parent companies of the Unilever Group. Shares in Unilever Group companies are ultimately held, directly or indirectly, wholly by either NV or PLC or by the two companies in varying proportions.

        Together with their group companies, NV and PLC operate as nearly as practicable as a single economic entity. This is achieved by special provisions in the articles of association of NV and PLC, together with a series of agreements between NV and PLC (the Equalisation Agreement, the Deed of Mutual Covenants and the Agreement for Mutual Guarantees of Borrowing) known as the Foundation Agreements.

        Each NV Ordinary Share represents the same underlying economic interest in the Unilever Group as each PLC Ordinary Share. However, NV and PLC remain separate legal entities with different shareholder constituencies and separate stock exchange listings. Shareholders cannot convert or exchange the shares of one of NV or PLC for the shares of the other.

        NV and PLC have the same directors, adopt the same accounting principles and pay dividends to their respective shareholders on an equalized basis. NV and PLC and their group companies constitute a single reporting entity for the purposes of presenting consolidated accounts. Accordingly, the accounts of the Unilever Group are presented by both NV and PLC as their respective consolidated accounts.

        On March 15, 2018, the Boards announced their intention to simplify the Unilever Group's dual-parent structure under a new single holding company, New NV. New NV's name will be changed to Unilever N.V. at the Dutch Merger Effective Time. Simplification will result in NV Shareholders, NV NYRS Holders, PLC Shareholders and PLC ADS Holders receiving shares in the capital of New NV (or interests therein) that represent the equivalent economic interest in New NV upon the consummation of Simplification as their respective holdings in the capital of NV or PLC represent at the Dutch Merger Effective Time or the U.K. Scheme Record Time, respectively. The proportionate economic interests of NV Shareholders, NV NYRS Holders, PLC Shareholders and PLC ADS Holders will not be affected as a result of Simplification.

Reasons for Simplification (see page 35)

        Following a comprehensive strategic review of the Unilever business, the Boards concluded that Simplification will provide greater flexibility for strategic portfolio change, strengthen Unilever's corporate governance and help drive the long-term performance of Unilever.

        The Boards believe that a single holding company will bring greater simplicity and more flexibility to make strategic changes to the Unilever Group's portfolio in the future, should Unilever choose to do so, including through equity-settled acquisitions or demergers. Although Unilever does not currently plan any major portfolio change, the Boards believe it is appropriate to create a corporate structure that provides Unilever with the strategic flexibility and optionality to do so.

        The Boards conducted an extensive review of potential single holding company structures and the means of achieving Simplification of the existing dual-parent structure. The Boards considered many factors, including in particular tax, regulatory and legal matters and the fact that Unilever has operated effectively for many years with parent companies incorporated in both the Netherlands and UK to deliver long-term growth for all its shareholders. In making their assessment, the Boards also took into account the proportion of the Unilever Group's combined ordinary share capital represented by NV Ordinary Shares and NV NYRSs, which is approximately 22% larger than that represented by PLC Ordinary Shares; NV Ordinary Shares and NV Depositary Receipts having also traded with greater liquidity than PLC Shares in recent years. Having weighed all these various factors, the Boards concluded that Simplification through the establishment of a new Dutch holding company would meet Unilever's objectives of creating greater strategic flexibility, providing an opportunity to strengthen corporate governance and would help drive long-term performance.

        Accordingly, Simplification will introduce a single holding company, New NV, with one class of shares and a global pool of liquidity. New NV will be incorporated and tax-resident in the Netherlands. A premium listing of New NV Ordinary Shares on the Official List and admission to trading on the LSE's Main Market, together with listings on Euronext in Amsterdam and a listing of New NV ADSs on the NYSE, will be sought. Simplification will also further strengthen Unilever's corporate governance, creating, for the first time, a "one share, one vote" principle for all shareholders.

The Companies involved in Simplification

        The Unilever Group's website is www.unilever.com. The information provided on the Unilever Group's website, or on websites accessible from hyperlinks on the Unilever Group's website, is not part of this prospectus and is not incorporated by reference herein.

NV (see page 61)

        NV is a public limited liability company that was incorporated under the laws of the Netherlands under the name 'Naamlooze Vennootschap Margarine Unie' in 1927. NV's commercial name is Unilever N.V.

        NV's principal place of business and registered office is located at Weena 455, PO Box 760, 3000 DK Rotterdam, the Netherlands, and NV is registered with the Dutch Trade Register of the Chamber of Commerce under number 24051830. NV's telephone number is 011-31-10-217-4000.

        NV Ordinary Shares and NV Depositary Receipts are currently admitted to listing and trading on Euronext in Amsterdam under the symbols "UNIA" and "UNA", respectively. NV NYRSs are currently traded under the symbol "UN" on the NYSE.

        Additional information about NV is incorporated by reference into this prospectus. See the section entitled "Where You Can Find More Information" beginning on page 129 of this prospectus.

PLC (see page 61)

        PLC is a public limited company that was incorporated under the laws of England and Wales under the name Lever Brothers Limited in 1894.

        PLC's principal place of business is located at 100 Victoria Embankment, London EC4Y 0DY, United Kingdom, its registered office is located at Port Sunlight, Wirral, Merseyside CH62 4ZD, United Kingdom, and its telephone number is 011-44-20-7822-5252.

        PLC Ordinary Shares are currently listed on the premium listing segment of the Official List under the symbol "ULVR" and admitted to trading on the LSE's Main Market. PLC ADSs are currently traded under the symbol "UL" on the NYSE.

        Additional information about PLC is incorporated by reference into this prospectus. See the section entitled "Where You Can Find More Information" beginning on page 129 of this prospectus.

New NV (see page 62)

        New NV was formed by the Unilever Group for the purpose of effecting Simplification. New NV is a public limited liability company that was incorporated under the laws of the Netherlands under the name Unilever International Holdings N.V. on December 21, 2017. New NV's principal place of business and registered office is located at Weena 455, 3013 AL Rotterdam, the Netherlands, and

New NV is registered with the Dutch Trade Register of the Chamber of Commerce under number 70363196. New NV's telephone number is 011-31-10-217-4000. New NV's authorized representative and agent for the service of process in the United States is David A. Schwartz, Vice President, Assistant Secretary and Associate General Counsel of Unilever United States, Inc. Mr. Schwartz's business address is 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, and his telephone number is 201-894-2750. New NV's commercial name is Unilever.

        New NV has not commenced operations, has no material assets or liabilities and has not carried on any activities other than in connection with Simplification. The New NV Ordinary Shares are not currently listed on any securities exchange. Prior to the consummation of Simplification, New NV intends to apply to Euronext Amsterdam for the New NV Ordinary Shares to be admitted to listing and trading on Euronext in Amsterdam, to the U.K. Listing Authority for the New NV Ordinary Shares to be admitted to the premium listing segment of the Official List, and to the LSE for the New NV Ordinary Shares to be admitted to trading on the LSE's Main Market. New NV also intends to apply for the New NV ADSs to be traded on the NYSE. All of the issued shares in the capital of New NV are currently owned by NV.

        The U.K. Scheme will result in New NV becoming the parent company of PLC. Subsequently, the Dutch Merger will result in New Sub, a wholly owned subsidiary of New NV, acquiring all of the assets and liabilities and legal relationships of NV by New Sub) after the Dutch Merger. As a result of Simplification, New NV will become the holding company of the Unilever Group. New NV will be renamed Unilever N.V. at the Dutch Merger Effective Time through an amendment of the articles of association to be adopted by New NV (the "New NV Articles of Association").

New Sub (see page 62)

        New Sub was formed by New NV for the purpose of effecting the Dutch Merger. New Sub is a private company with limited liability that was incorporated under the laws of the Netherlands under the name Unilever International Holding B.V. on April 17, 2018. New Sub's principal place of business and registered office is located at Weena 455, 3013 AL Rotterdam, the Netherlands, and New Sub is registered with the Dutch Trade Register of the Chamber of Commerce under number 71450041. New Sub's telephone number is 011-31-10-217-4000. The sole outstanding share in the capital of New Sub is owned by New NV.

SIMPLIFICATION

Form of Transaction (see page 33)

        Simplification will be implemented principally by means of: (i) a scheme of arrangement under Part 26 of the U.K. Companies Act, whereby (a) PLC will become a wholly owned subsidiary of New NV and (b) New NV will issue shares in its capital to holders of PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) in accordance with the U.K. Scheme Exchange Ratio; and (ii) a Dutch triangular legal merger within the meaning of Sections 2:309, 2:324 and 2:333a of the DCC in accordance with the Dutch Merger Proposal, as a result of which (a) New Sub, a wholly owned subsidiary of New NV, will acquire all of the assets, liabilities and legal relationships of NV under universal succession of title and NV shall cease to exist, and (b) New NV, the sole shareholder of New Sub, will allot shares in its capital to holders of NV Shares (which for these purposes include NV Shares in the form of NV NYRSs) in accordance with the Dutch Merger Exchange Ratio. To implement Simplification in an efficient manner, a number of ancillary steps will be taken in advance of and following the U.K. Scheme and the Dutch Merger, as more fully described elsewhere in this prospectus.

        It is proposed that, subject to certain conditions being satisfied or waived, Simplification will be implemented in several steps as follows:

  •
  following the completion of certain preparatory reorganization steps, the U.K. Scheme will become effective, which will result in holders of PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) at the U.K. Scheme Record Time receiving a New NV

    Ordinary Share (or an interest therein) in place of each PLC Ordinary Share held by them and PLC ADS Holders at the ADS U.K. Scheme Record Time receiving New NV ADS in place of each PLC ADS, in accordance with the U.K. Scheme Exchange Ratio, and will result in PLC becoming a wholly owned subsidiary of New NV; and

  •
  following the U.K. Scheme becoming effective, the Dutch Merger will be implemented which will result in (i) holders of NV Ordinary Shares receiving New NV Ordinary Shares; (ii) Indirect NV NYRS Holders receiving New NV ADSs; and (iii) Registered NV NYRS Holders receiving New NV Ordinary Shares (which, at the election of the Registered NV NYRS Holders, may be transferred for New NV ADSs), at the Dutch Merger Exchange Ratio, and other NV Shareholders receiving New NV Ordinary Shares at the Dutch Merger Exchange Ratio, subject to the treatment of fractional entitlements set out in the Dutch Merger Proposal, for the NV Shares and NV NYRSs held by them at the Dutch Merger Effective Time, and NV being merged into New Sub.

        Following the Dutch Merger Effective Time, listing and settlement of the New NV Ordinary Shares and New NV ADSs will take place.

        The following diagrams illustrate in simplified terms (i) the existing dual-parent structure of the Unilever Group and (ii) the expected structure of the Unilever Group following the completion of Simplification.

Summary Pre-Simplification Structure(1)

Summary Post-Simplification Structure

Note:

(1)
As of July 20, 2018, the Trust Office held approximately 75.43% of the issued NV Ordinary Shares, and has issued NV Depositary Receipts for these shares. Unilever intends to cancel the NV Depositary Receipts shortly before the Dutch Merger Closing Date (as defined below).

Simplification Exchange Ratio (see page 33)

        Under the proposed terms of Simplification, holders of NV Ordinary Shares and NV NYRSs held at the Dutch Merger Effective Time, and holders of PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) at the U.K. Scheme Record Time and PLC ADS Holders at the ADS U.K. Scheme Record Time will be entitled to receive, upon consummation of Simplification, New NV Ordinary Shares or New NV ADSs on the following basis in each case subject to the treatment of fractional entitlements set out in the Dutch Merger Proposal:

• for each NV Ordinary Share	one (1) New NV Ordinary Share
• for each NV NYRS held by an Indirect NV NYRS Holder	one (1) New NV ADS
• for each NV NYRS held by a Registered NV NYRS Holder	one (1) New NV Ordinary Share which, at the election of the Registered NV NYRS Holder, may be transferred for one (1) New NV ADS
• for each PLC Ordinary Share	one (1) New NV Ordinary Share or an interest therein
• for each PLC ADS	one (1) New NV ADS

        Holders of NV Shares other than NV Ordinary Shares will receive the proportionate amount of New NV Ordinary Shares in accordance with the Dutch Merger Exchange Ratio, subject to the treatment of fractional entitlements set out in the Dutch Merger Proposal, for each NV Share they hold at the Dutch Merger Effective Time.

        Based on the number of NV Ordinary Shares, NV NYRSs and PLC Ordinary Shares outstanding on August 17, 2018, and assuming that Simplification is completed (i) holders of NV Ordinary Shares and NV NYRSs will receive a total of 1,473,960,814 New NV Ordinary Shares (including New NV

Ordinary Shares represented by New NV ADSs), which are expected to represent 55.3% of the total number of New NV Ordinary Shares outstanding following Simplification and (ii) holders of PLC Ordinary Shares will receive a total of 1,193,218,248 New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs) or interests therein, which are expected to represent 44.7% of the total number of New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs) outstanding following Simplification.

The U.K. Scheme (see page 50)

        Under the U.K. Scheme, New NV will become the owner of the entire issued and to be issued share capital of PLC and PLC Shareholders will receive one (1) New NV Ordinary Share (or an interest therein) for each PLC Ordinary Share held by them at the U.K. Scheme Record Time. PLC ADS Holders will receive one (1) New NV ADS for each PLC ADS held by them at the ADS U.K. Scheme Record Time. All New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs) issued to PLC Shareholders upon the U.K. Scheme becoming effective will be issued in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) of the Securities Act ("Section 3(a)(10)").

        The U.K. Scheme requires, amongst other things, approval by a majority in number representing at least 75% or more in value of the PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) voted by PLC Shareholders who vote, in person or by proxy, at the meeting convened by the High Court of Justice in England and Wales (the "U.K. High Court") pursuant to Section 896 of the U.K. Companies Act 2006 for the purpose of considering the U.K. Scheme (the "PLC Court Meeting").

        If the U.K. Scheme is approved at the PLC Court Meeting, and a separate special resolution of the PLC Shareholders (the "Special Resolution") (requiring approval by at least 75% or more of the votes cast) is also approved at the general meeting of PLC Shareholders to be held immediately after the PLC Court Meeting (the "PLC Extraordinary General Meeting", together with the PLC Court Meeting, the "PLC Meetings"), there will be a U.K. High Court hearing to sanction the U.K. Scheme (the "U.K. Scheme Court Hearing").

        The U.K. Scheme Court Hearing is expected to be held on                        , 2018. PLC Shareholders and PLC ADS Holders will have the opportunity to attend the U.K. Scheme Court Hearing to support or oppose the U.K. Scheme and to appear in person or be represented by counsel.

        Once the U.K. Scheme has been sanctioned by the U.K. High Court, the U.K. Scheme will become effective upon delivery of a copy of the order of the U.K. High Court sanctioning the U.K. Scheme to the Registrar of Companies in England and Wales, which is expected to occur at around 10:00 pm London time (11:00 pm Amsterdam time and 5:00 pm New York time) on                         , 2018 (the "U.K. Scheme Effective Time"). Under the terms of the U.K. Scheme, holders of PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) at the U.K. Scheme Record Time will be entitled to receive a New NV Ordinary Share (or an interest therein) in place of each PLC Ordinary Share held by them and PLC ADS Holders at the ADS U.K. Scheme Record Time will receive New NV ADSs in place of each PLC ADS, in accordance with the U.K. Scheme Exchange Ratio. The PLC ADS Depositary will be entitled to receive interests in one (1) New NV Ordinary Share for each PLC Ordinary Share deposited under the PLC Deposit Agreement as at the U.K. Scheme Record Time, in its capacity as the registered holder of such PLC Ordinary Shares. Upon receipt of the New NV Ordinary Shares, the PLC ADS Depositary will, in accordance with the terms of both the PLC Deposit Agreement and the New NV Deposit Agreement, issue New NV ADSs, and subsequently call for the surrender of all outstanding PLC ADSs to be cancelled and exchanged for the newly issued New NV ADSs. If PLC ADS Holders want to receive New NV Ordinary Shares (other than in the form of New NV ADSs) under the U.K. Scheme, they must surrender their PLC ADSs to the PLC ADS Depositary (and pay a surrender fee) for cancellation and withdraw the PLC Ordinary

Shares underlying the PLC ADSs before                        , 2018 to ensure there is sufficient time to enter such PLC ADS Holder in the PLC register of members.

        Upon the U.K. Scheme becoming effective, it will be binding on PLC and all PLC Shareholders, including those who did not attend the PLC Meetings or vote to approve the U.K. Scheme, or who voted against the U.K. Scheme and/or the Special Resolution at the PLC Meetings. Following the U.K. Scheme becoming effective, it is expected that the PLC Ordinary Shares will be delisted from the Official List and cease trading on the LSE's Main Market and the PLC ADSs will be delisted from the NYSE and deregistered under the Exchange Act. Trading in the interests in New NV Ordinary Shares issued pursuant to the U.K. Scheme on a conditional "when issued" basis, subject to the official notice of issuance, is expected to commence on                        , 2018. Trading in New NV ADSs arising from the U.K. Scheme on a conditional "when issued" basis, subject to the official notice of issuance, is expected to commence on                        , 2018.

        The U.K. Scheme is subject to the satisfaction or waiver (in whole or in part), as the case may be, of the conditions to Simplification, except that the U.K. Scheme is not subject to the Dutch Merger becoming effective; however, NV, New NV and New Sub will undertake to procure that the Dutch Merger takes effect following the U.K. Scheme Effective Time. The U.K. Scheme is therefore conditional on sanction of the U.K. Scheme with or without modification (but subject to any modification being acceptable to PLC and New NV) by the U.K. High Court and, amongst other things, delivery of a copy of the U.K. Scheme Court Order to the Registrar of Companies in England and Wales.

The Dutch Merger (see page 52)

        Pursuant to the terms of, and subject to the conditions to be set out in, the Dutch Merger Proposal, and in accordance with applicable Dutch law, NV, as the disappearing company, will be merged with and into New Sub, as the acquiring company, in consideration for which New NV will allot New NV Ordinary Shares to NV Shareholders and Registered NV NYRS Holders in accordance with the Dutch Merger Exchange Ratio (which, at the election of the Registered NV NYRS Holder, may be transferred for New NV ADSs), and New NV Ordinary Shares that will be exchanged for New NV ADSs issued to Indirect NV NYRS Holders at the Dutch Merger Exchange Ratio. As a result of the Dutch Merger and at the Dutch Merger Effective Time, New Sub will acquire all of the assets and liabilities and legal relationships of NV under universal succession of title and NV shall cease to exist.

        Subject to the conditions to be set out in the Dutch Merger Proposal, NV, New NV and New Sub will execute a Dutch notarial deed relating to the Dutch Merger before a Dutch civil law notary (the "Dutch Merger Closing"), the contents of which will be in accordance with applicable Dutch law and will execute, publish and deliver all other relevant financial, legal and contractual documentation required under Dutch law and pursuant to the Dutch Merger Proposal to properly consummate the Dutch Merger.

        The Dutch Merger Closing will take place at a date and time to be specified by NV, New NV and New Sub, subject to the conditions set out in the Dutch Merger Proposal, following the full effectuation and implementation of the U.K. Scheme. The Dutch Merger Closing is expected to be on                        , 2018 (the "Dutch Merger Closing Date"). The Dutch Merger will become effective at 00:00 Amsterdam time on the first day after the Dutch Merger Closing Date (the "Dutch Merger Effective Time"), which is expected to be on                        , 2018. The Dutch Merger Effective Time will occur at 23:00 London time (18:00 New York time) on the Dutch Merger Closing Date. Trading in the New NV Ordinary Shares allotted pursuant to the Dutch Merger is expected to commence on                    , 2018. Trading in New NV ADSs arising from the Dutch Merger on a conditional "when issued" basis, subject to the official notice of issuance, is expected to commence on                    , 2018.

        Pursuant to Section 2:318 of the DCC, the Dutch Merger must be completed within six months of the announcement of the publication of the Dutch Merger Proposal in a Dutch newspaper distributed nationwide or, if at the end of this six-month period the implementation of the Dutch Merger would not be allowed due to a filed creditor opposition, within one month after such opposition has been withdrawn, resolved or lifted by an enforceable court order by the relevant court of the Netherlands. If this period lapses without the Dutch Merger becoming effective, NV, New NV and New Sub can opt to publish a new merger proposal in accordance with applicable laws and procedures.

Effect of the Dutch Merger on NV Shares and NV NYRSs (see page 53)

        Upon the Dutch Merger Effective Time, only whole New NV Ordinary Shares and no fractions of New NV Ordinary Shares will be allotted.

NV Shares in the Giro Transfer System

        New NV Ordinary Shares allotted in respect of NV Shares that, at the Dutch Merger Effective Time, are included in the giro deposit held by Euroclear Nederland, will be allotted in dematerialized form through Euroclear Nederland and the relevant intermediaries and settlement institutions to those persons who are registered in the records of the intermediaries as persons entitled to New NV Ordinary Shares at the Dutch Merger Effective Time.

        Trading in the New NV Ordinary Shares allotted in the Dutch Merger which are included in the giro deposit held by Euroclear Nederland, is expected to commence on                    , 2018.

Registered NV Shares

        New NV Ordinary Shares allotted in respect of NV Shares that, at the Dutch Merger Effective Time, are held by holders that are registered in NV's register of shareholders ("New NV Registered Shares"), will be allotted to those registered holders directly and the names of such registered holders will be registered in New NV's Dutch register of shareholders.

Registered Book-Entry NV NYRS Holders

        Registered Book-Entry NV NYRS Holders at the Dutch Merger Effective Time will be allotted one New NV Ordinary Share directly for each NV NYRS held and the name of such holders will be registered in New NV's Dutch register of shareholders.

        Registered Book-Entry NV NYRS Holders may elect to transfer the New NV Ordinary Shares allotted to them at the Dutch Merger Effective Time and receive a New NV ADS in the Direct Registration System in exchange for each such New NV Ordinary Share. The Direct Registration System ("DRS") is a system administered by DTC pursuant to which Deutsche Bank Trust Company Americas ("the New NV Depositary") may register ownership of uncertificated New NV ADSs and such ownership shall be evidenced by periodic statements issued by the New NV Depositary to the New NV ADS Holders entitled thereto. To the extent any Registered Book-Entry NV NYRS Holders wish to make such election, such holders must complete the letter of transmittal and election form which they will receive and return these documents to the NV NYRS Agent (in its capacity as exchange agent) prior to                        , 2018.

        Registered Book-Entry NV NYRS Holders who take no action in respect of the letter of transmittal and election form should note that they will receive the New NV Ordinary Shares to which they are entitled as part of the Dutch Merger and the name of such holders will be registered in New NV's Dutch register of shareholders.

NV NYRSs held through DTC

        Indirect NV NYRS Holders at the Dutch Merger Effective Time will be allotted one New NV Ordinary Share for each NV NYRS held and each of these New NV Ordinary Shares will be exchanged for a New NV ADS.

        If any indirect NV NYRS Holders wish to receive New NV Ordinary Shares in lieu of the New NV ADSs that they would otherwise be entitled to receive, such holders must instruct their bank, broker or other DTC participant to either:

  •
  surrender such holder's NV NYRSs for cancellation to the NV NYRS Agent prior to                        , 2018, such that the Indirect NV NYRS Holder holds NV Ordinary Shares; or

  •
  cause such holder's NV NYRSs to be drawn down from DTC and registered directly in such Indirect NV NYRS Holder's name in registered book-entry form on the books of the NV NYRS Agent prior to                        , 2018.

        Any such action may result in the incurrence of: (i) the charges specified in the NV NYRS Agreement; and (ii) any applicable taxes and/or government charges.

        Indirect NV NYRS Holders who take no action will receive the New NV ADSs to which they are entitled as part of the Dutch Merger into the account in which they held NV NYRSs.

        Trading in the New NV ADSs arising pursuant to the Dutch Merger on a conditional "when issued" basis, subject to the official notice of issuance, is expected to commence on                         , 2018.

Registered Certificated NV NYRS Holders

        Registered Certificated NV NYRS Holders at the Dutch Merger Effective Time, will be allotted one New NV Ordinary Share directly for each NV NYRS held and the name of such holders will be registered in New NV's Dutch register of shareholders.

        Registered Certificated NV NYRS Holders may elect to transfer their New NV Ordinary Shares allotted at the Dutch Merger Effective Time and receive a New NV ADS in the DRS in exchange for each such New NV Ordinary Share. To the extent any Registered Certificated NV NYRS Holders wish to make such election, such holders must complete the letter of transmittal and election form which they will receive and return these documents to the NV NYRS Agent (in its capacity as exchange agent) prior to                        , 2018.

        Registered Certificated NV NYRS Holders who take no action in respect of the letter of transmittal and election form should note that they will receive the New NV Ordinary Shares to which they are entitled as part of the Dutch Merger and the name of such holders will be registered in New NV's Dutch register of shareholders.

        From the date of this prospectus until            , 2018, the NV NYRS Agent will no longer issue NV NYRSs in physical certificated form. During this period, NV NYRSs will only be issued in registered book-entry form on the books of the NV NYRS Agent or in book-entry form to be held through a bank, broker or other DTC participant.

Effect of Simplification on Unilever Group Equity Awards and Options (see page 42)

        The Unilever Group maintains seven principal share plans: (i) the Management Co-Investment Plan ("MCIP"); (ii) the Global Share Incentive Plan 2007 ("GSIP"); (iii) the global employee share plan ("SHARES"); (iv) the North America Omnibus Equity Compensation Plan; (v) the Unilever Share Plan; (vi) the Share Incentive Plan ("U.K. ShareBuy"); and (vii) the Sharesave Plan (together, the "Principal Share Plans").

        Simplification will not cause outstanding awards or Sharesave Plan options to vest or lapse under the Principal Share Plans.

        The intention is that all existing awards and Sharesave Plan options over NV Ordinary Shares (which for these purposes may include NV NYRSs) or PLC Ordinary Shares (which for these purposes may include PLC ADSs) will be automatically exchanged for awards or Sharesave Plan options over New NV Ordinary Shares (which for these purposes may include New NV ADSs) where possible and subject to local legal requirements immediately following Simplification. These exchanges will be effected using the Simplification Exchange Ratio. This will enable the participants to maintain their economic interests in the Unilever Group.

        The exchanged awards and Sharesave Plan options over New NV Ordinary Shares will be on equivalent terms as to rights of vesting and other substantive terms and conditions as the existing awards and Sharesave Plan options over NV Ordinary Shares or PLC Ordinary Shares.

        Where automatic exchange is not possible or desirable, participants may be offered the opportunity to voluntarily exchange their awards or Sharesave Plan options. Alternatively, other treatment may apply, which may include awards or Sharesave Plan options continuing over NV Ordinary Shares or PLC Ordinary Shares.

        The Special Resolution shall be put to the PLC Extraordinary General Meeting to propose an amendment to the PLC Articles of Association for the adoption and inclusion of a new article providing that any PLC Ordinary Shares issued after the PLC Extraordinary General Meeting shall either be subject to the U.K. Scheme or (after the U.K. Scheme Effective Time) shall be immediately transferred to New NV (or as it may direct) in exchange for the same consideration as is due under the U.K. Scheme.

        New NV will ensure that any directors' remuneration policy adopted by New NV will allow New NV to honor the outstanding entitlements of the Directors under the Principal Share Plans as at Simplification.

Shareholder Approvals (see page 36)

        The following shareholder approvals are required prior to Simplification, each of which is a condition to Simplification:

NV

NV Extraordinary General Meeting and Class Meetings

        At the NV Extraordinary General Meeting, NV Shareholders and NV NYRS Holders must approve the Dutch Merger on the terms to be set out in the Dutch Merger Proposal.

        The approval of the Dutch Merger at the NV Extraordinary General Meeting requires a simple majority of votes cast at the NV Extraordinary General Meeting provided that 50% or more of NV's issued share capital is represented at the NV Extraordinary General Meeting. If less than 50% of NV's issued share capital is represented at the NV Extraordinary General Meeting, the approval of the Dutch Merger would require at least a two-thirds majority of votes cast. The NV Extraordinary General Meeting will be held on October 25, 2018, at                 Amsterdam time (                London time and          New York time) in                                    .

        The NV Board resolution to propose to the NV Extraordinary General Meeting to resolve on the Dutch Merger also requires the prior approval by simple majority of the meeting of holders of the NV Special Shares (the "NV Special Shares Class Meeting"), all of which are held by Unilever through Naamlooze Vennootschap Elma ("Elma") and United Holdings Ltd ("UHL"). The NV Special Shares Class Meeting is expected to be held prior to the NV Extraordinary General Meeting. Additionally, the Dutch Merger requires the approval by simple majority of a second NV Special Shares Class Meeting, which meeting is expected to be held prior to the NV Extraordinary General Meeting.

        Additionally, the Dutch Merger requires approval by a simple majority of votes cast at a meeting of holders of NV Ordinary Shares and NV NYRS Holders. The meeting of holders of NV Ordinary

Shares and NV NYRS Holders to approve the Dutch Merger (the "NV Ordinary Shares and NV NYRSs Class Meeting") is expected to be part of the NV Extraordinary General Meeting.

        The Dutch Merger requires the approval of at least 75% of the votes cast at a meeting of holders of the NV 6% Preference Shares and a meeting of the holders of the NV 7% Preference Shares, which meetings are expected to be held prior to the NV Extraordinary General Meeting. Unilever, through Unilever Corporate Holdings Nederland B.V. ("UCHN"), holds all of the NV Preferences Shares.

        As of August 17, 2018, the Directors and ULE Members and their respective affiliates held and were entitled to vote 0.13% of the NV Shares and NV NYRSs entitled to vote at the NV Extraordinary General Meeting.

Meeting of Holders of NV Depositary Receipts

        Unilever intends to cancel the NV Depositary Receipts shortly before the Dutch Merger Closing Date. The cancellation of the NV Depositary Receipts requires the prior approval of (i) the board of the Trust Office, (ii) NV and (iii) the meeting of holders of NV Depositary Receipts. Unilever intends to obtain these approvals around the date of the NV Extraordinary General Meeting. The cancellation of the NV Depositary Receipts is not a condition to Simplification.

PLC

        The U.K. Scheme requires the approval of PLC Shareholders at the PLC Court Meeting and the passing of the Special Resolution by PLC Shareholders at the PLC Extraordinary General Meeting. PLC ADS Holders on the relevant record date will be entitled to vote in the PLC Meetings by instructing Deutsche Bank Trust Company Americas in its capacity as PLC ADS depositary (the "PLC ADS Depositary") or (if they hold their PLC ADSs indirectly), by instructing the bank, broker or other financial institution through which they hold their PLC ADSs as to how to exercise the voting rights pertaining to the PLC Ordinary Shares that their PLC ADSs represent. If PLC ADS Holders wish to vote directly or attend the PLC Meetings, such holders must surrender their PLC ADSs to the PLC ADS Depositary for cancellation and withdraw the PLC Ordinary Shares that their PLC ADSs represent on or prior to August 31, 2018. For information on how to participate in the PLC Meetings, PLC ADS Holders should refer to the U.K. Scheme Circular.

The PLC Court Meeting

        The U.K. Scheme must be approved by a majority in number of those PLC Shareholders who are present and vote, either in person or by proxy, at the PLC Court Meeting and who represent 75% or more in value of the PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) voted by such PLC Shareholders. Voting will be by way of poll and each PLC Shareholder present, in person or by proxy, will be entitled to one vote for each PLC Ordinary Share held. The results of the poll will be posted on www.unilever.com. The PLC Court Meeting will be held on                        , 2018, at                London time (                Amsterdam time and          New York time) in                        .

The PLC Extraordinary General Meeting

        At the PLC Extraordinary General Meeting, PLC Shareholders will be asked to consider, and if thought fit pass, the Special Resolution to, amongst other things, authorize the PLC Board to effect the U.K. Scheme and approve amendments to the articles of association of PLC (the "PLC Articles of Association"). The Special Resolution will require votes in favor representing 75% or more of the votes cast at the PLC Extraordinary General Meeting in order to be passed. Voting on the Special Resolution will be by way of poll and each PLC Shareholder present, in person or by proxy, will be entitled to one vote for every PLC Ordinary Share held at the voting record time. The PLC Extraordinary General Meeting will be held on October 26, 2018, at                London time (                Amsterdam time and

New York time) in                        (or as soon thereafter as the PLC Court Meeting shall have been concluded or been adjourned).

        As of August 17, 2018, Directors and ULE Members and their respective affiliates held and were entitled to vote 0.07% of the PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) entitled to vote at the PLC Extraordinary General Meeting and the PLC Court Meeting.

        In connection with their respective meetings, separate materials will be made available to NV Shareholders and NV NYRS Holders and PLC Shareholders and PLC ADS Holders in accordance with applicable law, and the NV NYRS Agreement and the PLC Deposit Agreement, respectively.

New NV

        NV, being the sole shareholder of New NV, must approve the Dutch Merger. NV intends to approve, amongst other things, the Dutch Merger by written shareholder's resolution of New NV on, or prior to, the date of the NV Extraordinary General Meeting.

New Sub

        New NV, being the sole shareholder of New Sub, must approve the Dutch Merger. New NV intends to approve the Dutch Merger by written shareholder's resolution on, or prior to, the date of the NV Extraordinary General Meeting.

The Simplification Agreement (see page 44)

        NV, PLC, New NV and New Sub intend to enter into the Simplification Agreement setting out certain mutual commitments in relation to Simplification. Under the proposed terms of the Simplification Agreement, NV, PLC, New NV and New Sub will agree to cooperate and use their reasonable endeavors to implement Simplification. For a summary of the material provisions of the agreement, see "Simplification—The Simplification Agreement" beginning on page 44 of this prospectus.

Conditions to the Completion of Simplification (see page 38)

        The completion of Simplification will be subject to the satisfaction of a number of conditions. These conditions are set out in full under the heading "Simplification—Summary of Simplification—Conditions to the Completion of Simplification" on page 38 of this prospectus and include, but are not limited to, the following:

  •
  that all conditions to the U.K. Scheme have been satisfied (or in certain instances waived);

  •
  that all conditions to the Dutch Merger have been satisfied (or in certain instances waived);

  •
  that the registration statement, which includes this prospectus, has become effective under the Securities Act and, prior to the effective time of Simplification, has not been the subject of any stop order or proceeding seeking a stop order;

  •
  that approval of applications to list and trade, as applicable, New NV Ordinary Shares on Euronext in Amsterdam and New NV ADSs on the NYSE have been received; and

  •
  the U.K. Listing Authority and the LSE having acknowledged that the respective applications for the admission of the New NV Ordinary Shares to the Official List and to trading on the LSE's Main Market have been approved.

Regulatory Approvals Required to Complete Simplification (see page 40)

        Simplification is also conditional upon the receipt of competition and antitrust clearances, or expiration or termination of the relevant waiting periods, in Brazil, India, Russia, South Africa, South Korea, and the United States.

        New NV, PLC, NV or PLC's and NV's group companies have filed notices and applications to obtain the necessary regulatory approvals.

Corporate Governance

        Over the past 15 years, Unilever has taken major steps to be at the forefront of good corporate governance. In March 2018, Unilever made a clear commitment to strengthen its corporate governance further through Simplification.

Continuing with Core Corporate Governance Features

        Unilever has committed to continuing with existing core corporate governance features following Simplification, including:

  •
  applying both the U.K. Corporate Governance Code and the Dutch Corporate Governance Code;

  •
  Dutch, U.S. and U.K. Listing Rules applying to New NV (including related party and material transaction safeguards);

  •
  every director on the New NV Board being subject to re-election every year;

  •
  a separate Chairman and Chief Executive Officer;

  •
  a one-tier board structure with diverse experiences;

  •
  limiting the disapplication of pre-emptive rights to 5% for general corporate purposes and 5% in case of mergers and acquisitions; and

  •
  applying advisory votes on the Directors' Remuneration Report every year and binding votes on the Directors' Remuneration Policy at least every three years.

Additional Shareholder Rights

        In addition to the commitments above and the actions already taken, a number of additional shareholder rights will be included in Unilever's governance on Simplification. Together these commitments include:

  •
  "one share, one vote", with all shareholders voting on the same basis, on the same proposals and as a single class of shareholders;

  •
  NV Preference Shares, which held disproportionate voting rights and have already been bought back, will be cancelled on or before Simplification;

  •
  cancellation of the NV Trust Office and Depositary Receipt structure (subject to approval by the holders of NV Depositary Receipts);

  •
  no protective devices (such as protective foundations or "stichtingen" as have been adopted by other listed companies in the Netherlands from time to time);

  •
  shareholders (individually or together) holding 3% of the voting rights in New NV having a right to require a general meeting to be convened within eight weeks;

  •
  shareholders (individually or together) holding 3% of the voting rights in New NV having a right to table resolutions and/or other agenda items at general meetings, including to propose or remove a director;

  •
  requiring 75% or more of votes cast at a general meeting of New NV to pass resolutions to amend the New NV Articles pursuant to proposals made by the New NV Board or New NV Shareholders; and

  •
  requiring 75% or more of votes cast at a general meeting of New NV to pass key resolutions that impact the capital structure of New NV, including the disapplication of pre-emptive rights, authority to make share buy-backs and capital reductions.

        The New NV Articles of Association will be based on the current articles of association of NV (the "NV Articles of Association"), as amended to reflect the capital structure of New NV, and as updated and aligned with Dutch law and current market practices. New NV will continue to apply the 'Governance of Unilever', the principal corporate governance document of the Unilever Group, as updated and as amended to reflect the structure of the Unilever Group following Simplification, and New NV will continue to apply the requirements of U.S. legislation, such as the Sarbanes-Oxley Act of 2002, regulations enacted under the U.S. securities laws and (assuming listing is approved) the Listing Standards of the NYSE, that are applicable to foreign private issuers.

Foundation Agreements

        As Simplification will result in the Unilever group being simplified under a single holding company, the Foundation Agreements will no longer be necessary. Therefore, it is expected that the Foundation Agreements will be terminated on, or immediately after, Simplification.

Preparing the Governance of New NV

        Prior to the U.K. Scheme Effective Time, NV, being the sole shareholder of New NV, will resolve to amend the New NV Articles of Association and will, amongst other things, adopt resolutions to:

  •
  authorize the New NV Board to issue, and grant rights to subscribe for, New NV Ordinary Shares;

  •
  authorize the New NV Board to limit or exclude pre-emptive rights in relation to the issue, or grant of rights to subscribe for, New NV Ordinary Shares;

  •
  authorize the New NV Board to acquire New NV Ordinary Shares;

  •
  cancel a number of New NV Ordinary Shares, which will be determined by the New NV Board;

  •
  appoint/confirm the appointment of the statutory auditor of New NV;

  •
  approve the New NV share plans insofar as these plans contain rights for New NV Directors to acquire New NV Ordinary Shares; and

  •
  adopt a remuneration policy consistent with the current policy of NV.

        These resolutions are substantially similar to the resolutions that were put to the annual general meeting of NV on May 3, 2018 or are aimed at putting in place arrangements which are substantially similar to those of NV and PLC, and are expected to be in effect immediately prior to the Dutch Merger Effective Time, provided that where they relate to or are based on the issued share capital of New NV, adjustments will be made to reflect the issued share capital of New NV upon Simplification.

Management of New NV (see page 77)

        Following the completion of Simplification, New NV will be a listed public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands with a one-tier board structure initially consisting of two New NV Executive Directors and 11 New NV Non-Executive Directors. Upon the completion of Simplification, the New NV Board is expected to comprise the same members as the current Boards, being those individuals set out on page 77 of this prospectus.

        The senior management of the Unilever Group under New NV is expected to comprise the same members as the current Unilever Leadership Executive. ULE Members will hold the same positions following the consummation of Simplification as they do in the current ULE. The ULE comprises the individuals set out on page 80 of this prospectus.

Interests of Unilever's Directors and ULE Members in Simplification (see page 76)

        No change of control payments or additional compensation will be payable to the Directors or ULE Members in connection with Simplification. Certain relocation costs and expenses may be reimbursed by Unilever in accordance with the remuneration policy in force at the time of payment. The Directors and the ULE Members have interests in Simplification that are in addition to, or different from, the interests of NV Shareholders, NV NYRS Holders, PLC Shareholders and PLC ADS Holders generally. These interests are described in more detail under "Interests of Unilever's Directors and ULE Members in Simplification" beginning on page 76 of this prospectus.

Comparison of Rights of Shareholders of NV and New NV (see page 110)

        There will be some differences between the rights of New NV Shareholders following Simplification and the rights of holders of NV Ordinary Shares and NV NYRS Holders prior to Simplification because, amongst other reasons, (i) New NV will not form part of a dual-headed group structure and (ii) the New NV Articles of Association and other governing documents will be different from the governing documents of NV as of the effective date of Simplification. NV NYRS Holders that receive New NV ADSs will have different rights once they become New NV ADS Holders. The rights of a New NV ADS Holder will be governed by a deposit agreement to be entered into between the New NV Depositary, New NV and the owners and beneficial owners of New NV ADSs (the "New NV Deposit Agreement"). Holders of NV Shares other than NV Ordinary Shares will have different rights once they become New NV Shareholders.

        For a discussion of the differences in shareholder rights, see "Comparison of Rights of Shareholders of NV and New NV" and "Description of New NV American Depositary Shares" beginning on pages 110 and 99 of this prospectus, respectively.

Risk Factors (see page 26)

        In evaluating New NV and Simplification, you should carefully review and consider the risk factors set forth under the section entitled "Risk Factors" beginning on page 26 of this prospectus. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition or operating results of the Unilever Group following Simplification.

Costs (see page 43)

        The parties will share costs relating to the negotiation, preparation, execution and performance of the Simplification Agreement and any documents executed pursuant thereto. The aggregate costs of Simplification are not expected to be material.

Accounting Treatment (see page 43)

        In the Unilever Group's consolidated financial statements, Simplification will be accounted for as a capital reorganization, using the predecessor basis of accounting.

Dissenters' Rights of Appraisal (see page 43)

        There are no dissenters' appraisal rights in connection with the Dutch Merger.

Material Tax Considerations for the Dutch Merger and the New NV Ordinary Shares (see page 113)

Netherlands

        For Dutch corporate income tax and individual income tax purposes, the exchange of the NV Ordinary Shares and NV NYRSs for New NV Ordinary Shares or New NV ADSs under the Dutch Merger will be considered as a disposal of the NV Ordinary Shares and NV NYRSs, as the case may be, followed by an acquisition of the relevant New NV Ordinary Shares or New NV ADSs.

        To the extent that a holder of NV Ordinary Shares or NV NYRSs is subject to Dutch corporate income tax or Dutch individual income tax as a result of a gain realized upon this deemed disposal, such person may elect for non-recognition of that gain for Dutch tax purposes by applying for a roll-over of the tax book value of these NV Ordinary Shares and NV NYRSs, as applicable, into the tax book value of the relevant New NV Ordinary Shares or New NV ADSs acquired in the Dutch Merger, if certain conditions are met.

        The above tax neutral treatment of the Dutch Merger has been confirmed in a tax ruling from the Dutch Tax Authorities stating that the NV Ordinary Shareholders and the NV NYRS Holders benefit from tax neutrality through the application of applicable Dutch tax laws.

        The exchange of the NV Ordinary Shares and NV NYRSs for New NV Ordinary Shares or New NV ADSs under the Dutch Merger will not be subject to withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any of its subdivisions or taxing authorities thereof or therein.

United States

        A holder of NV Ordinary Shares or NV NYRSs will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of NV Ordinary Shares or NV NYRSs for New NV Ordinary Shares or New NV ADSs pursuant to the Dutch Merger. Accordingly, such holder's aggregate tax basis in the New NV Ordinary Shares or New NV ADSs will equal the holder's aggregate tax basis in the NV Ordinary Shares or NV NYRSs surrendered in the Dutch Merger in exchange for such New NV Ordinary Shares or New NV ADSs. In addition, such holder's holding period for the New NV Ordinary Shares or New NV ADSs will include the holder's holding period for the NV Ordinary Shares or NV NYRSs surrendered in the Dutch Merger in exchange for such New NV Ordinary Shares or New NV ADSs.

United Kingdom

        For U.K. tax purposes, the exchange of NV Ordinary Shares or NV NYRSs under the Dutch Merger for New NV Ordinary Shares or New NV ADSs, should not in principle give rise to a taxable event. The New NV Ordinary Shares or New NV ADSs will be treated as the same asset as the NV Ordinary Shares or NV NYRSs acquired at the same time and for the same consideration as those NV Ordinary Shares or NV NYRSs.

        A holder of New NV Ordinary Shares or New NV ADSs who is an individual who (whether solely or in partnership) carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which such New NV Ordinary Shares or New NV ADSs are attributable or is a corporation which carries on a trade in the U.K. through a permanent establishment to which such New NV Ordinary Shares or New NV ADSs are attributable, may be subject to U.K. tax on any dividends received or any capital gain realized.

        NV Shareholders and NV NYRS Holders are urged to consult with their own tax advisors for a full understanding of the U.S., Dutch, U.K. or other tax consequences of the Dutch Merger applicable to them.

The New NV ADS Facility (see page 99)

        New NV will establish an ADS facility in the United States, and New NV ADSs issued thereunder will be registered with the SEC. New NV intends to apply for the New NV ADSs to be listed on the NYSE. New NV ADSs are expected to be issued under a facility operated by the New NV Depositary, at the ratio of one New NV ADS for each New NV Ordinary Share. Once issued, the rights of New NV ADS Holders will be governed by the New NV Deposit Agreement.

SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA OF NEW NV AND THE UNILEVER GROUP

        New NV was incorporated on December 21, 2017 for the purpose of implementing Simplification and its first financial year ended on December 31, 2017. Accordingly, the financial statements as of the date of this prospectus only consist of the opening balance sheet. The opening balance sheet of New NV includes assets in the amount of €45,001, which reflects cash of €45,000, an investment in a group company of €1, a short-term payable to group companies of €1, and shareholders' equity of €45,000 as of December 31, 2017. New NV had no other assets or liabilities and did not carry out any operations or business between its incorporation on December 21, 2017 and December 31, 2017. There was similarly no activity in shareholders' equity between December 21, 2017 and December 31, 2017. As New NV had no operations between the date of its incorporation and December 31, 2017, New NV has not included the income statement and cash flow statement and the notes thereto for the financial year ended December 31, 2017 in this prospectus.

        As of June 30, 2018, New NV had assets in the amount of €44,974, which reflects cash of €44,973, an investment in a group company of €1, a short-term payable to group companies of €1, and shareholders' equity of €44,973. New NV had no other assets or liabilities and did not carry out any operations or business other than in connection with Simplification during the six months ended June 30, 2018. There was no activity in shareholders' equity during this same period.

        NV and PLC, together with their group companies, operate as a single economic entity. Due to the operational and contractual arrangements in place, NV and PLC form a single reporting entity for the purposes of presenting consolidated financial statements. Accordingly, the financial statements of the Unilever Group are presented by both NV and PLC as their respective consolidated financial statements. For holders of NV Ordinary Shares and PLC Ordinary Shareholders this means that they have an equivalent economic interest in the Unilever Group even though they hold that interest through differing equity security interests. Group companies included in the consolidation are those companies controlled by NV or PLC. Control exists when the Unilever Group has the power to direct the activities of an entity so as to affect the return on investment.

        The following tables set out selected historical condensed consolidated financial data of the Unilever Group, as of the dates and for the periods indicated. The Unilever Group's selected historical condensed consolidated financial data for each of the financial years ended December 31, 2017, 2016 and 2015 have been extracted from the audited consolidated financial statements of the Unilever Group as of and for those years contained in NV's and PLC's respective Annual Reports on Form 20-F filed with the SEC on February 28, 2018, which are incorporated by reference into this prospectus. The Unilever Group's selected historical condensed consolidated financial data for the financial years ended December 31, 2014 and 2013 have been extracted from the audited consolidated financial statements of the Unilever Group as of and for such years contained in its other reports filed with the SEC, which are not incorporated by reference into this prospectus. The Unilever Group's selected historical condensed interim financial data as of and for each of the six-month periods ended June 30, 2018 and 2017 have been extracted from the unaudited condensed interim financial statements contained in NV's and PLC's respective 2018 Half-year Results filed with the SEC on Form 6-K on July 25, 2018, which are incorporated by reference into this prospectus.

        The selected financial data presented below is only a summary, and it should be read in conjunction with the consolidated financial statements of the Unilever Group, related notes thereto and other financial information incorporated by reference into this prospectus. Historical results for any period are not necessarily indicative of results to be expected for any future period and should be read in conjunction with (i) the Unilever Group's "Financial Review" contained in NV's and PLC's respective Annual Reports on Form 20-F filed with the SEC on February 28, 2018, and (ii) NV's and

PLC's respective 2018 Half-year Results filed with the SEC on Form 6-K on July 25, 2018, which in each case are incorporated by reference into this prospectus.

        The consolidated financial statements of the Unilever Group have been prepared in accordance with International Financial Reporting Standards ("IFRS") as adopted by the European Union ("EU"), IFRIC Interpretations and in accordance with Part 9 of Book 2 of the DCC and the U.K. Companies Act 2006 applicable to companies reporting under IFRS. They are also in compliance with IFRS as issued by the International Accounting Standards Board ("IASB"). For additional information, see the Unilever Group's consolidated financial statements and the accompanying notes, which are incorporated by reference into this prospectus.

Condensed Consolidated Income Statement

	Six-month period ended June 30,		Year ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(€ million)
Turnover	26,352	27,725	53,715	52,713	53,272	48,436	49,797
Operating profit	4,474	4,847	8,857	7,801	7,515	7,980	7,517
Net finance costs	(223)	(290)	(877)	(563)	(493)	(477)	(530)
Share of net profit/(loss) of joint ventures and associates and other income/(loss) from non-current investments	88	75	173	231	198	143	127

Profit before taxation	4,339	4,632	8,153	7,469	7,220	7,646	7,114
Taxation	(1,102)	(1,315)	(1,667)	(1,922)	(1,961)	(2,131)	(1,851)

Net Profit	3,237	3,317	6,486	5,547	5,259	5,515	5,263

Attributable to Non-controlling interests	198	207	433	363	350	344	421
Shareholders' equity	3,039	3,110	6,053	5,184	4,909	5,171	4,842
Combined earnings per share(1)
Basic earnings per share (in euro)	1.11	1.10	2.16	1.83	1.73	1.82	1.71
Diluted earnings per share (in euro)	1.11	1.09	2.15	1.82	1.72	1.79	1.66

Note:

(1)
For the basis of calculations of the combined historical amounts, please see Note 7 "Combined Earnings Per Share" to the consolidated financial statements and related notes of the Unilever Group included in NV's and PLC's Annual Reports on Form 20-F for the year ended December 31, 2017, which are incorporated herein by reference.

Condensed Consolidated Balance Sheet

	As at June 30,		As at December 31,
	2018	2017	2017	2016	2015	2014	2013
	(€ million)
Non-current assets	43,349	41,407	43,302	42,545	39,612	35,680	33,391
Current assets	19,833	16,598	16,983	13,884	12,686	12,347	12,122

Total assets	63,182	58,005	60,285	56,429	52,298	48,027	45,513
Current liabilities	25,988	19,820	23,177	20,556	20,019	19,642	17,382
Non-current liabilities	24,893	21,367	22,721	18,893	16,197	14,122	13,316

Total liabilities	50,881	41,187	45,898	39,449	36,216	33,764	30,698
Shareholders' equity	11,583	16,203	13,629	16,354	15,439	13,651	14,344
Non-controlling interests	718	615	758	626	643	612	471

Total equity	12,301	16,818	14,387	16,980	16,082	14,263	14,815

Total liabilities and equity	63,182	58,005	60,285	56,429	52,298	48,027	45,513

Condensed Consolidated cash flow statement

	Six-month period ended June 30,		Year ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(€ million)
Net cash flow from operating activities	2,406	2,185	7,292	7,047	7,330	5,543	6,294
Net cash flow from/(used in) investing activities	(1,441)	(460)	(5,879)	(3,188)	(3,539)	(341)	(1,161)
Net cash flow from/(used in) financing activities	(395)	138	(1,433)	(3,073)	(3,032)	(5,190)	(5,390)

Net increase/(decrease) in cash and cash equivalents	570	1,863	(20)	786	759	12	(257)
Cash and cash equivalents at the beginning of the period	3,169	3,198	3,198	2,128	1,910	2,044	2,217
Effect of foreign exchange rates	72	(201)	(9)	284	(541)	(146)	84

Cash and cash equivalents at end of period	3,811	4,860	3,169	3,198	2,128	1,910	2,044

Ratios and other metrics

	Six-month period ended June 30,		Year ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Operating margin (%)	17.0	17.5	16.5	14.8	14.1	16.5	15.1
Net profit margin (%)(1)	11.5	11.2	11.3	9.8	9.2	10.7	9.7
Ratio of earnings to fixed charges (times)(2)	13.0	11.9	12.0	10.8	11.4	12.3	11.7
Number of shares issued(3)
NV Ordinary Shares (millions of units)	1,715	1,715	1,715	1,715	1,715	1,715	1,715
NV Special Shares (units)	2,400	2,400	2,400	2,400	2,400	2,400	2,400
PLC Ordinary Shares (millions of units)	1,310	1,310	1,310	1,310	1,310	1,310	1,310
PLC Deferred Shares (units)	100,000	100,000	100,000	100,000	100,000	100,000	100,000

Notes:

(1)
Net profit margin is expressed as net profit attributable to shareholders' equity as a percentage of turnover.

(2)
In the ratio of earnings to fixed charges, earnings consist of net profit from continuing operations excluding net profit or loss of joint ventures and associates increased by fixed charges, income taxes and dividends received from joint ventures and associates. Fixed charges consist of interest payable on debt and a portion of lease costs determined to be representative of interest. This ratio takes no account of interest receivable although the Unilever Group's treasury operations involve both borrowing and depositing funds.

(3)
Numbers of shares issued are given as of June 30 or December 31, as applicable.

 COMPARATIVE COMBINED AND HISTORICAL PER SHARE INFORMATION

        The following tables set forth selected combined and historical per PLC Ordinary Share and per NV Ordinary Share data. The data set forth below should be read in conjunction with the selected historical consolidated financial data of the Unilever Group beginning on page 16 of this prospectus, the consolidated financial statements and related notes of the Unilever Group included in NV's and PLC's respective Annual Reports on Form 20-F for the year ended December 31, 2017 filed with the SEC on February 28, 2018, and the unaudited condensed interim financial statements and related notes of the Unilever Group included in NV's and PLC's respective 2018 Half-year Results filed with the SEC on Form 6-K on July 25, 2018, which are in each case incorporated by reference into this prospectus.

Per PLC Ordinary Share Data

        The combined historical per PLC Ordinary Share data is extracted from the audited consolidated financial statements of the Unilever Group as of and for the financial year ended December 31, 2017 and the unaudited condensed interim financial statements of the Unilever Group as of and for the six-month period ended June 30, 2018.

	Six-month period ended June 30, 2018	Year ended December 31, 2017
Basic earnings per PLC Ordinary Share
Combined historical(1)	€1.11	€2.16
Diluted earnings per PLC Ordinary Share
Combined historical(1)	€1.11	€2.15
Cash dividends per PLC Ordinary Share
Historical	£0.69	£1.22

Note:

(1)
For the basis of calculations of the combined historical amounts, please see Note 7 "Combined Earnings Per Share" to the consolidated financial statements and related notes of the Unilever Group included in NV's and PLC's Annual Reports on Form 20-F for the year ended December 31, 2017 filed with the SEC on February 28, 2018, which are incorporated herein by reference.

Per NV Ordinary Share Data

        The combined and historical per NV Ordinary Share data is extracted from the audited consolidated financial statements of the Unilever Group as of and for the financial year ended

December 31, 2017 and the unaudited condensed interim financial statements of the Unilever Group as of and for the six-month period ended June 30, 2018.

	Six-month period ended June 30, 2018	Year ended December 31, 2017
	(€)
Basic earnings per NV Ordinary Share
Combined historical(1)	1.11	2.16
Diluted earnings per NV Ordinary Share
Combined historical(1)	1.11	2.15
Cash dividends per NV Ordinary Share
Historical	0.77	1.40

Note:

(1)
For the basis of calculations of the combined historical amounts, please see Note 7 "Combined Earnings Per Share" to the consolidated financial statements and related notes of the Unilever Group included in NV's and PLC's Annual Reports on Form 20-F filed with the SEC on February 28, 2018, which are incorporated herein by reference.

COMPARATIVE PER SHARE MARKET INFORMATION, EXCHANGE RATES, DIVIDENDS AND SHARE CAPITAL INFORMATION

Share Prices

        The following table sets forth the closing market prices per PLC Ordinary Share as reported by the LSE, the closing market prices per PLC ADS as reported by the NYSE, the closing market prices per NV Ordinary Share as reported by Euronext Amsterdam and the closing market prices per NV NYRS as reported by the NYSE, on the following dates:

  •
  as of March 14, 2018 (the last trading day prior to the date of the public announcement of Simplification); and

  •
  as of                , 2018 (the last practicable trading day prior to the date of this prospectus).

        A separate presentation on an equivalent per NV Ordinary Share and per NV NYRS basis is not required because of the Simplification Exchange Ratio of one-to-one.

        You are urged to obtain current market quotations for PLC Ordinary Shares, PLC ADSs, NV Ordinary Shares and NV NYRSs before making your decision with respect to casting your vote at the NV Extraordinary General Meeting. PLC Ordinary Shares currently trade on the LSE's Main Market under the symbol "ULVR" and PLC ADSs currently trade on the NYSE under the symbol "UL". NV Ordinary Shares and NV Depositary Receipts are currently admitted to listing and trading on Euronext in Amsterdam under the symbols "UNIA" and "UNA", respectively, and NV NYRSs currently trade on the NYSE under the symbol "UN".

	PLC Ordinary Shares as reported by the LSE	PLC ADSs as reported by the NYSE	NV Ordinary Shares as reported by Euronext Amsterdam	NV NYRSs as reported by the NYSE
	(£)	($)	(€)	($)
March 14, 2018	38.21	53.34	43.40	53.83
, 2018

        The following table sets forth, for the periods indicated, the high and low prices per PLC Ordinary Share as reported by the LSE and per PLC ADS as reported by the NYSE.

	PLC Ordinary Shares as reported by the LSE		PLC ADSs as reported by the NYSE
	High	Low	High	Low
	(£)		($)
Year Ended December 31,
2013	28.85	23.19	43.54	37.67
2014	27.29	23.06	45.85	37.85
2015	30.15	25.24	46.07	39.03
2016	37.64	27.63	48.63	38.78
2017	45.49	31.91	59.92	40.51
Quarter Ended
March 31, 2016	31.90	27.63	45.77	40.09
June 30, 2016	35.79	30.42	47.91	43.62
September 30, 2016	36.79	34.78	48.63	45.86
December 31, 2016	37.64	30.92	47.75	38.78
March 31, 2017	40.68	31.91	50.30	40.51
June 30, 2017	43.73	39.22	56.44	49.11
September 30, 2017	45.30	41.28	59.63	53.47
December 31, 2017	45.49	40.89	59.92	54.11
March 31, 2018	41.08	36.95	57.66	51.20
June 30, 2018	41.92	40.34	55.77	53.51

        The following table sets forth, for the periods indicated, the high and low sales prices per NV Ordinary Share as reported by Euronext Amsterdam and per NV NYRS as reported by the NYSE.

	NV Ordinary Shares as reported by Euronext Amsterdam		NV NYRSs as reported by the NYSE
	High	Low	High	Low
	(€)		($)
Year Ended December 31,
2013	32.91	27.46	42.78	37.27
2014	33.47	27.17	44.31	36.72
2015	42.50	31.59	46.51	37.64
2016	43.10	36.42	47.88	38.66
2017	52.16	37.49	61.39	40.27
Quarter ended
March 31, 2016	40.96	36.80	45.52	40.27
June 30, 2016	41.52	38.11	47.05	42.87
September 30, 2016	43.10	40.25	47.88	44.93
December 31, 2016	41.88	36.42	46.43	38.66
March 31, 2017	46.88	37.49	50.60	40.27
June 30, 2017	50.87	46.27	57.70	49.57
September 30, 2017	50.74	47.98	60.81	54.66
December 31, 2017	52.16	47.20	61.39	55.74
March 31, 2018	47.20	42.10	58.54	51.96
June 30, 2018	48.10	46.40	56.16	53.96

        The following table sets forth, for the periods indicated, the high and low sales prices per PLC Ordinary Share as reported by the LSE, per NV Ordinary Share as reported by Euronext Amsterdam and per PLC ADS and per NV NYRS as reported by the NYSE.

	PLC Ordinary Shares as reported by the LSE		PLC ADSs as reported by the NYSE		NV Ordinary Shares as reported by Euronext Amsterdam		NV NYRSs as reported by the NYSE
	High	Low	High	Low	High	Low	High	Low
	(£)		($)		(€)		($)
2018
January	41.08	39.65	57.66	54.02	47.20	45.70	58.24	54.98
February	40.39	37.31	57.44	51.60	47.00	43.10	58.54	52.30
March	39.56	36.95	55.56	51.20	46.30	42.10	56.39	51.96
April	40.78	38.61	56.46	53.90	47.30	45.20	57.45	54.99
May	41.99	39.55	56.16	53.63	48.30	45.70	56.77	54.72
June	41.92	40.34	55.77	53.51	48.10	46.40	56.16	53.96
July	43.62	41.61	57.09	54.54	49.60	47.20	57.97	55.06
August (through August 17)	44.37	43.25	57.06	55.64	50.00	49.00	57.60	55.99

Exchange Rates

        The following tables show, for the periods indicated, the exchange rate between the U.S. dollar and the euro, expressed in U.S. dollars per euro and based on the noon buying rate in New York for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. This information is provided solely for your information. The Unilever Group does not represent that euros could be converted into U.S. dollars at these rates or at any other rate, during the periods indicated or at any other time. These rates are not necessarily the rates used by the Unilever Group in the preparation of its consolidated financial statements incorporated by reference into this prospectus.

        On March 14, 2018, the last trading day prior to the date of the public announcement of Simplification, the exchange rate between the U.S. dollar and the euro expressed in U.S. dollars per euro was $1.236 = €1.00. On                , 2018, the last practicable trading day prior to the date of this prospectus, the exchange rate between the U.S. dollar and the euro expressed in U.S. dollars per euro was $             = €1.00.

        The following table shows the low, high, average and period end exchange rate of U.S. dollars per euro for the Unilever Group's financial years ended December 31, 2017, 2016, 2015, 2014 and 2013.

	High	Low	Average	Period End
	(U.S. dollars per euro)
Year Ended December 31,
2013	1.382	1.277	1.328	1.378
2014	1.393	1.210	1.330	1.210
2015	1.202	1.052	1.110	1.086
2016	1.152	1.038	1.103	1.055
2017	1.204	1.042	1.130	1.202

        The following table shows the low, high, average and period end exchange rate of U.S. dollars per euro for each month during the six months prior to the date of this prospectus.

	High	Low	Average	Period End
	(U.S. dollars per euro)
2018
January	1.249	1.192	1.220	1.243
February	1.248	1.221	1.234	1.221
March	1.244	1.222	1.233	1.232
April	1.238	1.207	1.227	1.207
May	1.200	1.155	1.182	1.167
June	1.182	1.158	1.168	1.168
July	1.174	1.160	1.169	1.171
August (through August 17)	1.167	1.133	1.150	1.141

Dividends

        The following table sets forth dividends paid by NV per NV Ordinary Share and NV NYRS, and dividends paid by PLC per PLC Ordinary Share and PLC ADS for the financial years ended December 31, 2017, 2016, 2015, 2014 and 2013:

	Year ended December 31,
	2017	2016	2015	2014	2013
Dividends declared for the year
NV dividends
Dividend per NV Ordinary Share(1)	€1.43	€1.28	€1.21	€1.14	€1.08
Dividend per NV NYRS	$1.66	$1.42	$1.32	$1.47	$1.44
PLC dividends
Dividend per PLC Ordinary Share	£1.26	£1.09	£0.88	£0.90	£0.91
Dividend per PLC ADS	$1.66	$1.42	$1.32	$1.47	$1.44
Dividends paid during the year
NV dividends
Dividend per NV Ordinary Share(1)	€1.40	€1.26	€1.19	€1.12	€1.05
Dividend per NV NYRS	$1.56	$1.40	$1.32	$1.51	$1.40
PLC dividends
Dividend per PLC Ordinary Share	£1.22	£1.04	£0.87	£0.91	£0.89
Dividend per PLC ADS	$1.56	$1.40	$1.32	$1.51	$1.40

Note:

(1)
Dividends declared and paid to holders of NV Depositary Receipts are the same as those paid to holders of NV Ordinary Shares.

RISK FACTORS

        You should carefully consider the following risk factors, in addition to the other information included in, and incorporated by reference into, this prospectus, including the matters addressed in the section entitled "General Information—Cautionary Statement Regarding Forward-Looking Statements" beginning on page 31 of this prospectus and in the section entitled "Principal Risk Factors" in the Annual Reports on Form 20-F for the financial year ended December 31, 2017 filed by NV and PLC with the SEC and incorporated by reference into this prospectus.

        The risks set forth below and incorporated by reference comprise all material risks known to the Unilever Group. All of these risk factors and events are contingencies that may or may not occur. The Unilever Group may face a number of the described risks simultaneously and one or more described risks may be interdependent. The risk factors are based on assumptions that could turn out to be incorrect.

        You should carefully review this entire prospectus and should form your own views before making an investment decision with respect to the securities discussed in this prospectus. You should also consult your own financial, legal and tax advisers to carefully review the risks associated with the securities discussed in this prospectus and consider such an investment decision in light of your personal circumstances.

Risks Related to Simplification

Simplification may trigger mandatory takeover offers by members of the Unilever Group with respect to listed local subsidiaries, which may impact the Unilever Group's cost resources and net debt levels.

        Simplification will result in New NV acquiring indirect control of NV's and PLC's subsidiaries listed on local stock exchanges. Should relevant conditions under local laws of individual jurisdictions be met and if an exemption is not available or granted under the respective regulations, Simplification may trigger the obligation to make a public offer with respect to the outstanding shares in certain of these subsidiaries that are publicly listed. In India, the Unilever Group has applied to the Securities and Exchange Board of India ("SEBI") for an exemption from the requirement that it make a mandatory public offer for up to 26% of the shares of Hindustan Unilever Limited ("HUL"), the Unilever Group's Bombay Stock Exchange-listed subsidiary, not already held by a member of the Unilever Group as a result of Simplification. If the Unilever Group is unable to obtain an exemption from SEBI (whether in response to the current application or on appeal), the Unilever Group may be required to make a mandatory takeover offer in India. The Unilever Group currently holds 67.2% of HUL and if, as a result of any mandatory takeover offer and depending on the number of HUL shares tendered, it were to hold more than 75% of the shares of HUL, to maintain HUL's listing the Unilever Group would be required, within a period of one year, to ensure that its shareholding in HUL is reduced to not more than 75% through certain methods prescribed by SEBI. These methods include an issue of shares by HUL to the public, a qualified institutional placement of HUL shares, a bonus issue by HUL to public shareholders only, or a sale of shares by the Unilever Group by way of an offer for sale through the Bombay Stock Exchange. The Unilever Group cannot determine or predict currently: the offer price per HUL share that it would pay nor the number of HUL shares that would be tendered under any mandatory takeover offer; if it were to proceed with sales of HUL shares, the price per HUL share it would receive nor the number of HUL shares required to be sold; or the £: Indian Rupee ("INR") exchange rate at the relevant times.

        For illustrative purposes only, assuming: an offer price per HUL share of INR 1358 (being the HUL closing share price on March 15, 2018, the date Simplification was announced); the maximum number of HUL shares were tendered in a mandatory takeover offer; the Unilever Group were required to sell the maximum number of HUL shares to restore the minimum public shareholding of 25% and a sale price of INR 1358 per HUL share were realized for all such sales; and an applicable exchange rate of £1:INR 90.19, the difference between the aggregate purchase price paid under such mandatory takeover offer and the aggregate proceeds received from such sales would be approximately £2.5 billion (in addition to transaction costs and interest), in respect of an assumed net increase in the Unilever Group's shareholding in HUL of 7.8% (from 67.2% to 75%).

        For information on additional jurisdictions in which Simplification may trigger an obligation to make a public offer, see "Simplification—Regulatory Approvals required to Complete Simplification—Filings in Respect of Listed Unilever Group Companies". In addition, the granting of any applicable exemption may depend on the discretion of the competent authority and may also depend on the competent authority's interpretation of the applicable laws and regulations, including the need for any applicable application for any such exemption. No assurance can be provided that the respective competent authorities will grant the requested exemptions or will confirm that no mandatory takeover offers with respect to any such listed subsidiaries will be required as a result of Simplification, even if such authority may have granted exemptions for similar transactions in the past. Accordingly, if requested exemptions or confirmations are not given, Simplification may require such a mandatory takeover offer to be made in India or other jurisdictions, subject to and following completion of Simplification, which would result in consideration having to be paid and additional transaction costs and complexity, which could have an impact on the Unilever Group's cost resources and net debt levels.

Simplification will be subject to the satisfaction (or waiver, where applicable) of a number of other conditions, including regulatory authorizations, which may prevent, delay or otherwise adversely affect Simplification.

        Simplification is subject to the satisfaction (or waiver, where applicable) of a number of conditions as described in the Simplification Agreement, see further "Simplification—Conditions to the Completion of Simplification". These include the acquisition of PLC by New NV through the U.K. Scheme and the completion of the Dutch Merger, pursuant to which shareholders of NV will become shareholders of New NV and New NV will be the holding company for the Unilever Group; necessary shareholder resolutions of PLC and NV, being passed by the requisite majority of shareholders; no objection to the Dutch Merger having been filed by creditors or any objection having been withdrawn, resolved or lifted by an enforceable court order by the relevant court of the Netherlands; the U.K. Listing Authority and the LSE having acknowledged that the respective applications for the admission of the New NV Ordinary Shares to the Official List and to trading on the LSE's Main Market have been approved; Euronext Amsterdam having approved the New NV Ordinary Shares for admission to listing and trading on the Euronext in Amsterdam the approval for the admission to trading of New NV ADSs on the NYSE; and there being no other fact, matter or circumstance which, in the absolute discretion of New NV, may or may be reasonably likely to prevent, delay or otherwise adversely affect Simplification or the willingness of New NV to pursue Simplification as contemplated. There is no guarantee that these (or any other) conditions will be satisfied (or waived, if applicable). Failure to satisfy any of the conditions may result in Simplification not being completed.

        Simplification is also conditional upon the expiration or termination of any waiting period (or extension thereof) applicable to Simplification and the receipt of any approvals, consents or clearances required in connection with Simplification. In deciding whether to grant the required antitrust approval, consent or clearance, the relevant antitrust authorities will consider the effects of Simplification on competition within their respective jurisdictions. The terms and conditions of any antitrust approvals, consents and clearances that are ultimately granted may impose unanticipated conditions, terms, obligations or restrictions, on the conduct of the Unilever Group's business.

Risks Related to Ownership of New NV Ordinary Shares and New NV ADSs

The market prices of the New NV Ordinary Shares and New NV ADSs may prove to be volatile and are subject to fluctuations, including significant decreases.

        In common with the market price of equity securities of other publicly listed companies, the market price of the New NV Ordinary Shares and New NV ADSs could be volatile and subject to significant fluctuations due to a variety of factors, many of which are beyond the control of the Unilever Group. These factors include, but are not limited to, the following:

  •
  market expectations for the Unilever Group's financial performance;

  •
  actual or anticipated fluctuations in the Unilever Group's results of operations and financial condition;

  •
  changes in the estimates of the Unilever Group's results of operations by securities analysts; and

  •
  investor perception of the impact of Simplification on the Unilever Group and its shareholders.

        Any of these events or others could result in a decline in the market price of the New NV Ordinary Shares or New NV ADSs. In addition, stock markets have in the recent past experienced substantial price and volume fluctuations, which have not always been related to the performance of the specific companies whose shares are traded, and which, as well as general economic and political conditions, could have an adverse effect on the market price of New NV Ordinary Shares or New NV ADSs.

Additional equity offerings or future sales of New NV Ordinary Shares by the Unilever Group, or the possibility of such offerings or future sales, could have a material adverse effect on the price of the New NV Ordinary Shares or the New NV ADSs and interests of New NV Shareholders and New NV ADS Holders.

        In the future, New NV may issue additional equity. This may be done by issuing additional New NV Ordinary Shares or other shares, issuing additional debt or equity securities convertible into New NV Ordinary Shares or issuing additional rights to acquire these securities. Any additional capital raised through the issue of additional New NV Ordinary Shares may dilute a New NV Shareholder's or a New NV ADS Holder's percentage ownership in New NV. Furthermore, any additional financing the Unilever Group may need may not be available on terms favorable to the Unilever Group or at all, which could adversely affect the Unilever Group's future plans. Any additional equity offerings by the Unilever Group, or the public perception that an offering may occur, could also have a material adverse effect on the trading price of the New NV Ordinary Shares or the New NV ADSs and could increase the volatility in the market price of the New NV Ordinary Shares or the New NV ADSs.

Declaration, payment and amounts of distributions, if any, to New NV Shareholders and New NV ADS Holders will be uncertain and subject to a number of factors, including the New NV Group's profits and capital reserves under Dutch law, and distributions of operating earnings to New NV by its respective subsidiaries.

        As is currently the case in respect of NV, whether any distribution is declared or paid to New NV Shareholders and New NV ADS Holders, and the amounts of any distributions that are declared or paid, are uncertain and depend on a number of factors. New NV will have discretion to declare a distribution on New NV Ordinary Shares and New NV ADSs, which may be based on a number of considerations, including New NV's distribution policy, its operating results and capital management plans and the market price of New NV Ordinary Shares.

        In addition, New NV's ability to make payments (dividend substitution payments) which comprise repayments of nominal share capital for Dutch tax purposes not subject to Dutch Dividend Withholding Tax ("DWT"), pursuant to the arrangements referred to in "Material Tax Considerations for the Dutch Merger and the New NV Ordinary Shares—Dutch dividend withholding tax" beginning on page 116 of this prospectus, will depend on the extent to which New NV has reserves that can be converted into nominal share capital enabling dividend substitution payments qualifying as repayments of nominal share capital for Dutch tax purposes to be made.

        In addition, the amount of any distribution will be limited by Dutch law. Under Dutch law, New NV will be permitted to make distributions to New NV Shareholders and New NV ADS Holders only to the extent that New NV Shareholders' equity exceeds the sum of the paid-in and called-up part of its issued share capital plus the reserves that must be maintained under Dutch law and the New NV Articles of Association as they will be in effect following the Dutch Merger Effective Time, if any, as determined on the basis of New NV's non-consolidated annual accounts. New NV's ability to make distributions, and the amounts of any distributions ultimately paid in respect of the New NV Ordinary Shares and New NV ADSs, will further be subject to the extent to which New NV receives funds, directly or indirectly, from its subsidiaries, or otherwise has access to funds. The ability of New NV's subsidiaries to make distributions to New NV will depend on satisfying the conditions under their constitutional documents (e.g. articles of association and/or by-laws) and the applicable laws of the jurisdictions in which such subsidiaries are organized.

New NV Shareholders and New NV ADS Holders may not be able to enforce judgments obtained in U.S. courts against New NV or members of the New NV Board.

        New NV is a public limited liability company incorporated under the laws of the Netherlands, and a substantial portion of the Unilever Group's assets will be located outside of the United States. In addition, certain members of the New NV Board and certain executive officers of New NV, as well as certain experts named in this prospectus, may reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States on New NV or such individuals, or to enforce outside the United States any judgments obtained against New NV or such persons in U.S. courts in any action, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. In addition, it may be difficult for investors to enforce rights predicated upon the U.S. federal securities laws in original actions brought in courts in jurisdictions located outside the United States (including the Netherlands) or enforce claims for punitive damages.

        The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. In addition, the countries of residence of the members of the New NV Board and certain executive officers, as well as certain experts named in this prospectus, may also not have a treaty providing for the reciprocal recognition and enforcement of judgments. Consequently, a final judgment for payment of money rendered by a court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be recognized or enforceable in the Netherlands. However, if a person has obtained a final judgment without possibility of appeal for the payment of money rendered by a court in the United States which is enforceable in the United States and files his claim with the competent Dutch court, the Dutch court will generally recognize and give effect to such foreign judgment insofar as it finds that (i) the jurisdiction of the court has been based on an internationally generally accepted ground, (ii) proper legal procedures have been observed, (iii) the judgment does not contravene Dutch public policy, and (iv) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognized in the Netherlands. Furthermore, Dutch courts may deny the recognition and enforcement of specific types of awards. For example, punitive damages may be contrary to Dutch public policy.

        As such, there can be no assurance that New NV Shareholders or New NV ADS Holders will be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws, against New NV or members of the New NV Board, executive officers or certain experts named in this prospectus who are residents of the Netherlands or countries other than the United States.

New NV Shareholders or New NV ADS Holders who are resident or located in certain jurisdictions outside the Netherlands and the United Kingdom, including the United States, may not be able to exercise pre-emptive rights in future offerings and, as a result, may experience dilution.

        In the event of an increase of New NV share capital, New NV Shareholders are generally entitled to full pre-emptive rights unless these rights are excluded either by virtue of Dutch law, by a resolution of the New NV general meeting upon a proposal by the New NV Board or by a resolution of the New NV Board (if the New NV Board has been authorized to do so by the New NV general meeting). The New NV Board will be irrevocably authorised until the earlier of June 30, 2019 or the end of the New NV annual general meeting in 2019, to limit or exclude pre-emptive rights subject to the limits set out in "Description of New NV Ordinary Shares, the New NV Articles of Association and Related Regulation—Pre-Emptive Rights" beginning on page 88 of this prospectus.

        Certain New NV Shareholders or New NV ADS Holders outside the Netherlands and the United Kingdom, may not be able to exercise pre-emptive rights, and therefore suffer dilution, unless local securities laws have been complied with. In particular, New NV Shareholders or New NV ADS Holders with registered addresses, or who are resident or located, in certain jurisdictions outside the Netherlands and the United Kingdom, including the United States, may not be able to exercise their pre-emptive rights or participate in a rights offer, as the case may be, unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements is available. New NV cannot assure investors that any registration statement would be filed so as to enable the exercise of such holders' pre-emptive rights or participation in a rights offer.

Due to delays in notification to and by the New NV Depositary, the New NV ADS Holders may not be able to give voting instructions to the depositary or to withdraw the New NV Ordinary Shares underlying their New NV ADSs to vote such shares in person or by proxy, and therefore may not be able to exercise their voting rights.

        Despite New NV's efforts, the New NV Depositary may not receive voting materials for New NV Ordinary Shares represented by New NV ADSs in time to ensure that holders of such New NV ADSs can either instruct the depositary to vote the New NV Ordinary Shares underlying their New NV ADSs or withdraw such shares to vote them in person or by proxy. In addition, the depositary's liability to New NV ADS Holders for failing to execute voting instructions, or for the manner in which voting instructions are executed, will be limited by the deposit agreement relating to New NV ADSs. As a result, New NV ADS Holders may not be able to exercise their rights to give voting instructions, or to vote in person or by proxy, and may not have any recourse against the depositary or New NV if their shares are not voted as they have requested or if their shares cannot be voted.

Risks Related to Taxation

If the Netherlands does not abolish the DWT, New NV Shareholders and New NV ADS Holders residing in countries other than the Netherlands may be subject to additional taxation with respect to dividends or other distributions made by New NV.

        Currently, any dividends or other distributions made by New NV to New NV Shareholders and New NV ADS Holders are subject to DWT in the Netherlands at a rate of 15%, except for categories of shareholders that can claim an exemption, reduction or refund. Various conditions may apply and New NV Shareholders and New NV ADS Holders residing in countries other than the Netherlands are advised to consult their own advisors regarding the tax consequences of dividends or other distributions made by New NV. For a description of material U.S. federal income tax consequences of Simplification, see "Material Tax Considerations for the Dutch Merger and the New NV Ordinary Shares—U.S. Federal Income Tax Considerations".

        According to the Dutch coalition agreement of October 10, 2017, no DWT would be due nor required to be withheld by New NW as from January 1, 2020.

        If the Netherlands does not abolish the DWT, New NV Shareholders and New NV ADS Holders subject to tax in countries other than the Netherlands may not be able to claim a reduction in or refund of the DWT under an applicable double taxation treaty nor be able to credit or otherwise offset all or part of such DWT against any liability to tax. As a result, such holders may continue to be subject to additional taxation in respect of such dividends or other distributions made by New NV. For further information please see "Material Tax Considerations for the Dutch Merger and the New NV Ordinary Shares—Dutch dividend withholding tax" beginning on 116 of this prospectus. New NV's ability to make payments (dividend substitution payments), which comprise repayments of nominal share capital for Dutch tax purposes not subject to DWT, as referred to in "Material Tax Considerations for the Dutch Merger and the New NV Ordinary Shares—Material Dutch Tax Considerations—Withholding Tax", will depend on the extent to which New NV has reserves that can be converted into nominal share capital enabling dividend substitution payments qualifying as repayments of nominal share capital for Dutch tax purposes to be made.

GENERAL INFORMATION

Presentation of Financial Information

        NV and PLC, together with their group companies, operate as a single economic entity. Due to the operational and contractual arrangements in place, NV and PLC form a single reporting entity for the purposes of presenting consolidated financial statements. Accordingly, the financial statements of the Unilever Group are presented by both NV and PLC as their respective consolidated financial statements. Unilever Group companies included in the consolidation are those companies controlled by NV or PLC. Control exists when the Unilever Group has the power to direct the activities of an entity so as to affect the return on investment.

        This prospectus incorporates by reference the audited consolidated financial statements of the Unilever Group as of and for the financial years ended December 31, 2017, 2016 and 2015 contained in NV's and PLC's Annual Reports on Form 20-F filed with the SEC on February 28, 2018, which have been prepared in accordance with IFRS as issued by the IASB and in conformity with IFRS as adopted by the EU.

        This prospectus also incorporates by reference the unaudited condensed interim financial statements of the Unilever Group as of and for the six-month periods ended June 30, 2018 and 2017 contained in NV's and PLC's 2018 Half-year Results filed with the SEC on Form 6-K on July 25, 2018, which have been prepared in compliance with IAS 34 "Interim Financial Reporting".

        All references in this prospectus to "euro" and "€" refer to the currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended, all references to "British pounds", "£", "sterling" and "pounds sterling" are to the lawful currency of the United Kingdom and all references to "U.S. dollars" and "$" refer to the currency of the United States of America.

        The financial information set forth in this prospectus has been rounded for ease of presentation. Accordingly, in certain cases, the sum of the numbers in a column in a table may not conform to the total figure given for that column.

        The language of the prospectus is English. Certain legislative references and technical terms have been cited in their original language in order that the correct technical meaning may be ascribed to them under applicable law.

Cautionary Statement Regarding Forward-Looking Statements

        The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus may contain forward-looking statements concerning the financial condition, results of operations and businesses of the Unilever Group. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as 'will', 'aim', 'expects', 'anticipates', 'intends', 'looks', 'believes', 'vision', or the negative of these terms and other similar expressions of future performance or results, and their negatives, are intended to identify such forward-looking statements. All such forward-looking statements are based upon management's current expectations and assumptions regarding anticipated developments and other factors affecting the Unilever Group. They are not historical facts, nor are they guarantees of future performance.

        Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include statements concerning the potential exposure of the Unilever Group to market risks and statements expressing management's expectations, beliefs, estimates, forecasts, projections and assumptions. Among other risks and uncertainties, the material or principal factors which could cause actual results to differ materially are: the Unilever Group's global brands not meeting consumer preferences; the Unilever Group's ability to innovate and remain competitive; the Unilever Group's investment choices in its portfolio management; inability to find sustainable solutions to support long-term growth; the effect of climate change on the Unilever Group's business; customer relationships; the recruitment and retention of talented employees; disruptions in the Unilever Group's supply chain; the cost of raw materials and commodities; the production of safe and high quality products; secure and reliable IT infrastructure; successful execution of acquisitions, divestitures and business transformation projects; economic and political risks and natural disasters; financial risks; failure to meet high and ethical standards; managing regulatory, tax and legal matters; and other risks set forth under "Risk Factors" beginning on page 26 of this prospectus. Further details of potential risks and uncertainties affecting the Unilever Group are described in NV's and PLC's filings with the LSE, the AFM and the SEC, including in NV's and PLC's Annual Reports on Form 20-F for the year ended December 31, 2017, which are incorporated herein by reference.

        These forward-looking statements speak only as of the date of this prospectus. Except as required by any applicable law or regulation, New NV expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in management's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

 SIMPLIFICATION

Summary of Simplification

General

        On March 15, 2018, the Boards announced their intention to simplify the Unilever Group's dual-parent structure under a new single holding company, New NV. New NV's name will be changed to Unilever N.V. at the Dutch Merger Effective Time. Simplification will result in NV Shareholders, NV NYRS Holders, PLC Shareholders and PLC ADS Holders receiving shares in the capital of New NV (or interests therein) that represent the equivalent economic interest in New NV upon the consummation of Simplification as their respective holdings in the capital of NV or PLC, represent at the Dutch Merger Effective Time or the U.K Scheme Record Time, respectively. The proportionate economic interests of NV Shareholders, NV NYRS Holders, PLC Shareholders and PLC ADS Holders will not be affected as a result of Simplification.

        Simplification will be implemented principally by means of (i) a scheme of arrangement, under Part 26 of the U.K. Companies Act, whereby (a) PLC will become a wholly owned subsidiary of New NV and (b) New NV will issue shares in its capital to holders of PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) in accordance with the U.K. Scheme Exchange Ratio; and (ii) a Dutch triangular legal merger within the meaning of Sections 2:309, 2:324 and 2:333a of the DCC in accordance with the Dutch Merger Proposal, as a result of which (a) New Sub, a wholly owned subsidiary of New NV, will acquire all of the assets, liabilities and legal relationships of NV under universal succession of title and NV shall cease to exist, and (b) New NV, the sole shareholder of New Sub, will allot shares in its capital to holders of NV Shares (which for these purposes include NV Shares in the form of NV NYRSs). To implement Simplification in an efficient manner, a number of ancillary steps will be taken in advance of and following the U.K. Scheme and the Dutch Merger, further details of which are set out on page 38 of this prospectus.

        Under the proposed terms of Simplification, holders of NV Ordinary Shares and NV NYRSs held at the Dutch Merger Effective Time and holders of PLC Ordinary Shares (including PLC Ordinary Shares represented by ADSs) at the U.K Scheme Record Time and PLC ADS Holders at the ADS U.K. Scheme Record Time will be entitled to receive upon consummation of Simplification New NV Ordinary Shares or New NV ADSs on the following basis, in each case subject to the treatment of fractional entitlements set out in the Dutch Merger Proposal:

• for each NV Ordinary Share	one (1) New NV Ordinary Share
• for each NV NYRS held by an Indirect NV NYRS Holder	one (1) New NV ADS
• for each NV NYRS held by a Registered NV NYRS Holder	one (1) New NV Ordinary Share which, at the election of the Registered NV NYRS Holders, may be transferred for one (1) New NV ADS
• for each PLC Ordinary Share	one (1) New NV Ordinary Share or an interest therein
• for each PLC ADS	one (1) New NV ADS

        Holders of NV Shares other than NV Ordinary Shares, will receive the proportionate amount of New NV Ordinary Shares in accordance with the Dutch Merger Exchange Ratio subject to the treatment of fractional entitlements set out in the Dutch Merger Proposal, for each NV Share they hold at the Dutch Merger Effective Time.

        Based on the NV Ordinary Shares, NV NYRSs and PLC Ordinary Shares outstanding on August 17, 2018, and assuming that Simplification is completed (i) holders of NV Ordinary Shares and NV NYRS Holders will receive a total of 1,473,960,814 New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs), which are expected to represent 55.3% of the total number of New NV Ordinary Shares (including New NV Ordinary Shares represented by

New NV ADSs) outstanding following Simplification, and (ii) holders of PLC Ordinary Shares will receive a total of 1,193,218,248 New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs) or interests therein, which are expected to represent 44.7% of the total number of New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs) outstanding following Simplification.

        The following diagrams illustrate in simplified terms (i) the existing dual-parent structure of the Unilever Group and (ii) the expected structure of the Unilever Group following the completion of Simplification.

Summary Pre-Simplification Structure(1)

Summary Post-Simplification Structure

Note:

(1)
As of July 20, 2018, the Trust Office held approximately 75.43% of the issued NV Ordinary Shares, and had issued NV Depositary Receipts for these shares. Unilever intends to cancel the NV Depositary Receipts shortly before the Dutch Merger Closing Date.

Background to Simplification

        The Unilever Group has been owned through two separately listed companies, NV and PLC, since its formation in 1930. During this time, NV and PLC, together with their group companies, have operated as nearly as practicable as a single economic entity. This is achieved by special provisions in the NV Articles of Association and PLC Articles of Association, together with a series of agreements between NV and PLC (the Equalisation Agreement, the Deed of Mutual Covenants and the Agreement for Mutual Guarantees of Borrowing), known as the Foundation Agreements.

        Each NV Ordinary Share represents the same underlying economic interest in the Unilever Group as each PLC Ordinary Share. As a result, parity between the economic rights of the respective shareholders of NV and PLC has been maintained. However, NV and PLC remain separate legal entities with different shareholder constituencies and separate stock exchange listings. Shareholders cannot convert or exchange the shares of one for the shares of the other.

        NV and PLC have the same directors, adopt the same accounting principles and pay dividends to their respective shareholders on an equalized basis. NV and PLC and their group companies constitute a single reporting entity for the purposes of presenting consolidated accounts.

Reasons for Simplification

        Following a comprehensive strategic review of the Unilever business, the Boards concluded that Simplification will provide greater flexibility for strategic portfolio change, strengthen Unilever's corporate governance and help drive the long-term performance of Unilever.

        The Boards believe that a single holding company will bring greater simplicity and more flexibility to make strategic changes to the Unilever Group's portfolio in the future, should Unilever choose to do so, including through equity-settled acquisitions or demergers. Although Unilever does not currently plan any major portfolio change, the Boards believe it is appropriate to create a corporate structure that provides Unilever with the strategic flexibility and optionality to do so.

        The Boards conducted an extensive review of potential single holding company structures and the means of achieving Simplification of the existing dual-parent structure. The Boards considered many factors, including in particular tax, regulatory and legal matters and the fact that Unilever has operated effectively for many years with parent companies incorporated in both the Netherlands and U.K. to deliver long-term growth for all its shareholders. In making their assessment, the Boards also took into account the proportion of the Unilever Group's combined ordinary share capital represented by NV Ordinary Shares and NV NYRSs, which is approximately 22% larger than that represented by PLC Ordinary Shares; NV Ordinary Shares and NV Depositary Receipts having also traded with greater liquidity than PLC Shares in recent years. Having weighed all these various factors, the Boards concluded that Simplification through the establishment of a new Dutch holding company would meet Unilever's objectives of creating greater strategic flexibility, providing an opportunity to strengthen corporate governance and would help drive long-term performance.

        Accordingly, Simplification will introduce a single holding company, New NV, with one class of shares and a global pool of liquidity. New NV will be incorporated and tax-resident in the Netherlands. A premium listing of New NV Ordinary Shares on the Official List and admission to trading on the LSE, together with listings on Euronext in Amsterdam and a listing of New NV ADSs on the NYSE, will be sought.

        Following Simplification, PLC Shareholders, PLC ADS Holders, NV Shareholders and NV NYRS Holders will share the same dividend and capital distribution interests in New NV, and in the same relative proportions in the combined Unilever Group, as before.

        Simplification will also further strengthen Unilever's corporate governance, creating, for the first time, a "one share, one vote" principle for all shareholders. Before or upon implementation of Simplification, the NV Preference Shares will be cancelled, and it is intended to terminate the NV Depositary Receipt structure. For a description of this termination, please see "NV Depositary Receipts

Cancellation" on page 51 of this prospectus. Unilever will also continue to apply both the U.K. and Dutch corporate governance codes.

        For further details of the Board's commitment to strengthening Unilever's corporate governance through the process of Simplification please see "New NV Directors and ULE Members—Corporate Governance" on page 75 of this prospectus.

        This explanation of the Boards' reasons for Simplification and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 31 of this prospectus.

Note Regarding Corporate Finance Advice of UBS

        UBS Limited ("UBS"), which is acting as sole sponsor in relation to the application for admission of the New NV Ordinary Shares to the premium listing segment of the Official List and to trading on the LSE's Main Market, has not rendered and will not render an opinion regarding the fairness of the consideration offered in the Dutch Merger from a financial point of view or otherwise, and has not and will not make any recommendation to any NV Shareholders, NV NYRS Holders, PLC Shareholders or PLC ADS Holders or any other party or parties with respect to Simplification. UBS's role has included assisting with the development of the Simplification structure, reviewing public documentation, advising on capital structure implications and interactions with regulators in the United Kingdom. Moreover, UBS did not make any independent valuation or appraisal of the assets or liabilities of NV, PLC, New NV or New Sub, nor was UBS furnished with any such appraisals.

        From time to time, UBS and its affiliates have also (i) maintained banking relationships with Unilever, (ii) provided investment banking services such as mergers and acquisitions advice and (iii) executed transactions, for their own account or for the accounts of customers, in NV Ordinary Shares or PLC Ordinary Shares or debt securities of NV or PLC.

Shareholder Approvals

        The following shareholder approvals are required prior to Simplification, each of which is a condition to Simplification:

NV

NV Extraordinary General Meeting and Class Meetings

        At the NV Extraordinary General Meeting, NV Shareholders and NV NYRS Holders must approve the Dutch Merger on the terms set out in the Dutch Merger Proposal.

        The approval of the Dutch Merger at the NV Extraordinary General Meeting requires a simple majority of votes cast at the NV Extraordinary General Meeting provided that 50% or more of NV's issued share capital is represented at the NV Extraordinary General Meeting. If less than 50% of NV's issued share capital is represented at the NV Extraordinary General Meeting, the approval of the Dutch Merger would require at least a two-thirds majority of votes cast. The NV Extraordinary General Meeting will be held on October 25, 2018, at                 Amsterdam time (                London time and                New York time) in                .

        The NV Board resolution to propose to the NV Extraordinary General Meeting to resolve on the Dutch Merger requires the prior approval by simple majority of the NV Special Shares Class Meeting, which is expected to be held prior to the NV Extraordinary General Meeting. Additionally, the Dutch Merger requires the approval by simple majority of a second NV Special Shares Class Meeting, which meeting is expected to be held prior to the NV Extraordinary General Meeting.

        Additionally, the Dutch Merger requires approval by a simple majority of votes cast at the NV Ordinary Shares and NV NYRSs Meeting, which is expected to be held as part of the NV Extraordinary General Meeting.

        The Dutch Merger requires the approval of at least 75% of the votes cast at a meeting of holders of the NV 6% Preference Shares and a meeting of the holders of the NV 7% Preference Shares, which meetings are expected to be held prior to the NV Extraordinary General Meeting. Following the statutory buy-out, Unilever, through UCHN, holds all of the NV Preference Shares.

        As of August 17, 2018, the Directors and ULE Members and their respective affiliates held and were entitled to vote 0.13% of the NV Shares and NV NYRSs entitled to vote at the NV Extraordinary General Meeting.

Meeting of Holders of NV Depositary Receipts

        Unilever intends to cancel the NV Depositary Receipts shortly before the Dutch Merger Closing Date. The cancellation of the NV Depositary Receipts requires the prior approval of (i) the board of the Trust Office, (ii) NV and (iii) the meeting of holders of NV Depositary Receipts. Unilever intends to obtain these approvals around the date of the NV Extraordinary General Meeting. The cancellation of the NV Depositary Receipts is not a condition to Simplification.

PLC

        The U.K. Scheme requires the approval of PLC Shareholders at the PLC Court Meeting and the passing of the Special Resolution by PLC Shareholders at the PLC Extraordinary General Meeting. PLC ADS Holders on the relevant record date will be entitled to vote in the PLC Meetings by instructing the PLC ADS Depositary or (if they hold their PLC ADSs indirectly), by instructing the bank, broker or other financial institution through which they hold their PLC ADSs as to how to exercise the voting rights pertaining to the PLC Ordinary Shares that their PLC ADSs represent. If PLC ADS Holders wish to vote directly or attend the PLC Meetings, such holders must surrender their PLC ADSs to the PLC ADS Depositary for cancellation and withdraw the PLC Ordinary Shares that their PLC ADSs represent on or prior to August 31, 2018. For information on how to participate in the PLC Meetings, PLC ADS Holders should refer to the U.K. Scheme Circular.

The PLC Court Meeting

        At the PLC Court Meeting, the PLC Shareholders must consider and if thought fit, approve the U.K. Scheme. Voting will be by way of poll and each PLC Shareholder present, in person or by proxy, will be entitled to one vote for each PLC Ordinary Share held. The U.K. Scheme must be approved by a majority in number of those PLC Shareholders who are present and vote, either in person or by proxy, at the PLC Court Meeting and who represent 75% or more in value of the PLC Ordinary Shares voted by such PLC Shareholders. The result of the poll will be posted on www.unilever.com. The PLC Court Meeting will be held on October 26, 2018 at                London time (                 Amsterdam time and                New York time) in                .

PLC Extraordinary General Meeting

        At the PLC Extraordinary General Meeting, the PLC Shareholders will be asked to pass the Special Resolution to, amongst other things:

  •
  approve Simplification, including the Mandatory PLC Ordinary Share Transfers, the U.K. Scheme, the Dutch Merger Proposal and the transfer by the Mandatory Transfer Nominee to Euroclear Nederland of certain New NV Ordinary Shares issued pursuant to the U.K. Scheme;

  •
  authorize the repurchase by PLC, prior to the U.K. Scheme Record Time, of the 50,000 PLC Deferred Shares from Elma for their aggregate nominal value of £50,000 and the 49,998 PLC Deferred Shares from UHL for their aggregate nominal value of £49,998;

  •
  authorize the PLC Directors to effect the U.K. Scheme;

  •
  approve certain amendments to the PLC Articles of Association.

        The Special Resolution will require votes in favor representing 75% or more of the votes cast at the PLC Extraordinary General Meeting in order to be passed.

        Voting on the resolutions at the PLC Extraordinary General Meeting will be by way of poll and each PLC Shareholder present, in person or by proxy, will be entitled to one vote for every PLC Ordinary Share held. The quorum for the PLC Extraordinary General Meeting will be two or more PLC Shareholders present, in person or by proxy. The PLC Extraordinary General Meeting will be held on October 26, 2018, at                London time (                Amsterdam time and                New York time) in                (or as soon thereafter as the PLC Court Meeting shall have been concluded or adjourned).

        As of August 17, 2018, the Directors and ULE Members and their respective affiliates held and were entitled to vote 0.07% of the PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) entitled to vote at the PLC Extraordinary General Meeting and the PLC Court Meeting.

New NV

        NV, being the sole shareholder of New NV, must approve the Dutch Merger. NV intends to approve the Dutch Merger by written shareholder's resolution of New NV on, or prior to, the date of the NV Extraordinary General Meeting.

New Sub

        New NV, being the sole shareholder of New Sub, must approve the Dutch Merger. New NV intends to approve the Dutch Merger by written shareholder's resolution of New Sub on, or prior to, the date of the NV Extraordinary General Meeting.

Conditions to the Completion of Simplification

        Completion of Simplification shall be conditional on the satisfaction or waiver of the following conditions:

U.K. Scheme and Dutch Merger

  •
  the approval of the U.K. Scheme by a majority in number of PLC Shareholders, present and voting, whether in person or by proxy, at the PLC Court Meeting or any adjournment thereof, representing not less than 75% in value of the PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) that are subject to the U.K. Scheme voted by such shareholders;

  •
  the Special Resolution put to the PLC Extraordinary General Meeting, having been duly passed by the requisite majority of PLC Shareholders;

  •
  the resolution to approve Simplification, which includes approval to: (a) enter into the Dutch Merger; and (b) terminate the Equalisation Agreement at such time as may be determined by the Boards, having been adopted by the requisite majority of the NV Extraordinary General Meeting;

  •
  each meeting of holders of a specific class of NV Shares and NV NYRSs required to effect the Dutch Merger having approved the Dutch Merger;

  •
  no objection to the Dutch Merger having been filed by creditors or any objection having been withdrawn, resolved or lifted by an enforceable court order by the relevant court of the Netherlands;

  •
  the sanctioning of the U.K. Scheme with or without modification (but subject to any modification being acceptable to PLC and New NV) by the U.K. High Court and the delivery of a copy of the U.K. Scheme Court Order to the Registrar of Companies;

European Admissions

  •
  the EU Prospectus (and any required supplement(s) thereto) having been approved by the AFM pursuant to (i) the Prospectus Directive as implemented in the relevant member state of the European Union and (ii) European Commission Regulation (EC) No 809/2004 of April 29, 2004, as amended (together, the "Prospectus Rules");

  •
  the AFM having notified its approval of the EU Prospectus (and any required supplement(s) thereto) to the U.K. Listing Authority and the European Securities and Markets Authority in accordance with Article 18 of the Prospectus Directive;

  •
  the EU Prospectus (and any required supplement(s) thereto) having been published and made available in accordance with the Prospectus Rules and being in full force and effect;

  •
  the U.K. Listing Authority having acknowledged to the Unilever Group or its agents (and such acknowledgement not having been withdrawn) that the application for the admission of the New NV Ordinary Shares to the Official List with a premium listing has been approved and (after satisfaction of any conditions to which such approval is expressed to be subject) will become effective as soon as a dealing notice has been issued by the FCA and any listing conditions having been satisfied; and the LSE having acknowledged to the Unilever Group or its agents (and such acknowledgement not having been withdrawn) that the New NV Ordinary Shares will be admitted to trading on the LSE's Main Market;

  •
  Euronext Amsterdam having approved (and such approval not having been withdrawn) the Euronext Admission and the Euronext Admission becoming effective on or prior to the effective date of Simplification or such other date as agreed in writing between the parties to the Simplification Agreement;

  •
  the New NV Ordinary Shares having been accepted for book-entry transfers by Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. ("Euroclear Nederland") on or prior to the Euronext Admission;

US Conditions

  •
  the registration statement on Form F-4 and the registration statement on Form F-6 having become effective under the Securities Act and, prior to the effective date of Simplification, not being the subject of any stop order or proceeding seeking a stop order;

  •
  the New NV ADSs having been authorized for listing on the NYSE, upon official notice of allotment; and

Clearances

  •
  each of the clearances having been received (and not revoked) on terms satisfactory to the parties to the Simplification Agreement where clearances refers to all consents, clearances, confirmations, permissions and waivers that are required to be obtained, all filings that are required to be made and all waiting periods that may need to have expired, from or under the laws, regulations or practices applied by any authority in connection with the implementation of Simplification.

General Condition

        Simplification will also be conditional on there being no other fact, matter or circumstance which, in the absolute discretion of New NV, may or may be reasonably likely to prevent, delay, hinder or otherwise adversely affect Simplification under New NV or the willingness of New NV to pursue Simplification as contemplated.

        The U.K. Scheme is not subject to the Dutch Merger becoming effective; however, NV, New NV and New Sub will undertake to procure that the Dutch Merger becomes effective following the U.K. Scheme Effective Time.

        If any of the conditions to Simplification are not satisfied or waived in accordance with their terms, PLC and NV will make such announcements as necessary in accordance with their respective regulatory obligations. In accordance with the Simplification Agreement, Simplification can only be implemented before the U.K. Scheme Long Stop Date.

        In the event that, for any reason, the Unilever Group does not proceed with Simplification, the existing dual-parent structure will remain in place.

Regulatory Approvals Required to Complete Simplification

        The receipt of competition and antitrust clearances, or the expiration or termination of all applicable waiting periods, in Brazil, India, Russia, South Africa, South Korea and the United States are necessary to complete Simplification. The following is a summary of the material regulatory approvals necessary for the consummation of Simplification and the status of such approvals as well as a list of filings that have been made in respect of listed Unilever Group companies in connection with Simplification.

Competition and Antitrust

Brazil

        On March 28, 2018, the Unilever Group submitted a request to the Brazilian Competition Authority ("CADE") to determine whether Simplification requires antitrust clearance or is classified as an internal reorganization. On April 10, 2018, CADE issued a decision recognizing that Simplification did not require antitrust clearance in Brazil. The decision became final and definitive on April 25, 2018.

India

        Under Indian law, Simplification may not be completed until PLC and NV file a merger notification with the Competition Commission of India (the "CCI") and the CCI approves Simplification. PLC and NV jointly filed a merger notification with the CCI on May 15, 2018. The CCI approved Simplification on May 31, 2018.

Russia

        Under Russian law, Simplification may not be completed until New NV receives pre-transaction approval from the Federal Antimonopoly Service of Russia (the "FAS"), which approval is also subject to pre-transaction approval of Simplification from the Russian Governmental Commission for Control over Foreign Investments ("Russian Governmental Commission") or an official confirmation from the FAS that no such pre-transaction approval is required. On April 23, 2018, New NV filed a request with the FAS regarding whether pre-transaction approval of Simplification from the Russian Governmental Commission was required. On May 18, 2018, the FAS confirmed that Simplification did not require pre-transaction approval.

        The FAS may approve Simplification on an unconditional or conditional basis. The Russian merger control clearance process generally takes one to three months to complete from the time the application is submitted. The FAS may extend the review period, including in cases where the FAS also has to consider strategic investment clearance. New NV filed a merger control clearance application with the FAS on April 16, 2018. On May 15, 2018, the FAS extended the review period until July 15, 2018. No further extensions are permitted under the applicable legislation. On July 13, 2018, the FAS unconditionally approved Simplification.

South Africa

        Under the Competition Act No. 89 of 1998 (as amended), Simplification may not be completed without the approval of South Africa's competition authorities. New NV submitted a merger notification to the South African Competition Commission on April 20, 2018. On June 19, 2018, the Commission referred the merger notification to the South African Competition Tribunal and recommended approval without conditions. On July 4, 2018, the Tribunal heard the merger notification and approved Simplification without the imposition of any conditions.

South Korea

        Under the Monopoly Regulation and Fair Trade Act (the "MRFTA"), Simplification may not be completed until New NV files a merger notification with the Korea Fair Trade Commission (the "KFTC") and the KFTC has issued a decision on the merger notification. New NV submitted a merger notification to the KFTC on April 19, 2018. The KFTC acknowledged receipt of the merger notification on April 20, 2018 and issued a clearance letter on May 14, 2018.

United States Antitrust Clearance

        Under the HSR Act and related rules, Simplification may not be completed until NV and PLC each file a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice ("U.S. DOJ Antitrust Division") and the U.S. Federal Trade Commission ("FTC") and all statutory waiting period requirements have expired or been terminated. Transactions other than cash tender offers or certain transactions in the context of bankruptcy proceedings that trigger the notification requirements of the HSR Act may not be completed until the expiration or termination of a 30-calendar-day initial waiting period (and any additional waiting period) following the filing by the parties of their respective HSR Act Notification and Report Forms. NV and PLC filed their respective Notification and Report Forms with the U.S. DOJ Antitrust Division and the FTC on April 16, 2018. The FTC granted early termination of the initial waiting period on April 27, 2018.

        At any time before or after the consummation of Simplification, the U.S. DOJ Antitrust Division or the FTC could take action under the United States antitrust laws, including seeking to prevent Simplification, rescind Simplification or to clear Simplification subject to the divestiture of assets of NV, PLC, New NV or New Sub or other remedies. In addition, U.S. state attorneys general could take action under their state antitrust laws as they deem necessary or desirable in the public interest including seeking to enjoin the consummation of Simplification or permitting the consummation subject to the divestiture of assets of NV, PLC, New NV or New Sub or other remedies. Private parties may also seek to take legal action under U.S. antitrust laws under some circumstances.

Filings in Respect of Listed Unilever Group Companies

        A number of regulatory approvals have been solicited and a number of filings have been or will be made in connection with Simplification in the following countries (in alphabetical order by country name).

Ghana

        On June 25, 2018, the Securities and Exchange Commission of Ghana granted PLC an exemption from the requirement that Unilever make a mandatory public offer for all of the shares of Unilever Ghana Limited that are not already held by a member of the Unilever Group as a result of Simplification subject to the payment of a de minimus approval fee.

India

        On March 19, 2018, the Unilever Group applied to the Securities and Exchange Board of India for an exemption from the requirement that it make a mandatory public offer for up to 26% of the shares of Hindustan Unilever Limited not held by a member of the Unilever Group as a result of Simplification.

Pakistan

        The Securities and Exchange Commission of Pakistan has confirmed that there is no requirement for the Unilever Group to make a mandatory public offer for all of the shares of Unilever Pakistan Foods Limited that are not already held by a member of the Unilever Group as a result of Simplification.

Trinidad and Tobago

        Unilever intends to apply for an exemption from the Trinidad and Tobago Securities and Exchange Commission from the requirement for the Unilever Group to make a mandatory public offer for all of the shares of Unilever Caribbean Ltd. that are not already held by a member of the Unilever Group as a result of Simplification.

Other Regulations

        In addition to the regulatory approvals described above, Simplification may require the approval of other governmental authorities under non-U.S. regulatory laws, such as under foreign merger control laws. If it is determined that other filings are required or advisable, it is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of Simplification, various regulatory concessions. New NV is not currently aware of any material governmental approvals or actions that are required for the consummation of Simplification other than those described above. It is currently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

        For additional information, see the section entitled "Risk Factors" beginning on page 26 of this prospectus.

Effect of Simplification on Unilever Group Equity Awards and Options

        The Unilever Group maintains seven principal share plans: (i) the MCIP, (ii) the GSIP, (iii) SHARES, (iv) the North America Omnibus Equity Compensation Plan, (v) the Unilever Share Plan, (vi) the U.K. ShareBuy, and (vii) the Sharesave Plan, which are referred to in this prospectus as the Principal Share Plans. Simplification will not cause outstanding awards or Sharesave Plan options to vest or lapse under the Principal Share Plans.

        The intention is that all existing awards and Sharesave Plan options over NV Ordinary Shares (which for these purposes may include NV NYRSs) or PLC Ordinary Shares (which for these purposes may include PLC ADRs) will be automatically exchanged for awards or Sharesave Plan options over New NV Ordinary Shares (which for these purposes may include New NV ADSs) where possible and subject to local legal requirements immediately following Simplification. These exchanges will be effected using the Simplification Exchange Ratio. This will enable the participants to maintain their economic interests in the Unilever Group.

        The exchanged awards and Sharesave Plan options over New NV Ordinary Shares will be on equivalent terms as to rights of vesting and other substantive terms and conditions as the existing awards and Sharesave Plan options over NV Ordinary Shares or PLC Ordinary Shares.

        Where automatic exchange is not possible or desirable, participants may be offered the opportunity to voluntarily exchange their awards or Sharesave Plan options. Alternatively, other treatment may apply, which may include awards or Sharesave Plan options continuing over NV Ordinary Shares or PLC Ordinary Shares.

        The Special Resolution will propose an amendment to the PLC Articles of Association for the adoption and inclusion of a new article providing that any PLC Ordinary Shares issued after the PLC

General Meeting shall either be subject to the U.K. Scheme or (after the U.K. Scheme Effective Time) shall be immediately transferred to New NV (or as it may direct) in exchange for the same consideration as is due under the U.K. Scheme.

        New NV will ensure that any directors' remuneration policy adopted by New NV will allow New NV to honor the outstanding entitlements of PLC and NV directors under the Principal Share Plans as at Simplification.

Effect of Simplification on Unilever Group Pension Plans

        Simplification is not expected to have a material effect on any of the Unilever Group's material pension schemes (which are located in the United Kingdom, the Netherlands, Germany and the United States) and will not trigger any statutory or mandatory funding obligations under such schemes. It is expected that the Foundation Agreements will be terminated on, or immediately after, Simplification and accordingly Unilever has agreed with the trustee of the UK Pension Fund on a set of proposals to be adopted between New NV and PLC following termination of the Foundation Agreements. There is not expected to be any material change to PLC's obligations in respect of the UK Pension Fund as a result of the implementation of Simplification.

Distributions to New NV Shareholders

        In setting the level of distributions to New NV Shareholders, there will be no change to Unilever's policy of seeking to pay an attractive, growing and sustainable dividend.

        Following consummation of Simplification, New NV intends to declare and make distributions on the same quarterly basis as NV and PLC.

        NV and PLC have declared dividends on their respective shares in respect of the first and second quarters of 2018. The New NV Board will take the basis for and amounts of these dividends, together with any other dividends declared by NV and PLC during the year ended December 31, 2018, into account when determining the quarterly dividends that New NV expects to pay during the year ended December 31, 2019.

        New NV will declare and make distributions in euro or such other currency as determined by the New NV Board. Following implementation of Simplification, former PLC Shareholders (but not excluded PLC Shareholders and former PLC ADS Holders) will receive distributions in pounds sterling but arrangements will be made to enable such shareholders to elect to receive distributions in euro. New NV ADS Holders will receive payment in U.S. dollars and will not be able to elect to receive distributions in any other currency.

        New NV intends to take steps immediately following implementation of Simplification that would enable it to make payments (dividend substitution payments) to shareholders prior to the abolition of DWT that qualify as repayments of nominal share capital for DWT purposes and therefore would not be subject to DWT.

        For a description of U.S. federal, Dutch and U.K. tax consequences of distributions, please refer to "Material Tax Considerations for the Dutch Merger and the New NV Ordinary Shares" beginning on page 113 of this prospectus, including the arrangements referred to in "Dutch Dividend Withholding Tax" within that section.

Costs

        The parties will share costs relating to the negotiation, preparation, execution and performance of the Simplification Agreement and any documents executed pursuant thereto. The aggregate costs of Simplification are not expected to be material.

Accounting Matters

        New NV will have an accounting year end of December 31. New NV will prepare its consolidated financial statements in accordance with IFRS as adopted by the EU, IFRIC Interpretations and in accordance with Part 9 of Book 2 of the DCC. They will also be in compliance with IFRS as issued by the IASB. In its consolidated financial statements, New NV will use the predecessor basis of accounting for Simplification, meaning that the assets and liabilities of the Unilever Group will continue to be reported as they would have been by NV and PLC (rather than being adjusted to fair value).

Dissenters' Appraisal Rights

        There are no dissenters' appraisal rights in connection with the Dutch Merger.

Listings of New NV Ordinary Shares and New NV ADSs

        It is a condition to the consummation of Simplification that the New NV Ordinary Shares and the New NV ADSs are listed on the following exchanges, respectively:

Euronext in Amsterdam

        The New NV Ordinary Shares to be issued or allotted pursuant to Simplification must be approved for admission to listing and trading on Euronext in Amsterdam. New NV intends to apply for the Euronext Admission under the symbol "UNA".

Official List and London Stock Exchange

        The U.K. Listing Authority must acknowledge to the Unilever Group or its agents (and not withdraw such acknowledgement) that the application that the Unilever Group intends to make for the admission of the New NV Ordinary Shares to the Official List with a premium listing has been approved and (after satisfaction of any conditions to which such approval is expressed to be subject) will become effective as soon as a dealing notice has been issued by the FCA and any listing conditions have been satisfied; and (ii) the LSE must acknowledge to the Unilever Group or its agents (and not withdraw such acknowledgement) that the application that the Unilever Group intends to make for the New NV Ordinary Shares to be admitted to trading on the LSE's Main Market has been approved (taken together, "U.K. Admission"). New NV intends to apply for the U.K. Admission under the symbol "ULVR".

New York Stock Exchange

        The New NV ADSs must be listed and traded on the NYSE. New NV intends to apply to list the New NV ADSs on the NYSE under the symbol "UN".

Index Inclusion

        Unilever understands that the main providers of indices will make announcements following publication of this document regarding eligibility of the New NV Ordinary Shares for inclusion in the different indices following Simplification. It is expected that the New NV Ordinary Shares will have an increased weighting in the Euro and Europe ex-UK indices managed by STOXX, FTSE Russell, MSCI and other providers, as well as continued inclusion in the various pan-European, Europe, Australasia and Far East and World indices. However, following a number of meetings with FTSE Russell, Unilever considers that it is extremely unlikely that the New NV Ordinary Shares will be eligible for inclusion in the FTSE UK Index Series.

Delisting and Deregistration

        NV Depositary Receipts are expected to be delisted from Euronext in Amsterdam shortly prior to the Dutch Merger Closing Date. For more information on the NV Depositary Receipts, please refer to the section entitled "—NV Depositary Receipts Termination" on page 49 of this prospectus.

        Assuming the completion of Simplification, NV Ordinary Shares currently listed on Euronext in Amsterdam will be delisted from Euronext in Amsterdam, NV NYRSs currently listed on the NYSE will be delisted from the NYSE, PLC Ordinary Shares currently listed on the premium segment of the Official List and trading on the LSE's Main Market will be delisted from the Official List and cease trading on the LSE's Main Market, and PLC ADSs currently listed on the NYSE will be delisted from the NYSE. Thereafter, NV Ordinary Shares, NV NYRSs, PLC Ordinary Shares and PLC ADSs will be deregistered under the Exchange Act.

The Simplification Agreement

        The following describes the material provisions of the Simplification Agreement, a copy of which will be filed as an exhibit to the registration statement of which this prospectus is part and will be incorporated by reference herein. See the section entitled "Where You Can Find More Information" beginning on page 129 of this prospectus for information on how you will be able to obtain a copy of the Simplification Agreement. We urge you to read carefully the entire Simplification Agreement when it becomes available because it contains important information.

        Simplification will be effected upon the terms of, and subject to the conditions set out in, the Simplification Agreement to be entered into by NV, PLC, New NV and New Sub.

        Under the Simplification Agreement, NV, PLC, New NV and New Sub will agree to cooperate and use all reasonable endeavors to implement Simplification in accordance with the terms set out in the U.K. Scheme Circular, the registration statement on Form F-4, the registration statement on Form F-6, the EU Prospectus, the Dutch Merger Proposal, and the circular to be sent to NV Shareholders and NV NYRS Holders containing information on the Dutch Merger (the "Public Documents").

Conditions and Clearances

        The Simplification Agreement sets out the proposed conditions to Simplification. For a description of these conditions, please see "Summary of Simplification–Conditions to the Completion of Simplification" on page 38 of this prospectus.

        NV, PLC, New NV and New Sub will undertake to:

  •
  cooperate and use all reasonable endeavors to procure the satisfaction of the regulatory conditions to Simplification as promptly as reasonably practicable;

  •
  assist each other in communicating with any Regulatory Authority for the purposes of satisfying the regulatory conditions to Simplification, including with the provision of any information or documents reasonably requested and necessary for the purpose of making a submission, filing or notification to any Regulatory Authority in relation to Simplification as promptly as reasonably practicable;

  •
  make as promptly as reasonably practicable such filings with any Regulatory Authority as are necessary or expedient for the implementation of Simplification; and

  •
  use reasonable endeavors to avoid: (i) any declaration of incompleteness by any Regulatory Authority; and (ii) any suspension of review period by any Regulatory Authority.

Shareholder Approvals in Relation to Simplification

        Under the Simplification Agreement, NV will cause the NV Extraordinary General Meeting to be convened on due notice so as to be held on the Business Day immediately preceding or the Business

Day immediately following the PLC Court Meeting and the PLC Extraordinary General Meeting. If, for whatever reason, there is (i) any delay in the expected date of the NV Extraordinary General Meeting or the expected date of the PLC Court Meeting and the PLC Extraordinary General Meeting; or (ii) any postponement or adjournment of the date of the NV Extraordinary General Meeting or the date of the PLC Court Meeting and PLC Extraordinary General Meeting, in each case such that (a) the NV Extraordinary General Meeting; and (b) the PLC Court Meeting and PLC Extraordinary General Meeting would not be held on consecutive Business Days, NV and PLC have agreed to cooperate to ensure, so far as possible, that the NV Extraordinary General Meeting and/or the PLC Court Meeting and PLC Extraordinary General Meeting are rescheduled to be held on consecutive Business Days.

U.K. Scheme

        Under the Simplification Agreement, in consideration for the issue and allotment to New NV of PLC Ordinary Shares, New NV will also undertake to issue New NV Ordinary Shares pursuant to and in accordance with the terms and subject to the conditions of the U.K. Scheme and to take all steps necessary to implement the U.K. Scheme. New NV will also undertake that it will, acting through counsel, give an undertaking to the U.K. High Court to be bound by and consent to the implementation of the U.K. Scheme to the extent that all of the conditions to Simplification, other than the listing conditions, have been satisfied or waived prior to or on the date of the U.K. Scheme Court Hearing.

        PLC and New NV will undertake to procure that all steps reasonably required to be taken in respect of the issue of New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs) pursuant to the U.K. Scheme (subject to any provisions in the U.K. Scheme relating to the shares of certain overseas shareholders of PLC and compliance by PLC and New NV with their obligations under the Simplification Agreement) be taken.

        NV will consent, for the purposes of the Equalisation Agreement, to the steps which will be undertaken pursuant to the U.K. Scheme.

        PLC and New NV will undertake to use all reasonable endeavors to cause all New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs) issued to PLC Shareholders upon the U.K. Scheme becoming effective to be issued in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 3(a)(10) of the Securities Act and in reliance on exemptions from registration under U.S. state securities laws, or "blue sky" laws.

Dutch Merger

        Under the Simplification Agreement, NV, New NV and New Sub will undertake to procure that all steps reasonably required to be taken in relation to the Dutch Merger (including, but not limited to, the allotment of New NV Ordinary Shares to NV Shareholders and NV NYRS Holders, subject to any provisions in the Dutch Merger Proposal relating to the shares of certain NV Shareholders and NV NYRS Holders and compliance by NV, New NV and New Sub with their obligations under the Simplification Agreement) be taken.

        NV, New NV and New Sub will also undertake to procure that the Dutch Merger takes effect following the U.K. Scheme Effective Time but not before such time.

Dutch and U.K. Listings

        New NV will undertake to procure that all steps reasonably required to be taken in respect of the applications for admission of the New NV Ordinary Shares to the premium listing segment of the Official List (in accordance with the Listing Rules and the Financial Services and Markets Act 2000 ("FSMA")), to trading on the LSE's Main Market (in accordance with the Admission and Disclosure Standards of the LSE) and to listing and trading on Euronext in Amsterdam be taken.

        Following the approval of the EU Prospectus by the AFM and until Simplification has completed, if and when a matter arises or is noted which requires the EU Prospectus to be supplemented pursuant to the European prospectus rules, New NV will use reasonable endeavours to, as promptly as reasonably practicable, prepare and file any such required supplement to the EU Prospectus with the AFM and request the AFM to approve the supplement, and notify its approval of the supplement in accordance with the Prospectus Rules to the competent authority in the United Kingdom, the U.K. Financial Conduct Authority ("FCA") and the European Securities and Markets Authority. Upon approval, New NV will make the supplement available to the public in accordance with the European prospectus rules.

Applications for NYSE Listing

        Under the Simplification Agreement, New NV will have to prepare and submit an application covering the New NV ADSs being issued and allotted in Simplification to the NYSE and will have to use all reasonable endeavors to cause the New NV ADSs to be approved for listing, subject to notice of issuance or allotment, for trading on the NYSE at or prior to the effective date of Simplification.

        Except for procedures of the applicable clearing and settlement system and other customary limitations applicable to ADS programs, New NV will undertake that the New NV ADSs will have such contractual rights and privileges as are customary for such securities, and will, amongst other things, entitle the holder thereof to receive (upon deposit of the New NV ADSs with the depositary for cancellation and payment of any applicable fees, charges and taxes) the corresponding number of New NV Ordinary Shares or interests therein.

Treasury Shares

        Under the Simplification Agreement, PLC will undertake, conditional on the U.K. Scheme having been sanctioned by the U.K. High Court and prior to the U.K. Scheme Record Time, to cancel all PLC Ordinary Shares held by PLC in treasury at the time the U.K. High Court sanctions the U.K. Scheme, and NV will undertake to transfer the NV Ordinary Shares held by NV to satisfy obligations under share-based incentive schemes to a Unilever Group company prior to the Dutch Merger Effective Time. Such NV Ordinary Shares will be exchanged for New NV Ordinary Shares at the Dutch Merger Effective Time. All NV Shares and NV NYRSs held in treasury by NV, at the Dutch Merger Effective Time will be cancelled and cease to exist by operation of law.

PLC Deferred Shares and Margarine Union (1930) Limited Shares

        Under the Simplification Agreement and prior to the U.K. Scheme Record Time, PLC will undertake to:

  •
  carry out the reorganization of the PLC Deferred Shares; and

  •
  procure the cancellation of the two classes of the existing share capital of Margarine Union (1930) Limited, which are held by PLC.

        For more information on the reorganization of the PLC Deferred Shares, please refer to the section entitled "—Reorganization of the PLC Deferred Shares" below.

Governance of New NV

        The Simplification Agreement will set out that, upon completion of Simplification, the New NV Board will comprise the same members as the Boards immediately prior to Simplification. The governance of New NV will be as set out in the New NV Articles of Association described on page 86 of this prospectus and the "Governance of Unilever".

Representations and Warranties

        The Simplification Agreement will contain representations and warranties by the parties to the agreement relating to their power and authority to enter into, and the validity of, the Simplification Agreement.

Governing Law and Submission to Jurisdiction

        The Simplification Agreement and any non-contractual obligations arising out of or in connection with it will be governed by and construed in accordance with English law and any dispute which may arise out of or in connection with the Simplification Agreement will be resolved by arbitration in Amsterdam, the Netherlands, in English by three arbitrators pursuant to the rules of the International Chamber of Commerce.

Reorganization of the PLC Deferred Shares

        Prior to the U.K. Scheme Record Time, the number of PLC Deferred Shares in issue will be reduced from 100,000 PLC Deferred Shares to two (2) PLC Deferred Shares, in each case with a nominal value of £1.00, and the remaining two (2) PLC Deferred Shares will be transferred to New NV. This reorganization is expected to:

  •
  enable the rights of holders of PLC Deferred Shares under Article 11(c) of the PLC Articles of Association to be retained by New NV as the proposed new holding company of the Unilever Group pending completion of Simplification; and

  •
  ensure that there will be no requirement under Section 593 of the U.K. Companies Act 2006 for an independent valuation of the new PLC Ordinary Shares to be issued pursuant to the U.K. Scheme to New NV.

        If the Special Resolution is passed at the PLC Extraordinary General Meeting and, conditional on sanction of the U.K. Scheme by the U.K. High Court, prior to the U.K. Scheme Record Time:

  •
  50,000 PLC Deferred Shares will be repurchased by PLC from Elma for their aggregate nominal value of £50,000 in accordance with the Simplification Agreement;

  •
  49,998 PLC Deferred Shares will be repurchased by PLC from UHL for their aggregate nominal value of £49,998 in accordance with the Simplification Agreement; and

  •
  UHL will transfer the remaining two (2) PLC Deferred Shares to New NV for nil consideration.

Mandatory PLC Ordinary Share Transfers

        To enable the efficient creation of interests representing the New NV Ordinary Shares to former PLC Shareholders, it is proposed that, shortly before the U.K. Scheme Record Time, all PLC Ordinary Shares (other than those held by excluded PLC Shareholders (but including PLC Ordinary Shares represented by New PLC ADSs)) will be transferred from existing PLC Shareholders to a nominee for the underlying PLC Shareholders (the "Mandatory Transfer Nominee") as nominee for those existing PLC Shareholders (other than excluded PLC Shareholders) (the "Mandatory PLC Ordinary Share Transfers"). The Mandatory PLC Ordinary Share Transfers will be effected pursuant to a new article of the PLC Articles of Association which will be adopted pursuant to the Special Resolution to be proposed at the PLC Extraordinary General Meeting.

        The Mandatory PLC Ordinary Share Transfers will result in the Mandatory Transfer Nominee becoming the registered shareholder of all PLC Ordinary Shares (other than those held by excluded PLC Shareholders but including PLC Ordinary Shares represented by PLC ADSs) prior to the U.K. Scheme Record Time.

Excluded PLC Shareholders

        Excluded PLC Shareholders will become registered New NV Shareholders in respect of their entitlements to New NV Ordinary Shares. Excluded PLC Shareholders will not be able to settle trades in New NV Ordinary Shares through CREST or Euroclear Nederland without additional action being taken, and the formalities for transferring shares in an English company (such as PLC) will not apply in respect of New NV Ordinary Shares nor will they hold their entitlement through the corporate sponsored nominee. Accordingly, excluded PLC Shareholders that wish to dispose of the New NV Ordinary Shares issued to them pursuant to the U.K. Scheme will need to arrange to do so in accordance with Dutch transfer requirements, including the requirement of a private Dutch deed, and if they wish to have their shares admitted to the Euroclear system, they may be required to make their own arrangements with an institution admitted to the Euroclear system to have them credited to Euroclear Nederland.

        There are two categories of excluded PLC Shareholder:

  •
  PLC Shareholders in an excluded territory:  PLC Shareholders whose address as set out on the register of members of PLC is in any excluded territory.

  •
  PLC Shareholders opting out of the Mandatory PLC Ordinary Share Transfers:  PLC Shareholders may elect not to have their PLC Ordinary Shares transferred to the Mandatory Transfer Nominee pursuant to the Mandatory PLC Ordinary Share Transfers and, as a result, will be treated as excluded PLC Shareholders. PLC Shareholders may wish to do this if, for example, they potentially face the risk of triggering a taxable event or other adverse consequences as a result of the mandatory PLC Ordinary Share Transfers.

NV Depositary Receipts Cancellation

        As of July 20, 2018, the N.V. Trust Office held approximately 75.43% of the issued NV Ordinary Shares, and had issued NV Depositary Receipts for these shares. The cancellation of the NV Depositary Receipts requires the prior approval of (i) the board of the Trust Office, (ii) NV and (iii) the meeting of holders of NV Depositary Receipts. Unilever intends to obtain these approvals around the date of the NV Extraordinary General Meeting. If all approvals are obtained, cancellation can be effected by the Trust Office distributing the NV Ordinary Shares it holds to the holders of the NV Depositary Receipts. Cancellation of the NV Depositary Receipts is not a condition to Simplification. If the NV Depositary Receipts are not cancelled before the Dutch Merger Effective Time, the NV Shares held by the Trust Office will be exchanged for New NV Ordinary Shares as part of the Dutch Merger, and the Trust Office will issue depositary receipts for such New NV Ordinary Shares to the former holders of NV Depositary Receipts.

NV Preference Shares Cancellation

        Unilever, through UCHN, holds all of the NV Preference Shares. At the annual general meeting of NV held on May 3, 2018, the NV Board received shareholder authorization to repurchase and cancel the NV Preference Shares. NV intends to repurchase the NV Preference Shares from UCHN and subsequently cancel the NV Preference Shares prior to, or as part of, the Dutch Merger. The cancellation of the NV Preference Shares is not a condition to Simplification.

NV Special Shares Treatment

        Unilever, through Elma and UHL, holds all of the NV Special Shares. The NV Special Shares will be exchanged for New NV Ordinary Shares at the Dutch Merger Exchange Ratio in the Dutch Merger.

THE U.K. SCHEME

General

        Under the U.K. Scheme, New NV will become the owner of the entire issued and to be issued share capital of PLC and PLC Shareholders will receive one (1) New NV Ordinary Share (or an interest therein) for every PLC Ordinary Share held by them at the U.K. Scheme Record Time. PLC ADS Holders will receive one (1) New NV ADS for each PLC ADS held by them at the ADS U.K. Scheme Record Time. All New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs) issued to PLC Shareholders upon the U.K. Scheme becoming effective will be issued in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10).

        The U.K. Scheme requires, amongst other things, approval by a majority in number representing at least 75% in value of the PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADSs) voted by the PLC Shareholders who vote, in person or by proxy, at the PLC Court Meeting. If the U.K. Scheme is approved at the PLC Court Meeting, and the Special Resolution (requiring approval by at least 75% or more of the votes cast) is also approved at the PLC Extraordinary General Meeting, the U.K. Scheme Court Hearing will take place.

        PLC ADS Holders on the relevant record date will be entitled to vote in the PLC Meetings by instructing the PLC ADS Depositary or (if they hold their PLC ADSs indirectly) by instructing the bank, broker or other financial institution through which they hold their PLC ADSs as to how to exercise the voting rights pertaining to the PLC Ordinary Shares that their PLC ADSs represent. If PLC ADS Holders wish to vote directly or attend the PLC Meetings such holders must surrender their PLC ADSs to the PLC ADS Depositary for cancellation and withdraw the PLC Ordinary Shares that their PLC ADSs represent on or prior to August 31, 2018. For information on how to participate in the PLC Meetings, PLC ADS Holders should refer to the U.K. Scheme Circular.

        The U.K. Scheme Court Hearing is expected to be held on                        , 2018. PLC Shareholders and PLC ADS Holders will have the opportunity to attend the U.K. Scheme Court Hearing to support or oppose the U.K. Scheme and to appear in person or be represented by counsel.

        Once the U.K. Scheme has been sanctioned by the U.K. High Court, the U.K. Scheme will become effective upon delivery of a copy of the order of the U.K. High Court sanctioning the U.K. Scheme to the Registrar of Companies in England and Wales, which is expected to occur at around 10:00 pm London time (11:00 pm Amsterdam time and 5:00 pm New York time) on                         , 2018. Under the terms of the U.K. Scheme, PLC Shareholders at the U.K. Scheme Record Time will receive a New NV Ordinary Share (other than in the form of New NV ADSs) in place of each PLC Ordinary Share held by them and PLC ADS Holders at the ADS U.K. Scheme Record Time will receive New NV ADSs in place of each PLC ADS in accordance with the U.K. Scheme Exchange Ratio. The PLC ADS Depositary will be entitled to receive an interest in one (1) New NV Ordinary Share for each PLC Ordinary Share deposited under the PLC Deposit Agreement as at the U.K. Scheme Record Time, in its capacity as the registered holder of such PLC Ordinary Shares. Upon receipt of the New NV Ordinary Shares, the PLC ADS Depositary will, in accordance with the terms of both the PLC Deposit Agreement and the New NV Deposit Agreement, issue New NV ADSs, and subsequently call for the surrender of all outstanding PLC ADSs to be cancelled and exchanged for the newly issued New NV ADSs. If PLC ADS Holders want to receive New NV Ordinary Shares (or interests therein) under the U.K. Scheme, they must surrender their PLC ADSs to the PLC ADS Depositary for cancellation and withdraw the PLC Ordinary Shares underlying the PLC ADSs before                         , 2018 to ensure there is sufficient time to enter such PLC ADS Holder in the PLC register of members.

        Upon the U.K. Scheme becoming effective, it will be binding on PLC and all PLC Shareholders, including those who did not attend the PLC Meetings or vote to approve the U.K. Scheme, or who voted against the U.K. Scheme and/or the Special Resolution at the PLC Meetings. Following the U.K. Scheme becoming effective, it is expected that the PLC Ordinary Shares will be delisted from the Official List and cease trading on the LSE's Main Market and the PLC ADSs will be delisted from the NYSE and deregistered under the Exchange Act. Trading in the interests in New NV Ordinary Shares issued pursuant to the U.K. Scheme on a conditional "when issued" basis, subject to the official notice of issuance, is expected to commence on                        , 2018. Trading in New NV ADSs arising from the U.K. Scheme on a conditional "when issued" basis, subject to the official notice of issuance, is expected to commence on                         , 2018.

Conditions to the U.K. Scheme

        The U.K. Scheme is subject to the satisfaction or waiver (in whole or in part), as the case may be, of the conditions to Simplification as described under "Simplification—Conditions to the Completion of Simplification" on page 38 of this prospectus. The U.K. Scheme is not subject to the Dutch Merger becoming effective; however, NV, New NV and New Sub will undertake to procure that the Dutch Merger takes effect following the U.K. Scheme Effective Time. The U.K. Scheme is therefore conditional on sanction of the U.K. Scheme with or without modification (but subject to any modification being acceptable to PLC and New NV) by the U.K. High Court and, amongst other things, delivery of a copy of the U.K. Scheme Court Order to the Registrar of Companies in England and Wales.

 THE DUTCH MERGER

        This discussion of the Dutch Merger is qualified in its entirety by reference to the Dutch Merger Proposal, which will be filed as an exhibit to the registration statement of which this prospectus is part and will be incorporated by reference herein. You should read the entire Dutch Merger Proposal carefully as it is the legal document that governs the Dutch Merger.

Summary of the Dutch Merger

General

        Pursuant to the proposed terms of, and subject to the conditions to be set out in, the Dutch Merger Proposal, and in accordance with applicable Dutch law, NV, as the disappearing company, will merge with and into New Sub, as the acquiring company, in consideration for which New NV will allot New NV Ordinary Shares to NV Shareholders and Registered NV NYRS Holders, in accordance with the Dutch Merger Exchange Ratio (which, at the election of the Registered NV NYRS Holder, may be transferred for New NV ADSs), and New NV Ordinary Shares that will be exchanged for New NV ADSs issued to Indirect NV NYRS Holders, at the Dutch Merger Exchange Ratio. As a result of the Dutch Merger and at the Dutch Merger Effective Time, New Sub will continue as the surviving company and, by operation of law, New Sub will acquire all of the assets and liabilities and legal relationships of NV under universal succession of title and NV shall cease to exist.

Transaction Structure

        As a condition to the consummation of the Dutch Merger and Simplification, the Dutch Merger must be approved by (i) the NV Extraordinary General Meeting, (ii) the NV Ordinary Shares and NV NYRSs Class Meeting, (iii) the NV Special Shares Class Meeting, (iv) the meeting of holders of NV 6% Preference Shares, (v) the meeting of holders of NV 7% Preference Shares, (vi) the New NV general meeting (by written resolution) and (vii) the New Sub general meeting (by written resolution).

        Subject to the conditions to be set out in the Dutch Merger Proposal, NV, New NV and New Sub will execute a Dutch notarial deed before a Dutch civil law notary relating to the Dutch Merger, the contents of which will be in accordance with applicable Dutch law and will execute, publish and deliver all other relevant financial, legal and contractual documentation required under Dutch law and pursuant to the Dutch Merger Proposal to properly consummate the Dutch Merger.

        The Dutch Merger Closing will take place at a date and time to be specified by NV, New NV and New Sub, subject to the conditions set out in the Dutch Merger Proposal, following the full effectuation and implementation of the U.K. Scheme. This is expected to be on                        , 2018. The Dutch Merger will become effective at 00:00 Amsterdam time on the first day after the Dutch Merger Closing Date, which is expected to be on                        , 2018. The Dutch Merger Effective Time will occur at 23:00 London time (18:00 New York time) on the Dutch Merger Closing Date. Trading in the New NV Ordinary Shares allotted pursuant to the Dutch Merger is expected to commence on                , 2018. Trading in New NV ADSs arising from the Dutch Merger on a conditional "when issued" basis, subject to the official notice of issuance, is expected to commence on                , 2018.

        Pursuant to Section 2:318 of the DCC, the Dutch Merger must be completed within six months of the announcement of the publication of the Dutch Merger Proposal in a Dutch newspaper distributed nationwide or, if at the end of this six-month period the implementation of the Dutch Merger would not be allowed due to a filed creditor opposition, within one month after such opposition has been withdrawn, resolved or lifted by an enforceable court order by the relevant court of the Netherlands. If this period lapses without the Dutch Merger becoming effective, NV, New NV and New Sub can opt to publish a new merger proposal in accordance with applicable laws and procedures.

Merger Consideration

        At the Dutch Merger Effective Time, upon the proposed terms and subject to the proposed conditions of the Dutch Merger Proposal, in each case subject to the treatment of fractional entitlements set out in the Dutch Merger Proposal:

  •
  New NV will allot for each issued and outstanding NV Ordinary Share one (1) New NV Ordinary Share in accordance with the Dutch Merger Exchange Ratio and all NV Ordinary Shares will no longer be outstanding and will cease to exist by operation of law;

  •
  New NV will allot for each issued and outstanding NV NYRS held in book-entry form through a bank, broker or other DTC participant, one (1) New NV Ordinary Share that will be exchanged for one (1) New NV ADS at the Dutch Merger Exchange Ratio; and

  •
  New NV will allot for each issued and outstanding NV NYRS held in registered book-entry form on the books of the NV NYRS Agent or in physical certificated form, one (1) New NV Ordinary Share in accordance with the Dutch Merger Exchange Ratio, which, at the election of the Registered NV NYRS Holder, may be transferred for one (1) New NV ADS.

        Holders of NV Shares other than NV Ordinary Shares will receive the proportionate amount of New NV Ordinary Shares as determined by the Dutch Merger Exchange Ratio, subject to the treatment of fractional entitlements set out in the Dutch Merger Proposal, further details of which are set out below.

        All NV Shares and NV NYRSs held in treasury by NV, New NV or New Sub at the Dutch Merger Effective Time will be cancelled and cease to exist by operation of law.

Effect of the Dutch Merger on NV Shares and NV NYRSs

NV Shares in the Giro Transfer System

        New NV Ordinary Shares allotted in respect of NV Shares that, at the Dutch Merger Effective Time, are included in the giro deposit held by Euroclear Nederland will be allotted in dematerialized form through Euroclear Nederland and the relevant intermediaries and settlement institutions to those persons who are registered in the records of the intermediaries as persons entitled to New NV Ordinary Shares at the Dutch Merger Effective Time.

        Trading in the New NV Ordinary Shares allotted in the Dutch Merger which are included in the giro deposit held by Euroclear Nederland, is expected to commence                , 2018.

Registered NV Shares

        New NV Ordinary Shares allotted in respect of NV Shares that, at the Dutch Merger Effective Time, are held by holders that are registered in NV's register of shareholders ("New NV Registered Shares"), will be allotted to those registered holders directly and the name of such registered holders will be registered in New NV's Dutch register of shareholders.

NV NYRSs

NV NYRSs held through DTC

        Indirect NV NYRS Holders at the Dutch Merger Effective Time will be allotted one New NV Ordinary Share for each NV NYRS held, and each of these New NV Ordinary Shares will be exchanged for a New NV ADS without the need to take any action.

        If any Indirect NV NYRS Holders wish to receive New NV Ordinary Shares in lieu of the New NV ADSs that they would otherwise be entitled to receive, such holders must instruct their bank, broker or other DTC participant to either:

  •
  surrender such holder's NV NYRSs for cancellation to the NV NYRS Agent prior to                        , 2018, such that the Indirect NV NYRS Holder holds NV Ordinary Shares; or

  •
  cause such holder's NV NYRSs to be drawn down from DTC and registered directly in such Indirect NV NYRS Holder's name in registered book-entry form on the books of the NV NYRS Agent, prior to            , 2018.

        Any such action may result in the incurrence of: (i) the charges specified in the transfer, registration, paying agent and shareholder services agreement (the "NV NYRS Agreement"); and (ii) any applicable taxes and/or government charges.

        Indirect NV NYRS Holders who take no action will receive the New NV ADSs to which they are entitled as part of the Dutch Merger into the account in which they held NV NYRSs.

        Trading in New NV ADSs arising pursuant to the Dutch Merger on a conditional "when issued" basis, subject to the official notice of issuance, is expected to commence on                , 2018.

Registered Book-Entry NV NYRS Holders

        Registered Book-Entry NV NYRS Holders at the Dutch Merger Effective Time will be allotted one New NV Ordinary Share directly for each NV NYRS held and the name of such holders will be registered in New NV's Dutch register of shareholders.

        Registered Book-Entry NV NYRS Holders may elect to transfer the New NV Ordinary Shares allotted to them at the Dutch Merger Effective Time and receive a New NV ADS in the DRS in exchange for each such New NV Ordinary Share. The DRS is a system administered by DTC pursuant to which the New NV Depositary may register ownership of uncertificated New NV ADSs such ownership shall be evidenced by periodic statements issued by the New NV Depositary to the New NV ADS Holders entitled thereto. To the extent any Registered Book-Entry NV NYRS Holders wish to make such election, such holders must complete the letter of transmittal and election form which they will receive and return these documents to the NV NYRS Agent in its capacity as exchange agent prior to                        , 2018.

        Registered Book-Entry NV NYRS Holders who take no action in respect of the letter of transmittal and election form should note that they will receive the New NV Ordinary Shares to which they are entitled as part of the Dutch Merger in New NV's Dutch register.

        Registered Book-Entry NV NYRS Holders that wish to dispose of such New NV Ordinary Shares issued to them will need to arrange to do so in accordance with Dutch transfer requirements, including the requirement of a private Dutch deed, and if they wish to have their New NV Ordinary Shares admitted to the Euroclear system, they may be required to make their own arrangements with an institution admitted to the Euroclear system.

Registered Certificated NV NYRS Holders

        Registered Certificated NV NYRS Holders at the Dutch Merger Effective Time will be allotted one New NV Ordinary Share directly for each NV NYRS held and the name of such holders will be registered in New NV's Dutch register of shareholders.

        Registered Certificated NV NYRS Holders may elect to transfer their New NV Ordinary Shares allotted at the Dutch Merger Effective Time and receive a New NV ADS in the DRS in exchange for each such New NV Ordinary Share. To the extent any Registered Certificated NV NYRS Holders wish to make such election, such holders must complete the letter of transmittal and election form which

they will receive and return these documents to the NV NYRS Agent (in its capacity as exchange agent) prior to                        , 2018.

        Registered Certificated NV NYRS Holders who take no action in respect of the letter of transmittal and election form should note that they will receive the New NV Ordinary Shares to which they are entitled as part of the Dutch Merger in New NV's Dutch register.

        Registered Certificated NV NYRS Holders that wish to dispose of such New NV Ordinary Shares issued to them will need to arrange to do so in accordance with Dutch transfer requirements, including the requirement of a private Dutch deed, and if they wish to have their New NV Ordinary Shares admitted to the Euroclear system, they may be required to make their own arrangements with an institution admitted to the Euroclear system.

        From the date of this prospectus until                        , 2018, the NV NYRS Agent will no longer issue NV NYRSs in physical certificated form. During this period, NV NYRSs will only be issued in registered book-entry form on the books of the NV NYRS Agent or in book-entry form to be held through a bank, broker or other DTC participant.

Fractional Entitlements

        Upon the Dutch Merger Closing, only whole New NV Ordinary Shares and no fractions of New NV Ordinary Shares will be allotted. Entitlements to a fraction of a New NV Ordinary Share resulting from one class of NV Shares will not be combined with entitlements resulting from another class of NV Shares.

        In the event that, after the application of the Dutch Merger Exchange Ratio, an NV Shareholder or NV NYRS holder is entitled to a claim for a fraction of a New NV Ordinary Share ("Fractional Entitlement"), in the following will apply:

NV Shares included in the giro system

        Intermediaries that receive New NV Ordinary Shares pursuant to the Dutch Merger on behalf of their clients will, with respect to their respective client's entitlement, either (i) round down to the nearest whole New NV Ordinary Share (if any) to which a client is entitled pursuant to the Dutch Merger Exchange Ratio, dispose of the Fractional Entitlement, and the intermediary will remit cash in lieu of such Fractional Entitlement to its respective client or (ii) round up to a whole New NV Ordinary Share, acquire such Fractional Entitlement to form an entitlement to a whole New NV Ordinary Share, subject to the receipt of the requisite funds from such client, and deliver a whole New NV Ordinary Share in return, in each case in accordance with the contractual arrangements between the relevant shareholders and their intermediaries. The aggregate Fractional Entitlements resulting from the rounding down of Fractional Entitlements are expected to be netted against the aggregate Fractional Entitlements that are required for the rounding up of Fractional Entitlements by each intermediary through which NV Shareholders hold their NV Shares.

Registered NV Shares and NV Shares in bearer form not included in the giro system

        NV Shareholders that hold their NV Shares directly and are registered as a shareholder in NV's shareholders register ("NV Registered Holder"), and holders of NV Shares that hold their NV Shares directly in bearer form ("NV Bearer Holder") with a Fractional Entitlement will be entitled to receive a pro rata cash payment from New NV. Such cash payment will, for an NV Registered Holder or NV Bearer Holder with a Fractional Entitlement to a New NV Ordinary Share, be equal to a proportionate part of the volume weighted average price of the NV Ordinary Shares on Euronext in Amsterdam over the last five trading days prior to the Dutch Merger Effective Time.

        The NV Registered Holders and NV Bearer Holders with a Fractional Entitlement will receive their cash payment (net of related fees and expenses, such as brokerage fees) within ten days after the date of the Dutch Merger Effective Time at the latest, provided that they have specified a bank account to which such cash proceeds can be transferred and subject to the Dutch Merger Proposal. No interest will be payable on the net cash proceeds payable to the relevant NV Registered Holders and NV Bearer Holders.

        For a description of the condition under which the NV Bearer Holders can receive their cash payment, see the section entitled "Limitation of rights of holders of NV Bearer Subshares and Certificates" beginning on page 56 of this prospectus.

Registered Book-Entry NV NYRSs and Registered Certificated NV NYRSs

        Certain NV NYRS Holders may, immediately prior to the Dutch Merger Effective Time, hold an interest in fractional portions of NV NYRSs due to awards of fractional NV NYRSs under the NV NYRS dividend reinvestment program. As described under "Registered Book-Entry NV NYRS Holders" and "Registered Certificated NV NYRS Holders" beginning on page 54 of this prospectus, any Registered NV NYRS Holder that takes no action in respect of the letter of transmittal and election form ("Non-electing Registered NV NYRS Holder") will receive New NV Ordinary Shares as part of the Dutch Merger. Any Non-electing Registered NV NYRS Holder with a Fractional Entitlement will receive a pro rata cash payment in respect of any such Fractional Entitlement. All Fractional Entitlements of Non-electing Registered NV NYRS Holders will be aggregated by the NV NYRS Agent, which will sell the New NV ADSs received in respect of such aggregated Fractional Entitlements in the market as soon as practicable after the Dutch Merger Effective Time. The net proceeds of such sale (net of any related fees and expenses, such as brokerage fees) shall be paid to such Non-electing Registered NV NYRS Holders in due proportions.

Limitation of rights of holders of NV Bearer Subshares and Certificates

NV Bearer Subshares

        Any holder of NV Bearer Subshares will insofar as they are entitled to the allotment of one or more (whole) New NV Ordinary Shares in return for NV Bearer Subshares, in accordance with Section 2:84(4) of the DCC, not be able to exercise the rights attached to any New NV Ordinary Shares to be allotted in return for such NV Bearer Subshares, until such holder has presented the certificates for such NV Bearer Subshares to New NV.

        Insofar as any holder of NV Bearer Subshares is entitled to a cash payment pursuant to the Dutch Merger in return for NV Bearer Subshares, such holder will be able to claim such cash payment upon presenting the certificates for such NV Bearer Subshares to New NV.

Certificates

        Any holder of an NV Ordinary Share that, at the Dutch Merger Effective Time, is under an obligation to present or hand in certificates for shares in respect of such NV Ordinary Share and as a consequence cannot exercise the rights attached to such NV Ordinary Share, will be under that same obligation with respect to New NV and will not be able to exercise the rights attached to the New NV Ordinary Share allotted in exchange for such NV Ordinary Share.

Treasury Shares

        All NV Shares and NV NYRSs held in treasury by NV at the Dutch Merger Effective Time will be cancelled and cease to exist by operation of law. The NV Ordinary Shares held by NV to satisfy obligations under share-based incentive schemes will be transferred to a Unilever Group company prior to the Dutch Merger Effective Time and exchanged for New NV Ordinary Shares at such time.

The Dutch Merger Proposal

        The following summary describes the material provisions of the Dutch Merger Proposal and its schedules, a copy of which will be filed as an exhibit to the registration statement of which this prospectus is part and will be incorporated by reference herein. The summary of the material provisions of the Dutch Merger Proposal below and elsewhere in this prospectus is qualified in its entirety by reference to the full text of the Dutch Merger Proposal. This summary does not purport to be complete and may not contain all of the information about the Dutch Merger Proposal that is important to you. See the section entitled "Where You Can Find More Information" beginning on page 129 of this prospectus for information on how you will be able to obtain a copy of the Dutch Merger Proposal. We urge you to read carefully the entire Dutch Merger Proposal because it contains important information.

Treatment of NV Ordinary Shares and NV NYRSs

Share Capital of NV

        Immediately prior to the Dutch Merger Effective Time, the share capital of NV is expected to consist of:

  •
  NV Ordinary Shares (which for these purposes include NV Ordinary Shares in the form of NV NYRSs);

  •
  NV Bearer Subshares;

  •
  NV Registered Subshares; and

  •
  NV Special Shares.

Share Capital of New NV

        At the Dutch Merger Effective Time, the share capital of New NV will consist of ordinary shares, each with a par value of 16 eurocents (€0.16).

Dutch Merger Exchange Ratio

        New NV Ordinary Shares will be allotted at the Dutch Merger Exchange Ratio as set out below. Indirect NV NYRS Holders will be allotted one (1) New NV Ordinary Share for each NV NYRS held, and each of these New NV Ordinary Shares will be exchanged for a New NV ADS as set out below:

NV Share	No. of New Securities
1 NV Ordinary Share	1 New NV Ordinary Share
1 NV NYRS held by an Indirect NV NYRS Holder	1 New NV ADS
1 NV NYRS held by a Registered NV NYRS Holder	1 New NV Ordinary Share which, at the election of the Registered NV NYRS Holders, may be transferred for 1 New NV ADS
1 NV Bearer Subshare	3/112 New NV Ordinary Share
1 NV Registered Subshare	3/112 New NV Ordinary Share
1 NV Special Share	2,678 and 9/16 New Ordinary Share

        At the Dutch Merger Effective Time, in each case subject to the treatment of fractional entitlements set out in the Dutch Merger Proposal:

  •
  New NV will allot for each issued and outstanding NV Ordinary Share one (1) New NV Ordinary Share in accordance with the Dutch Merger Exchange Ratio and all NV Ordinary Shares will no longer be outstanding and will cease to exist by operation of law;

  •
  New NV will allot for each issued and outstanding NV NYRS held in book-entry form through a bank, broker or other DTC participant, one (1) New NV Ordinary Share that will be exchanged for one (1) New NV ADS at the Dutch Merger Exchange Ratio; and

  •
  New NV will allot for each issued and outstanding NV NYRS held in registered book-entry form on the books of the NV NYRS Agent or in physical certificated form, one (1) New NV Ordinary Share in accordance with the Dutch Merger Exchange Ratio, which, at the election of the Registered NV NYRS Holder, may be transferred for one (1) New NV ADS.

        For information on the treatment of Fractional Entitlements, see "The Dutch Merger—Summary of the Dutch Merger—Fractional Entitlements" on page 55 of this prospectus.

        Each New NV Ordinary Share or New NV ADS allotted in the Dutch Merger will be entitled to the same rights, preferences and privileges as the other New NV Ordinary Shares or New NV ADSs, as applicable, including dividend rights.

Special Rights

        Pursuant to Dutch law, any person who, other than in their capacity as an NV Shareholder or NV NYRS Holder, has special rights with respect to NV within the meaning of Section 2:320 in conjunction with Section 2:312(2)(c) of the DCC ("Special Rights"), must acquire either an equivalent right in New NV or compensation. Special Rights include (i) any rights under Dutch corporate law to acquire shares in the share capital of NV pursuant to an option right within the meaning of Section 2:96(5) of the DCC, (ii) any rights to acquire shares in the share capital of NV pursuant to convertible bonds issued by the Unilever Group, and (iii) any special profit right which gives an entitlement to a part of the profits of NV.

        To the knowledge of the Boards, no Special Rights exist with respect to NV. However, if Special Rights exist, the holder of such Special Rights will acquire an equivalent right, based on the Dutch Merger Exchange Ratio, in respect of New NV as per the Dutch Merger Effective Time.

Conditions to the Dutch Merger Closing

        The implementation and execution of the Dutch Merger will be subject to the satisfaction or waiver (in whole or in part), as the case may be, of the conditions to Simplification. NV, New NV and New Sub will undertake to procure that the Dutch Merger will take effect after the U.K. Scheme Effective Time but not before such time. For a description of the conditions to the completion of Simplification, please see "Simplification—Summary of Simplification—Conditions to the Completion of Simplification" beginning on page 38 of this prospectus.

        The Boards shall have all necessary powers to acknowledge the fulfilment or waiver, as the case may be, of the conditions to the Dutch Merger and to request a Dutch civil law notary to execute the Dutch notarial deed of merger to effect the Dutch Merger.

Report of the Boards

        The boards of directors of NV, New NV and New Sub will prepare a report in accordance with Sections 2:313(1) and 2:327 of the DCC explaining among other things the legal, social and economic aspects of the Dutch Merger as well as the methods for determining the Dutch Merger Exchange Ratio (the "Board Report").

        The Board Report will be made available on the corporate website of NV (www.unilever.com) and will also be made available for inspection at the offices of NV, New NV and New Sub for those persons that are entitled to inspect it in accordance with Dutch law.

Independent expert reports for Dutch Merger Proposal

        NV, New NV and New Sub, will appoint an independent expert to prepare the report in accordance with Section 2:328(1) of the DCC. This report will be filed with the Dutch Trade Register of the Chamber of Commerce as required under Dutch law, and will be made available for inspection at the offices of NV, New NV and New Sub for those persons that are entitled to inspect it in accordance with Dutch law.

        NV, New NV and New Sub will also appoint an independent expert to issue a second report to NV, New NV and New Sub in accordance with Section 2:328(2) of the DCC.

General Meetings of NV, New NV and New Sub

        Resolutions will be proposed to the general meetings of NV, New NV and New Sub, and the relevant class meetings of NV, to approve the Dutch Merger on the terms set out in the Dutch Merger Proposal.

Creditors' Opposition

        A one-month period for any NV or New Sub creditor to oppose the Dutch Merger under Dutch law will commence on the day that NV, New NV and New Sub publish the filing of the Dutch Merger Proposal in a Dutch daily distributed newspaper with national distribution.

Works council consultation and trade union

        NV, New NV and New Sub do not have work councils. The central works council, established at the level of Unilever Nederland Holdings B.V., and the Unilever European works council, have been informed of Simplification, including the Dutch Merger. Should NV receive remarks from the trade union(s), these remarks will, as required under Dutch law, be made available for inspection at the offices of NV, New NV and New Sub, respectively, for those persons that are entitled to inspect them in accordance with Dutch law.

Continuation of Activities

        No changes will be made in the activities of NV and the activities of NV will be continued by New Sub in the same manner.

Governing Law and Submission to Jurisdiction

        The Dutch Merger Proposal will be governed by, and construed and enforced in accordance with, Dutch law, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. Any dispute between NV, New NV or New Sub as to the validity, interpretation or performance of the Dutch Merger Proposal will be submitted to the exclusive jurisdiction of the Dutch courts.

INFORMATION ABOUT THE UNILEVER GROUP AND THE COMPANIES INVOLVED IN SIMPLIFICATION

The Unilever Group

        Unilever is one of the world's leading consumer goods companies, making and selling around 400 brands in more than 190 countries. Every day, approximately 2.5 billion people use Unilever products to look good, feel good and get more out of life. As at December 31, 2017, Unilever owned 13 of the world's top 50 brands.

        Unilever has a clear purpose, to make sustainable living commonplace, which the Unilever Group believes is the best way to deliver long-term sustainable growth to its stakeholders. The Unilever Group's vision is to grow the business, whilst decoupling Unilever's environmental footprint from its growth and increasing its positive social impact.

        Unilever's vision is delivered through the Unilever Sustainable Living Plan, launched in 2010, which sets out the Unilever Group's commitment to improve the health and wellbeing for more than one billion people by 2020, halve its environmental impact by 2030 and enhance the livelihoods of millions of people by 2020 as it grows its business.

        Unilever's strategy is to deliver long-term compounding growth and sustainable value creation by winning with brands and innovation, winning in the marketplace, winning through continuous improvement and winning with its people.

        The Unilever Group's strategy is supported by a distinct strategy for each division and is underpinned by its Connected 4 Growth transformation programme, which is creating a stronger, simpler and more agile business.

Divisions and Brands

        During 2017, the Unilever Group operated across four categories: Foods, Refreshment, Home Care and Personal Care. With effect from January 1, 2018 it combined its Foods category and Refreshment category into a single Foods & Refreshment category.

        On March 15, 2018, the Unilever Group announced the evolution of its operating structure to be based on three divisions: Beauty & Personal Care, Home Care and Foods & Refreshment, as set out below:

  •
  The Beauty & Personal Care division, headquartered in London, operates in five key categories: deodorants, skin cleansing, hair care, oral care and skin care. Dove, Rexona, Lux, Axe and Sunsilk are some of the world's leading Personal Care brands. Other important brands include Signal, Pond's, Vaseline, Suave, Clear, Lifebuoy, TRESemmé, Dollar Shave Club and Carver Korea. The Unilever Group's prestige brands include Hourglass, Dermalogica, Living Proof, Kate Somerville and REN.

  •
  The Home Care division, headquartered in London, offers a wide range of laundry and household care products. Its laundry brands include OMO ('Dirt is Good'), Comfort, Surf, Radiant, Skip and Seventh Generation. Its household care products include surface and toilet cleaners as well as dishwashing products, through brands like Cif, Domestos and Sun/Sunlight. Home Care also produces water and air purification products, through its Pureit, Truliva and Blueair brands.

  •
  The Foods & Refreshment division, which is headquartered in Rotterdam, offers a wide portfolio across food, tea and ice cream. The food range in this division includes bouillons, seasonings, mealmakers, soups, sauces and dressings, with Knorr and Hellmann's being the two largest brands. Its ice cream brands include those sold under the international Heartbrand

    (e.g. Wall's), such as Cornetto and Magnum, as well as Ben & Jerry's, Breyers, Grom and Talenti, amongst others. Its tea brands include Lipton, Brooke Bond, Tazo and PG Tips. Foods & Refreshment also includes Unilever Food Solutions, the Unilever Group's global food service business serving professional chefs and caterers.

        On July 2, 2018, Unilever announced it has completed the sale of its Spreads business to KKR and has completed the sale of its Spreads business in Southern Africa to Remgro and the related acquisition of Remgro's interest in Unilever South Africa.

        The divisions will develop innovation, including strategy, research, product development and advertising. In addition, they will be better equipped to allocate resources more dynamically across the Unilever Group's geographies. Each division will make its own investment decisions based on its strategic objectives and will make recommendations for capital allocation both in the supply chain and in developing the Unilever portfolio through mergers and acquisitions.

        The divisions will continue to benefit from the Unilever Group's global scale, including access to capital, procurement across the value chain, shared services and information capabilities such as its U-Studios and People Data Centers. The divisions will also be able to leverage the strengths of the Unilever Group's local management teams and its combined distribution scale, particularly in emerging markets.

        The Unilever Group's internet website is http://www.unilever.com. The information provided on the Unilever Group's website is not part of this prospectus and is not incorporated by reference therein.

The Companies Involved in Simplification

NV

        NV is a public limited liability company that was incorporated under the laws of the Netherlands under the name 'Naamlooze Vennootschap Margarine Unie' in 1927. NV's commercial name is Unilever N.V.

        NV's principal place of business and registered office is located at Weena 455, PO Box 760, 3000 DK Rotterdam, the Netherlands, and NV is registered with the Dutch Trade Register of the Chamber of Commerce under number 24051830. NV's telephone number is 011-31-10-217-4000.

        NV Ordinary Shares and NV Depositary Receipts are currently admitted to listing and trading on Euronext in Amsterdam under the symbols "UNIA" and "UNA", respectively. NV NYRSs are currently traded under the symbol "UN" on the NYSE.

PLC

        PLC is a public limited company that was incorporated under the Laws of England and Wales in 1894 under the name Lever Brothers Limited under the laws of England and Wales in 1894.

        PLC's principal place of business is located at 100 Victoria Embankment, London EC4Y 0DY, United Kingdom, its registered office is located at Port Sunlight, Wirral, Merseyside CH62 4ZD, United Kingdom, and its telephone number is 011-44-20-7822-5252. PLC Ordinary Shares are currently listed on the premium segment of the Official List under the symbol "ULVR" and admitted to trading on the LSE's Main Market. PLC ADSs are currently traded under the symbol "UL" on the NYSE.

        Additional information about NV and PLC is incorporated by reference into this prospectus. See the section entitled "Where You Can Find More Information" beginning on page 129 of this prospectus.

New NV

        New NV was formed by the Unilever Group for the purpose of effecting Simplification. New NV is a public limited liability company that was incorporated under the laws of the Netherlands under the name Unilever International Holdings N.V. on December 21, 2017. New NV's principal place of business and registered office is located at Weena 455, 3013 AL Rotterdam, the Netherlands, and New NV is registered with the Dutch Trade Register of the Chamber of Commerce under number 70363196. New NV's telephone number is 011-31-10-217-4000. New NV's authorized representative and agent for the service of process in the United States is David A. Schwartz, Vice President, Assistant Secretary and Associate General Counsel of Unilever United States, Inc. Mr. Schwartz's business address is 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, and his telephone number is 201-894-2750. New NV's commercial name is Unilever.

        New NV has not commenced operations, has no material assets or liabilities and has not carried on any activities other than in connection with Simplification. New NV Ordinary Shares are not currently listed on any securities exchange. Prior to the effective time of Simplification, New NV intends to apply to Euronext Amsterdam for the New NV Ordinary Shares to be admitted to listing and trading on Euronext in Amsterdam, to the U.K. Listing Authority for the New NV Ordinary Shares to be admitted to the premium listing segment of the Official List and to the LSE for the New NV Ordinary Shares to be admitted to trading on the LSE's Main Market. New NV also intends to apply for the New NV ADSs to be traded on the NYSE.

        All of the outstanding shares in the capital of New NV are owned by NV. The U.K. Scheme will result in New NV becoming the parent company of PLC. Upon the issuance of New NV Ordinary Shares or interests therein to PLC Shareholders, the shares that NV holds in the capital of New NV will be cancelled. Subsequently, the Dutch Merger will result in New Sub, a wholly owned subsidiary of New NV, acquiring all of the assets and liabilities and legal relationships of NV. As a result of Simplification, New NV will become the holding company of the Unilever Group. New NV will be renamed Unilever N.V. upon the Dutch Merger Effective Time.

New Sub

        New Sub was formed by New NV for the purpose of effecting the Dutch Merger. New Sub is a private limited liability company that was incorporated under the laws of the Netherlands under the name Unilever International Holding B.V. on April 17, 2018. New Sub's principal place of business and registered office is located at Weena 455, 3013 AL Rotterdam, the Netherlands, and New Sub is registered with the Dutch Trade Register of the Chamber of Commerce under number 71450041. New Sub's telephone number is 011-31-10-217-4000.

        The sole outstanding share in the capital of New Sub is owned by New NV.

 NEW NV DIRECTORS AND ULE MEMBERS

General

        As of the date of this prospectus, the New NV Board comprises two members, both of whom are New NV Executive Directors (the Chief Executive Officer and the Chief Financial Officer).

        Following the completion of Simplification, New NV will have a one-tier board of directors consisting of one or more New NV Executive Directors and one or more New NV Non-Executive Directors. The New NV Board will be empowered to designate one of the New NV Non-Executive Directors as its chairman, one or more New NV Non-Executive Directors as Vice-Chairman/Senior Independent Non-Executive Director(s) and one New NV Executive Director as Chief Executive Officer, in each case for a period to be determined by the New NV Board.

        Following the completion of Simplification, the New NV Board will comprise 13 members, 11 of whom will be New NV Non-Executive Directors (including the Chairman) and two of whom will be New NV Executive Directors. ULE Members will hold the same positions following the consummation of Simplification as they do in the existing ULE. The ULE following the consummation of Simplification comprises the individuals set out on page 67 of this prospectus.

        The business address for all of the current and expected New NV Directors and ULE members is Weena 455, 3013 AL, Rotterdam, the Netherlands.

The New NV Board at the Date of this Prospectus

        As of the date of this prospectus, the members of the New NV Board, their respective ages and their principal titles are:

Name	Age	Position
Paul Polman	62	Chief Executive Officer
Graeme Pitkethly	51	Chief Financial Officer

Paul Polman, Chief Executive Officer

        Mr. Polman is the Chief Executive Officer of New NV. He is currently the Chief Executive Officer of the Unilever Group, a role he serves in after being appointed to the Boards in 2008 and appointed Chief Executive Officer of the Unilever Group in 2009. He previously served as the Group President Europe of Procter & Gamble Co., Chief Financial Officer of Nestlé S.A. and Director of Alcon Inc. Currently, Mr. Polman serves as a non-executive director of DowDuPont, Inc., Chairman of the Executive Committee of the World Business Council for Sustainable Development and a Board Member of Focusing Capitalism on the Long-Term ("FCLT") Global.

Graeme Pitkethly, Chief Financial Officer

        Mr. Pitkethly is the Chief Financial Officer of New NV. He is currently the Chief Financial Officer of the Unilever Group, a role he serves in after being appointed Chief Financial Officer of the Unilever Group in October 2015 and an Executive Director in April 2016. Mr. Pitkethly's previous Unilever Group roles include Executive Vice President and General Manager of Unilever U.K. and Ireland, Executive Vice President of Finance Global Markets, Group Treasurer and Head of Mergers & Acquisitions. Prior to joining the Unilever Group, Mr. Pitkethly served as Vice President of Corporate Development at FLAG Telecom and Managing Consultant and Senior Audit Manager at PricewaterhouseCoopers. Currently, Mr. Pitkethly serves as the Vice Chair of the Financial Stability Board Task Force on Climate Related Financial Disclosure.

The New NV Board After Simplification

        Following the completion of Simplification, the members of the New NV Board, all of whom are or will be members of the Boards, their respective ages and their titles, are expected to be:

Name	Age	Position (Designated)	Anticipated date of retirement(5)
Marijn Dekkers	60	Chairman, New NV Non-Executive Director and Chair of the Nominating and Corporate Governance Committee(1)(2)(3)	2025
Paul Polman	62	Chief Executive Officer	—
Graeme Pitkethly	51	Chief Financial Officer	—
Nils Smedegaard Andersen	60	New NV Non-Executive Director(4)	2024
Laura Cha	68	New NV Non-Executive Director(3)	2022
Vittorio Colao	56	New NV Non-Executive Director and Chair of the Compensation Committee(1)	2024(6)
Judith Hartmann	49	New NV Non-Executive Director(4)	2024
Andrea Jung	59	New NV Non-Executive Director	2027
Mary Ma	65	New NV Non-Executive Director(1)	2022
Strive Masiyiwa	57	New NV Non-Executive Director and Chair of the Corporate Responsibility Committee(2)	2025
Youngme Moon	54	New NV Non-Executive Director(2)	2025
John Rishton	60	New NV Non-Executive Director and Chair of the Audit Committee(4)	2022
Feike Sijbesma	59	New NV Non- Executive Director	2023(7)

Notes:

(1)
Designated member of the Compensation Committee.

(2)
Designated member of the Corporate Responsibility Committee.

(3)
Designated member of the Nominating and Corporate Governance Committee.

(4)
Designated member of the Audit Committee.

(5)
Date of the New NV annual general meeting.

(6)
Expected to be re-appointed at the New NV annual general meeting in 2024, but to retire before July 1, 2024.

(7)
Expected to be re-appointed at the New NV annual general meeting in 2023, but to retire before November 1, 2023.

Marijn Dekkers, Chairman and New NV Non-Executive Director

        Mr. Dekkers is expected to be the Chairman of the New NV Board. He is also expected to be the Chair of the Nominating and Corporate Governance Committee. He is currently the Chairman of the Boards, a role he serves in after being appointed in April 2016. Mr. Dekkers is the former CEO of Bayer AG and the former CEO of Thermo Fisher Scientific Inc. He is also the founder and current chairman of Novalis LifeSciences LLC, a director of Quanterix Corporation and a member of the Board of Georgetown University.

Paul Polman, Chief Executive Officer

        Please refer to Mr. Polman's biography in the section entitled "—The New NV Board at the Date of This Prospectus" beginning on page 63 of this prospectus.

Graeme Pitkethly, Chief Financial Officer

        Please refer to Mr. Pitkethly's biography in the section entitled "—The New NV Board at the Date of This Prospectus" beginning on page 63 of this prospectus.

Nils Smedegaard Andersen, New NV Non-Executive Director

        Mr. Andersen is expected to be a New NV Non-Executive Director. He is currently a Non-Executive Director of the Unilever Group, a role he serves in after being appointed in April 2015. Previously, Mr. Andersen was the Group Chief Executive Officer of A.P. Moller—Maersk A/S, Chief Executive Officer of Carlsberg A/S and Carlsberg Breweries A/S and Vice-Chairman of the European Round Table of Industrialists. Currently Mr. Andersen serves as the Chairman of AKZO Nobel N.V., Dansk Supermarked A/S, Unifeeder S/A and Faerch Plast, and is a non-executive director of BP PLC.

Laura Cha, New NV Non-Executive Director

        Ms. Cha is expected to be a New NV Non-Executive Director. She is currently a Non-Executive Director of the Unilever Group, a role she serves in after being appointed in May 2013. Ms. Cha previously served as the Deputy Chairman of the Securities and Futures Commission, Hong Kong and the Vice Chairman of the China Securities Regulatory Commission. She is currently an Independent Non-Executive Director of HSBC Holdings, the Non-Executive Deputy Chairman of the Hong Kong and Shanghai Banking Corporation, the Senior International Advisor to Foundation Asset Management Sweden AB, a non-official member of the Executive Council of the Hong Kong Special Administrative Region and Chairman of Hong Kong Exchanges and Clearing Ltd.

Vittorio Colao, New NV Non-Executive Director

        Mr. Colao is expected to be a New NV Non-Executive Director. He is also expected to be the Chair of the Compensation Committee. He is currently a Non-Executive Director of the Unilever Group, a role he serves in after being appointed in July 2015. Mr. Colao was formerly the Chief Executive Officer of RCS MediaGroup SpA, a partner at McKinsey & Company and a non-executive director of the Finmeccanica Group SpA and RAS Insurance SpA. He is currently the Chief Executive Officer of Vodafone Group Plc (but has announced that he will retire from this position in September 2018), on the International Advisory Board of Bocconi University and Vice-Chairman of the European Round Table of Industrialists.

Judith Hartmann, New NV Non-Executive Director

        Ms. Hartmann is expected to be a New NV Non-Executive Director. She is currently a Non-Executive Director of the Unilever Group, a role she serves in after being appointed in April

2015. Previously Ms. Hartmann was the Chief Financial Officer of Bertelsmann SE & Co. KGaA and a non-executive director of RTL Group SA and Penguin Random House LLC. She also worked for General Electric in various chief financial officer roles including Chief Financial Officer Global Service, GE Healthcare Clinical Systems, Chief Financial Officer GE Water Europe, Middle East & Africa, Chief Financial Officer GE Healthcare Latin America and Chief Financial Officer GE Germany. Ms. Hartmann currently serves as a non-executive director of Suez and as Group CFO and Executive Vice President of North America and U.K./Ireland of ENGIE.

Andrea Jung, New NV Non-Executive Director

        Ms. Jung is expected to be a New NV Non-Executive Director. She is currently a Non-Executive Director of the Unilever Group, a role she serves in after being appointed in May 2018. From 1999 to 2012, Ms. Jung was the first female Chief Executive Officer of Avon Products, Inc. ("Avon") and is the longest serving female chief executive officer of a Fortune 500 company. Ms. Jung joined Avon in 1993 and was responsible for all of the company's global brands as President of Global Marketing. In 1998, she was promoted to President and Chief Operating Officer before becoming Chief Executive Officer in 1999. Ms. Jung is an experienced non-executive director and has served on the boards of directors of several large companies in different sectors, including General Electric Co. and Daimler AG. Ms. Jung currently serves as President and CEO of Grameen America and is a Non-Executive Director of Apple Inc.

Mary Ma, New NV Non-Executive Director

        Ms. Ma is expected to be a New NV Non-Executive Director. She is currently a Non-Executive Director of the Unilever Group, a role she serves in after being appointed in May 2013. Ms. Ma was previously a partner at TPG Capital, LP and Co-Chairman of TPG China Partners. She currently serves as the Managing Partner of Boyu Capital Consultancy Co. Ltd, a Director of MXZ Investment Limited, and non-executive director of Lenovo Group Ltd. and the Securities and Futures Commission in Hong Kong.

Strive Masiyiwa, New NV Non-Executive Director

        Mr. Masiyiwa is expected to be a New NV Non-Executive Director, based in London. He is currently a Non-Executive Director of the Unilever Group, a role he serves in after being appointed in April 2016. He is also expected to be the Chair of the Corporate Responsibility Committee. Previously, Mr. Masiyiwa served as the Co-Founder and Chairman of the Africa Against Ebola Solidarity Trust, Co-Chairman of Grow Africa and Chairman of Nutrition International. Currently, he is the Founder and Executive Chairman of Econet Group, Director of Econet Wireless Zimbabwe, Chairman of Liquid Telecom Holdings (part of the Econet Group), Chairman of the Alliance for a Green Revolution in Africa Not-for-Profit Corporation and Trustee of the Rockefeller Foundation.

Youngme Moon, New NV Non-Executive Director

        Ms. Moon is expected to be a New NV Non-Executive Director. She is currently a Non-Executive Director of the Unilever Group, a role she serves in after being appointed in April 2016. Ms. Moon is also Vice-Chair and Senior Independent Director of Unilever following her appointment in May 2018. Ms. Moon was formerly the Chairman and Senior Associate Dean for the MBA Program at Harvard Business School, a professor at the Massachusetts Institute of Technology and a non-executive director of Avid Technology. Currently she is a non-executive director at Rakuten, Inc., a board member of Sweetgreen Inc. and a professor at Harvard Business School.

John Rishton, New NV Non-Executive Director

        Mr. Rishton is expected to be a New NV Non-Executive Director. He is also expected to be the Chair of the Audit Committee. Mr. Rishton is currently a Non-Executive Director of the Unilever Group, a role he serves in after being appointed in May 2013. Mr. Rishton previously served as the Chief Executive Officer of Rolls-Royce Holdings plc; the Chief Executive Officer, President and Chief Financial Officer of Koninklijke Ahold NV and a non-executive director of ICA AB. Currently, he is a non-executive director of Informa PLC, Serco Group PLC and Associated British Ports Holdings Ltd.

Feike Sijbesma, New NV Non-Executive Director

        Mr. Sijbesma is expected to be a New NV Non-Executive Director. Mr. Sijbesma is currently a Non-Executive Director of the Unilever Group, a role he serves in after being elected in May 2014. Mr. Sijbesma was previously the Chairman of the Supervisory Board of DSM Nederland B.V. and a member of the Supervisory Board of Utrecht University and Stichting Dutch Cancer Institute/ Antoni van Leeuwenhoek Hospital (NKI/AVL). He is currently also the Chief Executive Officer and Chairman of the Managing Board of Koninklijke DSM NV, a member of the Supervisory Board of De Nederlandsche Bank NV and High Level Assembly Co-Chairman of the Carbon Pricing Leadership Coalition.

New NV Senior Management at the Date of this Prospectus

        At the date of this prospectus, the New NV senior management has not been constituted.

New NV Senior Management Following the Completion of Simplification

        Following the completion of Simplification, the members of the ULE, their respective ages and their titles will be as set out below and, following the consummation of Simplification, it is expected that the ULE will comprise the same individuals in the same positions:

Name	Age	Position
Paul Polman	62	Chief Executive Officer
Graeme Pitkethly	51	Chief Financial Officer
David Blanchard	54	Chief R&D Officer
Marc Engel	52	Chief Supply Chain Officer
Hanneke Faber	49	President, Europe
Alan Jope	54	President, Beauty & Personal Care
Kees Kruythoff	49	President, Home Care
Leena Nair	49	Chief Human Resources Officer
Nitin Paranjpe	55	President, Foods & Refreshment
Ritva Sotamaa	54	Chief Legal Officer and Company Secretary
Amanda Sourry	55	President, North America & Global Head of Customer Development
Keith Weed	57	Chief Marketing & Communications Officer

Paul Polman, Chief Executive Officer

        Please refer to Mr. Polman's biography in the section entitled "—The New NV Board at the Date of This Prospectus" beginning on page 63 of this prospectus.

Graeme Pitkethly, Chief Financial Officer

        Please refer to Mr. Pitkethly's biography in the section entitled "—The New NV Board at the Date of This Prospectus" beginning on page 63 of this prospectus.

David Blanchard, Chief R&D Officer

        Mr. Blanchard is expected to be the Chief Research and Development Officer of New NV, a role he currently serves in at the Unilever Group after being appointed in April 2014. Mr. Blanchard first joined the Unilever Group in 1986 and has been a member of the ULE since January 2013. Mr. Blanchard's previous roles with the Unilever Group include Senior Vice President of Unilever Research & Development, Chairman of Unilever Canada Inc., Senior Vice President of Marketing Operations of Foods America, Vice President of R&D of Global Dressings and Director of Product Development of Margarine and Spreads. Mr. Blanchard also currently serves as a non-executive director of Ingleby Farms and Forests.

Marc Engel, Chief Supply Chain Officer

        Mr. Engel is expected to be the Chief Supply Chain Officer of New NV, a role he currently serves in at the Unilever Group after being appointed to the ULE in January 2016. He originally joined the Unilever Group in 1990. Mr. Engel's previous roles at Unilever include Executive Vice President of Unilever East Africa and Emerging Markets; Chief Procurement Officer; Vice President of Supply Chain, Spreads, Dressings and Olive Oil Europe; Managing Director of Ice Cream Brazil, Vice President of Ice Cream Brazil and Operations Manager of Unilever U.K. Outside of the Unilever Group, Mr. Engel is a member of the Supervisory Board of PostNL.

Hanneke Faber, President, Europe

        Ms. Faber is expected to be the President of New NV's European operations, a role she currently serves in at the Unilever Group since joining the Unilever Group and being appointed to the ULE in January 2018. Prior to joining the Unilever Group, Ms. Faber served as the Chief E-Commerce and Innovation Officer and member of the Executive Committee of Koninklijke Ahold Delhaize, Chief Commercial Officer of Koninklijke Ahold N.V., and Vice President and General Manager of Proctor & Gamble. She currently serves as a supervisory board member of Bayer AG and an advisory board member of Leading Executives Advancing Diversity.

Alan Jope, President, Beauty & Personal Care

        Mr. Jope is expected to be the President of New NV's Beauty & Personal Care business, a role he currently serves in at the Unilever Group after being appointed in September 2014. He joined the Unilever Group in 1985 and was first appointed to the ULE in November 2011. Within the Unilever Group, Mr. Jope has previously served as President of Unilever Russia, Africa and Middle East; President of Unilever North Asia; Global Category Leader of SCC and Dressings and President of the Home and Personal Care business in North America.

Kees Kruythoff, President, Home Care

        Mr. Kruythoff is expected to be the President of New NV's Home Care business, a role he currently serves in at the Unilever Group since his appointment in 2018. Mr. Kruythoff was first appointed to the ULE in November 2011. He first joined the Unilever Group in 1993. Mr. Kruythoff's previous roles within the Unilever Group include President of North America and Global Head of Customer Development; Executive Vice President of Brazil; Chief Executive Officer of Unilever Foods South Africa and Senior Vice President and board member of Unilever Bestfoods Asia. Currently he also serves as a board member of Pepsi/Lipton JV and chairman of Enactus.

Leena Nair, Chief Human Resources Officer

        Ms. Nair is expected to be the Chief Human Resources Officer of New NV, a role she currently serves in at the Unilever Group since being appointed to the ULE in March 2016. Ms. Nair initially joined the Unilever Group in 1992. She previously served as the Senior Vice President of HR Leadership and Organizational Development and Global Head of Diversity of the Unilever Group, Executive Director HR of Hindustan Unilever Limited and General Manager HR of Hindustan Lever IND. Ms. Nair serves as a trustee of the Leverhulme Trust.

Nitin Paranjpe, President, Foods & Refreshment

        Mr. Paranjpe is expected to be the President of New NV's Foods & Refreshment business, a role he currently serves in at the Unilever Group since being appointed in 2018. Mr. Paranjpe was first appointed to the ULE in October 2013. Mr. Paranjpe originally joined the Unilever Group in 1987. His previous roles within the Unilever Group include President Home Care; Chief Executive Officer of Hindustan Unilever Limited; Executive Director of Home and Personal Care, India; Vice President of Home Care; Category Head of Fabric Wash and Regional Brand Director of Laundry and Household Cleaning, Asia.

Ritva Sotamaa, Chief Legal Officer and Company Secretary

        Ms. Sotamaa is expected to be the Chief Legal Officer and Company Secretary of New NV, a role she currently serves in at the Unilever Group after being appointed to the ULE in February 2013. Ms. Sotamaa first joined the Unilever Group in February 2013. Before joining the Unilever Group, Ms. Sotamaa served as General Counsel of Siemens AG's global healthcare business, GE Healthcare Systems and Instrumentarium Corporation. She currently serves as a non-executive director of Fiskars Corporation.

Amanda Sourry, President, North America & Global Head of Customer Development

        Ms. Sourry is expected to be the President of New NV's North American operations and Global Head of Customer Development, a role she currently serves in after being appointed in January 2018. Ms. Sourry was first appointed to the ULE in October 2015. Ms. Sourry originally joined the Unilever Group in 1985. Her previous posts within the Unilever Group include President of the Unilever Group's Foods category; Executive Vice President of Global Hair; Executive Vice President and Chairman of Unilever U.K. and Ireland; Executive Vice President of Global Spreads and Dressings and Senior Vice President of Unilever U.S. Foods. Ms. Sourry also currently serves as a non-executive director of PHV Corp and as a trustee of the Leverhulme Trust.

Keith Weed, Chief Marketing & Communications Officer

        Mr. Weed is expected to be the Chief Marketing & Communications Officer of New NV, a role he currently serves in at the Unilever Group after being appointed to the ULE in April 2010. Mr. Weed first joined the Unilever Group in 1983. His previous Unilever Group roles include Executive Vice President of Global Home Care and Hygiene, Chairman of Lever Fabergé and Senior Vice President of Hair and Oral Care. Outside of the Unilever Group he serves as Chairman of the Business in the Community International Board and is a board member of Business in the Community.

The New NV Board

Powers, responsibilities and functioning

        Under Dutch law, the New NV Board has the ultimate responsibility for the management, general affairs, direction and performance of the business as a whole. The New NV Directors are collectively responsible, taking into account their respective roles as New NV Executive Directors and New NV Non-Executive Directors.

        The New NV Board have delegated the operational running of the Unilever Group to the Chief Executive Officer with the exception of the following matters which are reserved for the New NV Board: structural and constitutional matters, corporate governance, approval of dividends, approval of overall strategy for the Unilever Group, approval of significant transactions or arrangements in relation to mergers, acquisitions, joint ventures and disposals, capital expenditure, contracts, litigation, financing and pensions. The Chief Executive Officer is responsible to the New NV Board and is able to delegate any of his powers and discretions, which he does, to ULE Members. ULE Members report to the Chief Executive Officer.

        The New NV Non-Executive Directors have the task of supervising the policy and performance of duties by the New NV Executive Directors as well as the general course of affairs of New NV and the business connected with it and such other duties as determined by or pursuant to the New NV Articles of Association. Each New NV Director has a duty towards New NV to properly perform the duties assigned to him or her. Furthermore, each New NV Director has a duty to act in the corporate interest of New NV and its business. Under Dutch law, the corporate interest extends to the interests of all stakeholders of New NV, such as shareholders, creditors, employees and other stakeholders.

        The New NV Board as a whole is entitled to represent New NV. New NV may also be represented by each New NV Executive Director. In addition, the New NV Board may appoint additional persons to represent New NV on a continuing basis.

Appointment, suspension, dismissal and term

        The number of New NV Directors is determined by the New NV Board. The New NV Directors are appointed by the New NV general meeting upon a proposal by the New NV Board or upon a proposal by one or more New NV Shareholders representing at least 3% of New NV's issued share capital provided that the proposal by the New NV Shareholder(s) has been notified to the New NV Board in accordance with the requirements prescribed by the New NV Articles of Association for putting an item on the agenda of a New NV general meeting. A resolution by the New NV general meeting to appoint a New NV Director can be adopted by an absolute majority of the votes cast. In the case of a tie in votes for the appointment of a New NV Director, the proposal is rejected.

        The New NV general meeting may at any time suspend or dismiss a New NV Director. In addition, the New NV Board may at any time suspend a New NV Executive Director. A resolution by the New NV general meeting to suspend or dismiss a New NV Director requires an absolute majority of the votes cast. The resolution to suspend a New NV Director shall stipulate the term of the suspension. A suspension may be extended once and will lapse upon the expiry of the terms of the suspension (including any extension).

        New NV Directors are appointed for a term which ends at the end of the first annual New NV general meeting after their appointment provided that the resignation of a New NV Director shall only take effect when: (i) in the case of a New NV Executive Director, a resolution for the appointment of at least one New NV Executive Director has become effective or (ii) in the case of a New NV Non-Executive Director, a resolution for the appointment of at least one New NV Non-Executive Director has become effective. New NV Directors are eligible for immediate reappointment. New NV Non-Executive Directors normally serve for a period of up to nine years, subject to annual nomination by the New NV Board and appointment by the New NV general meeting.

Meetings and decision-making

        The New NV Board meets as often as deemed necessary by one or more New NV Directors. Pursuant to Dutch law, a New NV Executive Director may not be allocated the tasks of: (i) serving as Chairman; (ii) participating in the adoption of resolutions (including any deliberations in respect of such resolutions) related to the remuneration of New NV Executive Directors; or (iii) nominating New NV Directors for appointment.

        Pursuant to the New NV Articles of Association, the New NV Board will adopt board rules to be set out in the "Governance of Unilever". The "Governance of Unilever" will deal, inter alia, with the New NV Board's internal organization, manner in which resolutions are adopted, composition, and certain other matters concerning the New NV Board, the New NV Executive Directors, the New NV Non-Executive Directors and the committees established by the New NV Board. Pursuant to the New NV Articles of Association, New NV Directors may validly adopt resolutions in relation to matters that fall within the scope of the duties allocated to them under the "Governance of Unilever".

        Pursuant to chapters 10 and 11 of the Listing Rules of the FCA which will apply to New NV upon the New NV Ordinary Shares being admitted to the premium listing segment of the Official List and to trading on the LSE's Main Market, certain significant transactions to be entered into by New NV or a subsidiary will require the prior approval of the New NV general meeting. In addition, under Dutch law, resolutions of the New NV Board on a major change in the identity or the character of New NV or its business require the prior approval of the New NV general meeting, including in any case:

  •
  transfer of the business or substantially all of the business to a third party;

  •
  entry into or termination of a long-term cooperation of New NV or any of its subsidiaries with another legal entity or company or as fully liable partner in a limited partnership or general partnership, in case the entry into or termination of such cooperation will or is likely to be of material importance to New NV; and

  •
  the acquisition or disposal by New NV or a subsidiary of New NV of a participation in the capital of a company with a value equal to at least one third of the sum of the assets of New NV as shown in the balance sheet with explanatory notes or, in case New NV draws up a consolidated balance sheet, shown in the consolidated balance sheet with explanatory notes according to the most recently adopted annual accounts of New NV.

        The absence of approval of a New NV Board's resolution by the New NV general meeting will not affect the authority of the Board or the persons described above under "—Powers, Responsibilities and functioning" to represent New NV.

Conflict of Interests

        Dutch law provides that a New NV Director may not participate in the discussions and decision-making by the New NV Board if he or she has a direct or indirect personal interest conflicting with the interests of New NV and its business enterprises connected with it. Pursuant to the New NV Articles of Association, this prohibition does not apply if all New NV Directors have such a conflict of interest. A conflict of interest only exists if in the situation at hand the New NV Director is deemed to be unable to serve the interests of New NV and the business connected with it with the required level of integrity and objectivity. Pursuant to the New NV Articles of Association and the Governance of Unilever, each New NV Director shall declare the nature and extent of any personal conflict of interest to the other New NV Directors.

        All transactions in which there are conflicts of interest with New NV Directors will be agreed on terms that are customary in the sector concerned and disclosed in New NV's annual management report.

        The existence of a (potential) personal conflict of interest does not affect the authority to represent New NV, as described under "—The New NV Board—Powers, Responsibilities and Functioning" above.

Board Committees

Board Committees Before Simplification

        As of the date of this prospectus, New NV does not have any board committees.

Board Committees After Simplification

        After Simplification, New NV is expected to establish the same four board committees made up of non-executive directors as the Boards currently have. These are expected to be the Compensation Committee, the Corporate Responsibility Committee, the Nominating and Corporate Governance Committee and the Audit Committee. In addition, the New NV Board may establish such further committees as it may deem necessary, these committees may consist of one or more New NV Directors or of other persons. The committees will operate on the same terms of reference as the equivalent committees of the Boards as included in the "Governance of Unilever".

        Compensation Committee.    It is expected that the Compensation Committee will review the remuneration and benefits of the New NV Executive Directors and New NV Non-Executive Directors and New NV ULE Members. It will also have the responsibility for the design and terms of cash and executive and all employee share-based incentive plans and the remuneration policy for the New NV ULE and senior corporate executives. The committee will also be concerned with the performance evaluation of the New NV ULE. After Simplification, the members of the Compensation Committee are expected to be Marijn Dekkers, Vittorio Colao, Mary Ma and Andrea Jung.

        Corporate Responsibility Committee.    It is expected that the Corporate Responsibility Committee will oversee New NV's conduct as a responsible multinational business. The committee will also be charged with ensuring that New NV's reputation is protected and enhanced. A central element of the committee's role will be the need to identify any external developments that are likely to have an influence upon New NV's standing in society and to bring these to the attention of the New NV Board. After Simplification, the members of the Corporate Responsibility Committee are expected to be Strive Masiyiwa, Youngme Moon and Feike Sijbesma.

        Nominating and Corporate Governance Committee.    It is expected that the Nominating and Corporate Governance Committee will be responsible for evaluating the balance of skills, experience, independence and knowledge on the New NV Board, drawing up selection criteria, ongoing succession planning and appointment procedures for both internal and external appointments and reporting on the New NV Board's policy and measurable objectives on diversity (including gender) and leadership developments, particularly those of New NV ULE Members and senior corporate executives. It will also have oversight of all matters relating to corporate governance and bring any issues in this respect to the attention of the New NV Board. After Simplification, the members of the Nominating and Corporate Governance Committee are expected to be Marijn Dekkers, Laura Cha and Feike Sijbesma.

        Audit Committee.    It is expected that the Audit Committee will assist the New NV Board in fulfilling its oversight responsibilities in respect of the integrity of New NV's financial statements; review of quarterly financial information and trading statements; approval of the New NV ULE expense policy and review of the New NV Executive Director expenses; risk management and internal control arrangements; compliance with legal and regulatory requirements; the performance, qualifications and independence of the external auditors; the policy on work that can and cannot be performed by the external auditors and the compliance therewith; and the performance of the internal audit function. The committee will also be responsible for making recommendations to the New NV Board on the nomination of and compensation payable to the external auditors. After Simplification, the members of the Audit Committee are expected to be Nils Andersen, Judith Hartmann and John Rishton.

Corporate Governance

        Over the past 15 years, Unilever has taken major steps to be at the forefront of good corporate governance. In March 2018, Unilever made a clear commitment to strengthen its corporate governance further through Simplification.

Continuing with Core Corporate Governance Features

        Unilever has committed to continuing with existing core corporate governance features following Simplification, including:

  •
  applying both the U.K. Corporate Governance Code and the Dutch Corporate Governance Code;

  •
  Dutch, U.S. and U.K. Listing Rules applying to New NV (including related party and material transaction safeguards);

  •
  every director on the New NV Board being subject to re-election every year;

  •
  a separate Chairman and Chief Executive Officer;

  •
  a one-tier board structure with diverse experiences;

  •
  limiting the disapplication of pre-emptive rights to 5% for general corporate purposes and 5% in case of mergers and acquisitions; and

  •
  applying advisory votes on the Directors' Remuneration Report every year and binding votes on the Directors' Remuneration Policy at least every three years.

Additional Shareholder Rights

        In addition to the commitments above and the actions already taken, a number of additional shareholder rights will be included in Unilever's governance on Simplification. Together these commitments include:

  •
  "one share, one vote", with all shareholders voting on the same basis, on the same proposals and as a single class of shareholders;

  •
  NV Preference Shares, which held disproportionate voting rights and have already been bought back, will be cancelled on or before Simplification;

  •
  cancellation of the NV Trust Office and Depositary Receipt structure (subject to approval by the holders of NV Depositary Receipts);

  •
  no protective devices (such as protective foundations or "stichtingen" as have been adopted by other listed companies in the Netherlands from time to time);

  •
  shareholders (individually or together) holding 3% of the voting rights in New NV having a right to require a general meeting to be convened within eight weeks;

  •
  shareholders (individually or together) holding 3% of the voting rights in New NV having a right to table resolutions and/or other agenda items at general meetings, including to propose or remove a director;

  •
  requiring 75% or more of votes cast at a general meeting of New NV to pass resolutions to amend the New NV Articles pursuant to proposals made by the New NV Board or New NV Shareholders; and

  •
  requiring 75% or more of votes cast at a general meeting of New NV to pass key resolutions that impact the capital structure of New NV, including the disapplication of pre-emptive rights, authority to make share buy-backs and capital reductions.

        New NV will continue to apply the 'Governance of Unilever', the principal corporate governance document of the Unilever Group, as updated and as amended to reflect the structure of the Unilever Group, and New NV will continue to apply the requirements of U.S. legislation, such as the Sarbanes-Oxley Act of 2002, regulations enacted under the U.S. securities laws and (assuming listing is approved) the Listing Standards of the NYSE, that are applicable to foreign private issuers.

Foundation Agreements

        As Simplification will result in the Unilever group being simplified under a single holding company, the Foundation Agreements will no longer be necessary. Therefore, it is expected that the Foundation Agreements will be terminated on, or immediately after, Simplification.

Preparing the Governance of New NV

        The New NV Articles of Association will be based on the NV Articles of Association, as amended to reflect the capital structure of New NV and as updated and aligned with Dutch law and current market practices. Prior to the U.K. Scheme Effective Time, NV, being the sole shareholder of New NV will resolve to amend the New NV Articles of Association and will, amongst other things, adopt resolutions to:

  •
  authorize the New NV Board to issue, and grant rights to subscribe for, New NV Ordinary Shares;

  •
  authorize the New NV Board to limit or exclude pre-emptive rights in relation to the issue, or grant of rights to subscribe for, New NV Ordinary Shares;

  •
  authorize the New NV Board to acquire New NV Ordinary Shares;

  •
  cancel a number of New NV Ordinary Shares, which number will be determined by the New NV Board;

  •
  appoint/confirm the appointment of the statutory auditor of New NV;

  •
  approve the New NV share plans insofar as these plans contain rights for New NV Directors to acquire New NV Ordinary Shares; and

  •
  adopt a remuneration policy consistent with the current policy of NV.

        These resolutions are substantially similar to the resolutions that were adopted by the annual general meeting of NV and PLC, on May 3, 2018 or are aimed at putting in place arrangements which are substantially similar to those of NV, and are expected to be in effect immediately prior to the Dutch Merger Effective Time, provided that where they relate to or are based on the issued share capital of New NV, adjustments will be made to reflect the issued share capital of New NV upon Simplification.

Maximum Number of Supervisory Positions

        Since January 1, 2013, restrictions have applied with respect to the overall number of supervisory positions that a managing director or supervisory director of "large Dutch companies" may hold. The term "large Dutch companies" applies to Dutch public limited liability companies (naamloze vennootschappen), Dutch private limited liability companies (besloten vennootschappen met beperkte aansprakelijkheid) and Dutch foundations that have met at two consecutive balance sheet dates, without a subsequent intermission at two or more consecutive balance sheet dates, at least two of the following three criteria (as determined in accordance with the specific provisions of Dutch law): (i) the value of the company's/foundation's assets according to its balance sheet together with explanatory notes on the basis of the purchase price or manufacturing costs exceeds €20.0 million; (ii) its net turnover in the applicable year exceeds €40.0 million; and (iii) its average number of employees in the applicable year is 250 or more. The term "large Dutch companies" also applies to Dutch foundations that are required by Dutch law to prepare financial reporting comparable to a Dutch statutory annual report.

        A person cannot be appointed as a managing or executive director of a "large Dutch company" if he or she already holds a supervisory position at more than two other "large Dutch companies" or if he/she is the chairman of the supervisory board or one-tier board of another "large Dutch company". Also, a person cannot be appointed as a supervisory director or non-executive director of a "large Dutch company" if he or she already holds a supervisory position or non-executive position at five or more other "large Dutch companies", whereby the position of chairman of the supervisory board or one-tier board of another "large Dutch company" is counted twice.

        All members of the Boards comply with these rules.

Differences from the NYSE Listing Standards

        New NV's corporate governance practices will be primarily based on the requirements of the Dutch Corporate Governance Code, the U.K. Listing Rules and the U.K. Corporate Governance Code, and substantially conform to those required of U.S. companies listed on the NYSE. The only significant way in which New NV's corporate governance practices are expected to differ from those followed by domestic companies under Section 303A Corporate Governance Standards of the NYSE is that the NYSE rules require that shareholders must be given the opportunity to vote on all equity-compensation plans and material revisions thereto, with certain limited exemptions. The U.K. Listing Rules require shareholder approval of equity-compensation plans only if new or treasury shares are issued for the purpose of satisfying obligations under the plan or if the plan is a long-term incentive plan in which a director may participate. Amendments to plans approved by shareholders generally only require approval if they are to the advantage of the plan participants. Furthermore, Dutch law requires shareholder approval of equity-compensation plans only if the directors are able to participate in such plans. Under Dutch law, shareholder approval is not required for material revisions to equity-compensation plans unless the directors participate in a plan.

Liability of the New NV Directors

        Under Dutch law, New NV Directors may be liable to New NV for damages in the event of improper or negligent performance of their duties. They may be jointly and severally liable for damages to New NV and to third parties based on certain provisions of the DCC, if there is 'seriously culpable conduct' (ernstig verwijtbaar handelen). In certain circumstances, they may also incur additional specific civil, administrative and criminal liabilities.

        The liability of New NV Directors and ULE Members is covered by a directors and officers' liability insurance policy. This policy contains limitations and exclusions, such as willful misconduct or intentional recklessness (opzet of bewuste roekeloosheid).

 REMUNERATION OF NEW NV DIRECTORS AND ULE MEMBERS

        As of the date of this prospectus, New NV has not paid any remuneration to the New NV Executive Directors, the proposed New NV Non-Executive Directors or the ULE Members. For information concerning the remuneration paid to or accrued by the New NV Executive Directors, the proposed New NV Non-Executive Directors and the ULE by the Unilever Group as well as the Unilever Group's remuneration policy, please see the NV and PLC Annual Reports on Form 20-F for the financial year ended December 31, 2017, which are incorporated by reference into this prospectus.

        The form and amount of the remuneration to be paid to each Executive Director, proposed New NV Non-Executive Director and ULE Member in any future period will be determined by the New NV Board upon the recommendation of the Compensation Committee and in accordance with the Unilever Group's remuneration policy, which is expected to be in line with the policy adopted at the annual general meetings of NV and PLC held in May 2018. The policy adopted at the annual general meetings of NV and PLC in May 2018 is set out in the NV and PLC Annual Reports on Form 20-F for the financial year ended December 31, 2017, which are incorporated by reference in this prospectus.

INTERESTS OF UNILEVER'S DIRECTORS AND ULE MEMBERS IN SIMPLIFICATION

Overview

        You should be aware that members of the Boards and ULE Members have interests in Simplification that are in addition to, or may be different from, the interests of NV Shareholders, NV NYRS Holders, PLC Shareholders and PLC ADS Holders generally. These interests include service or employment arrangements with New NV or other Unilever Group companies, shareholdings in NV and PLC and the treatment of awards under certain of the Principal Share Plans that are held by executive members of the Boards and ULE Members. The members of the Boards were aware of and considered these interests, among other matters, in evaluating Simplification. No change of control payments or additional compensation will be payable to the Directors and ULE Members in connection with Simplification. Certain relocation costs and expenses may be reimbursed by Unilever in accordance with the remuneration policy in force at the time of payment.

Appointment Letters and Service Contracts

        Prior to or upon the completion of Simplification, the Non-Executive Directors are expected to sign letters of appointment with New NV to serve as New NV Non-Executive Directors on the same terms as the letters of appointment into which they entered to serve on the Boards. Except in exceptional circumstances, the New NV Board will not propose New NV Non-Executive Directors for renomination when nine years have elapsed since the date of their appointment, which, in the case of the members of the Board, will not be more than nine years from the date of their original appointment, to the Boards of NV and PLC.

        The Executive Directors and other ULE Members are expected to enter into service contracts with New NV or other Unilever Group companies for the same positions in New NV that they currently hold in the Unilever Group. For more information, see "New NV Directors and ULE Members" on page 63 of this prospectus.

        The legal relationship between the New NV Directors and New NV does not constitute an employment agreement under Dutch law.

NV and PLC Security Ownership by Directors and ULE Members

        The following table presents, to the knowledge of Unilever, information regarding the total amount of PLC Ordinary Shares, PLC ADSs, NV Ordinary Shares and NV NYRSs beneficially owned, directly or indirectly, by members of the Boards (and each of their connected persons) and ULE Members as of August 17, 2018:

Directors	Share Type	Amount(1)
Marijn Dekkers	NV NYRS	20,000
Paul Polman	NV Ordinary Share	1,117,079	(2)
	PLC Ordinary Share	319,326	(2)
Graeme Pitkethly	NV Ordinary Share	35,011
	PLC Ordinary Share	72,993
Nils Andersen	NV Ordinary Share	6,014
Laura Cha	NV Ordinary Share	2,660
	PLC Ordinary Share	858
Vittorio Colao	NV Ordinary Share	4,600
Judith Hartmann	NV Ordinary Share	2,500
Andrea Jung	—	—
Mary Ma	PLC Ordinary Share	860
	NV Ordinary Share	860
Strive Masiyiwa	PLC Ordinary Share	1,130
Youngme Moon	NV NYRS	2,000
John Rishton	NV Ordinary Share	3,340
	PLC Ordinary Share	2,000
Feike Sijbesma	NV Ordinary Share	10,000
ULE Members
David Blanchard	NV Ordinary Share	40,079
	PLC Ordinary Share	110,559
Marc Engel	NV Ordinary Share	86,589
	PLC Ordinary Share	27,473
Hanneke Faber	NV Ordinary Share	3,348
Alan Jope	NV NYRS	129,473
	PLC ADS	44,442
Kees Kruythoff	NV Ordinary Share	100,237
	PLC Ordinary Share	—
Leena Nair	NV Ordinary Share	12,899
	PLC Ordinary Share	13,036
Nitin Paranjpe	NV Ordinary Share	76,570
	PLC Ordinary Share	32,732
Ritva Sotamaa	NV Ordinary Share	33,316
	PLC Ordinary Share	54,168
Amanda Sourry	NV NYRS	161,238
	PLC ADS	24,752
Keith Weed	NV Ordinary Share	61,537
	PLC Ordinary Share	171,635

Notes:

(1)
None of the directors or ULE Members shareholdings amounted to more than 1% of the issued shares in that class of share, excluding the holdings of the Leverhulme Trust and the Leverhulme Trade Charities Trust, which together amounted to 5.9% of the PLC Ordinary Shares (including PLC Ordinary Shares represented by PLC ADS) entitled to vote at the PLC Extraordinary General Meeting and the PLC Court Meeting as of August 17, 2018. See "Existing Major Shareholders of NV, PLC and New NV–Existing Major Shareholders in PLC" for more information on the holdings of the Leverhulme Trust and the Leverhulme Trade Charities Trust.

(2)
68,531,182 PLC Ordinary Shares are held by the Leverhulme Trust and 2,035,582 PLC Ordinary Shares are held by the Leverhulme Trade Charities Trust, of which Paul Polman is a director.

Outstanding NV and PLC Ordinary Share Incentive Awards

Executive Directors

        As of August 17, 2018, Paul Polman held awards over a total of 208,271 NV Ordinary Shares and 91,856 PLC Ordinary Shares that are subject to performance conditions and Graeme Pitkethly held awards over a total of 65,983 NV Ordinary Shares and 65,983 PLC Ordinary Shares that are subject to performance conditions. There are no awards of shares without performance conditions and no awards in the form of options.

MCIP/Unilever Share Plan 2017

        The following conditional share awards were outstanding under the MCIP/Unilever Share Plan 2017 as of August 17, 2018:

	Share Type	Number of Shares
Paul Polman	NV Ordinary Share	116,415
Graeme Pitkethly	NV Ordinary Share	22,743
	PLC Ordinary Share	22,743

GSIP

        The following conditional share awards were outstanding under the GSIP as of August 17, 2018:

	Share Type	Number of Shares
Paul Polman	NV Ordinary Share	91,856
	PLC Ordinary Share	91,856
Graeme Pitkethly	NV Ordinary Share	43,240
	PLC Ordinary Share	43,240

ULE Members

        As of August 17, 2018, the ULE Members (including Paul Polman and Graeme Pitkethly) held awards over a total of 547,895 NV Ordinary Shares and 351,301 PLC Ordinary Shares that are subject to performance conditions. There are no awards of shares without performance conditions and no awards in the form of options.

MCIP/Unilever Share Plan 2017

        The following conditional share awards were outstanding under the MCIP/Unilever Share Plan 2017 as at August 17, 2018:

	Share Type	Number of Shares
David Blanchard	PLC Ordinary Share	24,210
Marc Engel	NV Ordinary Share	25,637
	PLC Ordinary Share	1,922
Hanneke Faber	NV Ordinary Share	23,087
Alan Jope	NV NYRS	26,184
	PLC ADS	3,123
Kees Kruythoff	NV Ordinary Share	28,225
Leena Nair	NV Ordinary Share	12,698
	PLC Ordinary Share	12,698
Nitin Paranjpe	NV Ordinary Share	25,794
	PLC Ordinary Share	8,232
Ritva Sotamaa	NV Ordinary Share	13,234
	PLC Ordinary Share	13,234
Amanda Sourry	NV NYRS	26,010
Keith Weed	PLC Ordinary Share	29,245

GSIP

        The following conditional share awards were outstanding under the GSIP as at August 17, 2018:

	Share Type	Number of Shares
David Blanchard	NV Ordinary Share	9,232
	PLC Ordinary Share	9,232
Marc Engel	NV Ordinary Share	9,232
	PLC Ordinary Share	9,232
Hanneke Faber	—	—
Alan Jope	NV NYRS	11,221
	PLC ADS	11,221
Kees Kruythoff	NV Ordinary Share	10,617
	PLC Ordinary Share	10,617
Leena Nair	NV Ordinary Share	9,909
	PLC Ordinary Share	9,909
Nitin Paranjpe	NV Ordinary Share	12,947
	PLC Ordinary Share	12,947
Ritva Sotamaa	NV Ordinary Share	9,909
	PLC Ordinary Share	9,909
Amanda Sourry	NV NYRS	10,473
	PLC ADS	9,827
Keith Weed	NV Ordinary Share	9,232
	PLC Ordinary Share	17,904

Effect of Simplification on Unilever Group Equity Awards of ULE Members

        ULE Members hold vested and unvested equity awards under the Principal Share Plans, except for Sharesave and SHARES. The intention is for all existing awards to be automatically exchanged as set out under "Simplification—Summary of Simplification—Effect of Simplification on Unilever Group Equity Awards and Options" on page 42 of this prospectus.

        ULE Members will participate in New NV's share plans, which are expected to be established upon the completion of Simplification, as long as such individuals are employed by New NV or one of New NV's subsidiaries.

New NV Security Ownership by New NV Directors and ULE Members

        None of the members of the Boards or ULE Members held any New NV Ordinary Shares as of August 17, 2018.

        The following table presents, to the knowledge of Unilever and based on information as of August 17, 2018, information regarding the total amount of New NV Ordinary Shares expected to be beneficially owned, directly or indirectly, by members of the New NV Board (and each of their connected persons) and ULE Members immediately following the completion of Simplification:

Directors	Amount(1)
Marijn Dekkers	20,000
Paul Polman	1,436,405	(2)
Graeme Pitkethly	108,004
Nils Andersen	6,014
Laura Cha	3,518
Vittorio Colao	4,600
Judith Hartmann	2,500
Andrea Jung	—
Mary Ma	1,720
Strive Masiyiwa	1,130
Youngme Moon	2,000
John Rishton	5,340
Feike Sijbesma	10,000
ULE Members
David Blanchard	150,638
Marc Engel	114,062
Hanneke Faber	3,348
Alan Jope	173,915
Kees Kruythoff	100,237
Leena Nair	25,935
Nitin Paranjpe	109,302
Ritva Sotamaa	87,484
Amanda Sourry	185,990
Keith Weed	233,172

Notes:

(1)
It is expected that none of the Directors' or ULE Members' shareholdings will amount to more than 1% of the issued share capital of New NV immediately following completion of Simplification, excluding the holdings of the Leverhulme Trust and the Leverhulme Trade Charities Trust, which are expected to amount to 2.6% immediately following completion of Simplification. See "Existing Major Shareholders of NV, PLC and New NV–Existing Major Shareholders in PLC" for more information on the holdings of the Leverhulme Trust and the Leverhulme Trade Charities Trust.

(2)
It is expected that 68,531,182 New NV Ordinary Shares will be held by the Leverhulme Trust and 2,035,582 New NV Ordinary Shares will be held by the Leverhulme Trade Charities Trust, of which Paul Polman is a director.

Related Party Transactions

        Other than as disclosed in NV's and PLC's Annual Reports on Form 20-F for the financial year ended December 31, 2017, which are incorporated herein by reference, no Director or ULE Member has or has had (i) any material interest in any transaction with the Unilever Group or (ii) any interest in any transaction which is or was unusual in its nature or conditions or is or was significant to the business of the Unilever Group and which was effected by the Unilever Group or any of its subsidiaries during the last three financial years or between January 1, 2018 and August 17, 2018. There were no outstanding loans or guarantees provided by any members of the Unilever Group for the benefit of any Directors or ULE Members during this period.

Potential Conflicts of Interest and Other Information

        New NV is not aware of any existing or potential conflicts between the private and personal interests or other duties of Directors or ULE Members and the interests of New NV. There are no family ties between any of the Directors or ULE Members.

        Within the five years prior to the date of this prospectus, no Director or ULE Member has been:

  •
  convicted in relation to fraudulent offences;

  •
  associated with bankruptcies, receiverships or liquidations in his capacity as a member of an administrative, management or supervisory body or as a founder; or

  •
  officially and publicly incriminated and/or sanctioned by statutory or regulatory authorities (including designated professional bodies) or ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of an issuer.

        New NV is not aware of any arrangement or understanding with major New NV Shareholders, suppliers, customers or others pursuant to which any Director or ULE Member was selected as a Director or ULE Member.

EXISTING MAJOR SHAREHOLDERS OF NV, PLC AND NEW NV

Existing Major Shareholders in NV

        NV Shareholders and NV NYRS Holders can cast one (1) vote for each €0.16 nominal capital they hold and can vote in person or by proxy. The total number of voting rights attached to outstanding NV Shares and NV NYRSs were split as follows as of August 17, 2018:

	Total Number of Votes		% of Issued Share Capital
NV Ordinary Shares and NV NYRSs	1,714,727,700	(1)	81.30
2,400 NV Special Shares(2)	6,428,550		0.30
NV 6% Preference Shares(3)	330,485,595		15.67
NV 7% Preference Shares(3)	57,424,094		2.72

Notes:

(1)
240,766,886 NV Ordinary Shares were held in treasury and 9,518,345 NV Ordinary Shares were held to satisfy obligations under share-based incentive schemes.

(2)
Of which 1,200 NV Special Shares were held by Elma and 1,200 NV Special Shares were held by UHL. The NV Special Shares will be exchanged for New NV Ordinary Shares at the Dutch Merger Exchange Ratio in the Dutch Merger.

(3)
Unilever, through UCHN, holds all of the NV Preferences Shares. Unilever intends to cancel the NV Preference Shares prior to, or as part of, the Dutch Merger.

        The NV Ordinary Shares, the NV NYRSs, the NV Special Shares and the NV Preference Shares held in treasury will not be voted on at the NV Extraordinary General Meeting.

        As far as NV is aware on the basis of information from the AFM register on substantial holdings, on August 17, 2018 the only holders of 3% or more of NV's share capital and/or voting rights (apart from the Trust Office and shares held in treasury by NV), were BlackRock, Inc. ("BlackRock") and UCHN as set out in the table below.

Shareholder	Class of Shares	Total Number of Shares Held	% of Relevant Class		% of Total Voting Rights
BlackRock	NV Ordinary Shares	66,947,018	3.90		4.54
UCHN	NV 6% Preference Shares	123,831.7	100	(1)	<0.01
UCHN	NV 7% Preference Shares	21,438.4	100	(1)	<0.01

(1)
Unilever, through UCHN, holds all of the NV Preferences Shares. Unilever intends to cancel the NV Preference Shares prior to, or as part of the Dutch Merger.

        As of August 17, 2018, there were 4,299 registered NV NYRS Holders in the United States. NV estimates that approximately 11% of the issued shares in the capital of NV were held in the United States.

        Except as set out in the PLC Annual Report on Form 20-F for the financial year ended December 31, 2017, which is incorporated herein by reference, to the knowledge of management, none of the above shareholders hold voting rights which are different from those held by NV's other shareholders and there are no shareholdings that carry special rights relating to control of NV.

        NV is not directly or indirectly owned or controlled by another corporation or by any government. NV does not know of any arrangement that may, at a subsequent date, result in a change of control except as described under "Simplification" beginning on page 33 of this prospectus.

Existing Major Shareholders in PLC

        PLC Shareholders can cast one (1) vote for each 3 1/9 pence nominal capital they hold, and can vote in person or by proxy. This means that PLC Shareholders can cast one (1) vote for each PLC Ordinary Share. Therefore, the total number of voting rights attached to outstanding PLC Ordinary Shares as of August 17, 2018, was as follows:

	Total Number of Votes		% of Issued Share Capital
PLC Ordinary Shares	1,199,662,738	(1)	99.73
£100,000 of PLC Deferred Shares(2)	3,214,285		0.27

Notes:

(1)
Of which 6,444,490 PLC Ordinary Shares were held by PLC in treasury and 5,938,782 PLC Ordinary Shares were held by NV group companies. Neither these shares nor the PLC Deferred Shares are voted on.

(2)
Of which 50,000 PLC Deferred Shares were held by Elma and 50,000 PLC Deferred Shares were held by UHL. Prior to the U.K. Scheme Record Time, PLC will carry out the reorganization of the PLC Deferred Shares. For more information on the reorganization of the PLC Deferred Shares, please refer to the section entitled "—Reorganization of the PLC Deferred Shares".

        The table below presents, to the knowledge of PLC on the basis of notifications received under the rules and regulations made by the FCA in its capacity as the U.K. Listing Authority under FSMA, and contained in the U.K. Listing Authority's publication of the same name (the "U.K. Disclosure Guidance and Transparency Rules" or "DTRs"), and other notifications received from shareholders by PLC, information regarding the total amount of PLC Ordinary Shares directly or indirectly owned by PLC's major shareholders (other than PLC Ordinary Shares held in treasury), including, in accordance with applicable U.K. regulations, each shareholder that is known to PLC to have voting rights of 3% or more as of August 17, 2018 (apart from PLC Ordinary Shares held in treasury):

Shareholder	Class of Shares	Total Number of Shares Held	% of Relevant Class	% of Total Voting Rights
BlackRock	PLC Ordinary Shares	84,013,193	6.9	7.0
The Leverhulme Trust and the Leverhulme Trade Charities Trust	PLC Ordinary Shares	70,566,764	5.4	5.9

Note:

(1)
As of August 17, 2018, the Leverhulme Trust beneficially owned 68,531,182 PLC Ordinary Shares and the Leverhulme Trade Charities Trust beneficially owned 2,035,582 PLC Ordinary Shares. As reported on a Schedule 13D which was filed on January 10, 2015, by virtue of the relationship among the Leverhulme Trust and the Leverhulme Trade Charities Trust, they may be deemed a "group" under the U.S. Securities Exchange Act of 1934. The group constituted by the Leverhulme Trust and the Leverhulme Trade Charities Trust beneficially owns 70,566,764 PLC Ordinary Shares, which represented 5.9% of PLC's outstanding share capital exclusive of shares held on behalf of PLC as of August 17, 2018.

        As of August 17, 2018, there were 868 registered holders of PLC ADSs in the United States. PLC estimates that approximately 11% of PLC Ordinary Shares (including shares represented by PLC ADSs) were held in the United States.

        Except as set out in the PLC Annual Report on Form 20-F for the financial year ended December 31, 2017, which is incorporated herein by reference, to the knowledge of management, none of the above shareholders hold voting rights which are different from those held by PLC's other shareholders and there are no shareholdings that carry special rights relating to control of PLC.

        PLC is not directly or indirectly owned or controlled by another corporation or by any government. PLC does not know of any arrangement that may, at a subsequent date, result in a change of control except as described under "Simplification" beginning on page 33 of this prospectus.

Holdings in New NV Immediately upon Simplification

        As far as New NV is aware on the basis of information on August 17, 2018 from (i) the AFM register on substantial holdings (in relation to shareholdings in NV) and (ii) notifications received by PLC under the U.K. Disclosure Guidance and Transparency Rules and other notifications received from shareholders by PLC (in relation to shareholdings in PLC), the following persons are expected to hold, directly or indirectly, 3% or more of New NV's share capital and/or voting rights immediately upon Simplification having completed:

Shareholder	Total Number of New NV Ordinary Shares Held	Percentage
BlackRock	150,960,211	5.7

        All New NV Ordinary Shares will have the same voting rights. None of the above shareholders will hold voting rights which are different from those held by New NV's other shareholders and there will not be any shareholdings that carry special rights relating to control of New NV.

        New NV is not expected to be directly or indirectly owned or controlled by another corporation or by any government. New NV does not know of any arrangement that may, at a subsequent date, result in a change of control.

 EXCHANGE CONTROLS

        The Dutch External Financial Relations Act of 1994 enables the Minister of Finance or the Central Bank of The Netherlands, as the case may be, to issue regulations with regard to a number of financial transactions relating to the import and export of capital. The regulations as issued and applied to date have not restricted the activities and operations of the Unilever Group.

        There is no legislative or other legal provision currently in force in The Netherlands restricting remittances to non-resident holders of New NV Ordinary Shares.

DESCRIPTION OF NEW NV ORDINARY SHARES, THE NEW NV ARTICLES OF ASSOCIATION AND RELATED REGULATION

        The rights of New NV Shareholders are governed by Dutch law and the New NV Articles of Association. Unless stated otherwise, the following is a description of the material terms of New NV Ordinary Shares and of material provisions of the New NV Articles of Association as these will be in effect following the U.K. Scheme Effective Time, and Dutch law (including European laws that are directly applicable) and U.S. laws as in effect on the date of this prospectus. This description is a summary only and is not a complete description of such terms or provisions and is qualified in its entirety by reference to the New NV Articles of Association and the relevant Dutch laws and regulations and U.S. laws as in force on the date of this prospectus. A copy of the New NV Articles of Association will be filed as an exhibit to the registration statement on Form F-4 of which this prospectus forms a part.

Share Capital

Authorized Share Capital

        As of August 17, 2018, the authorized share capital of New NV amounted to €225,000 divided into 225,000 ordinary shares, each with a par value of €1, in the capital of New NV.

        As of the date of this prospectus, Unilever has not determined what New NV's authorized share capital will amount to upon the completion of Simplification. Unilever expects to determine New NV's authorized share capital prior to the convocation of the NV Shareholder and NV NYRS Holder meetings.

Issued Share Capital

        As of August 17, 2018, the issued and paid up share capital of New NV consisted of 45,000 ordinary shares issued, each with a par value of €1. All New NV Ordinary Shares are created under Dutch law. At the U.K. Scheme Effective Time, these 45,000 ordinary shares will be converted into New NV Ordinary Shares, acquired by New NV for no consideration and subsequently cancelled.

        Based on the number of PLC Ordinary Shares outstanding on August 17, 2018 (including PLC Ordinary Shares represented by PLC ADSs) and U.K. Scheme Exchange Ratio, New NV will issue 1,193,218,248 New NV Ordinary Shares as part of the U.K. Scheme (including New NV Ordinary Shares that will be represented by New NV ADSs).

        Based on the NV Ordinary Shares and NV NYRSs outstanding on August 17, 2018, and the Dutch Merger Exchange Ratio, New NV will allot 1,473,960,814 New NV Ordinary Shares as part of the Dutch Merger (including New NV Ordinary Shares that will be represented by New NV ADSs).

        Accordingly, based on the number of NV Ordinary Shares and NV NYRSs, and PLC Ordinary Shares outstanding on August 17, 2018, New NV will have a total of 2,667,179,062 New NV Ordinary Shares outstanding upon completion of Simplification (including New NV Ordinary Shares that will be represented by New NV ADSs), each of which will have been fully paid.

Form of New NV Ordinary Shares

        All New NV Ordinary Shares will be in registered form and will be numbered consecutively from one onwards.

        New NV Ordinary Shares allotted in respect of NV Ordinary Shares that, at the Dutch Merger Effective Time, are included in the giro deposit held by Euroclear Nederland, will be allotted in dematerialised form through Euroclear Nederland and the relevant intermediaries and settlement institutions to those persons who are registered in the records of the intermediaries as persons entitled to New NV Ordinary Shares at the Dutch Merger Effective Time.

        Holders of New NV Ordinary Shares allotted in respect of NV Ordinary Shares held by NV Shareholders and NV NYRS Holders that appear in the shareholders' register of NV will appear in the New NV shareholders' register following Simplification.

        Rights attached to a New NV Ordinary Share allotted as a result of the Dutch Merger in return for one or more shares or subshares in the capital of NV which, at the effective time of the Dutch Merger, were held in bearer form, cannot be exercised until the bearer certificates for such shares or subshares have been presented to New NV.

NV Depositary Receipts

        New NV will not cooperate with, or facilitate any depositary receipt structure for, New NV Ordinary Shares as part of Simplification (other than in respect of New NV ADSs).

New NV Shareholders' Register

        Pursuant to the New NV Articles of Association, New NV will keep a shareholders' register, which will be kept regularly updated. The shareholders' register will reflect, among other matters, the name and address of each New NV Shareholder, the number of New NV Ordinary Shares held, the amount paid on each New NV Ordinary Share and the date of registration in the shareholders' register. The shareholders' register will be maintained by the New NV Board.

Issuance of New NV Ordinary Shares

        Pursuant to the New NV Articles of Association, New NV may issue New NV Ordinary Shares, or grant rights to subscribe for New NV Ordinary Shares, pursuant to a resolution of the New NV Board, if and insofar as the New NV Board has been authorized to do so by the New NV general meeting. If and insofar the New NV Board is not authorized, the New NV general meeting may only resolve to issue New NV Ordinary Shares or grant rights to subscribe for New NV Ordinary Shares upon a proposal of the New NV Board. The New NV general meeting may authorize the New NV Board to issue New NV Ordinary Shares or grant rights to subscribe for New NV Ordinary Shares, for a fixed period not exceeding five years, and such authorization may be extended for a period not exceeding five years at a time. Any such authorization must state the number of New NV Ordinary Shares that may be issued thereunder and will be irrevocable unless otherwise stated. No resolution of the New NV general meeting or New NV Board, if so authorized, is required for the issue of New NV Ordinary Shares pursuant to the exercise of a previously granted right to subscribe for New NV Ordinary Shares. New NV may not subscribe for its own New NV Ordinary Shares on issue.

        Pursuant to a written shareholder's resolution of New NV expected to be adopted prior to the U.K. Scheme Effective Time, the New NV Board will be irrevocably authorized to resolve on the issue of New NV Ordinary Shares or grant of rights to subscribe for New NV Ordinary Shares for a period until June 30, 2019 or the end of the New NV annual general meeting in 2019, whichever is earlier. This authorization is expected to be limited to one-third of New NV's issued share capital immediately following the completion of Simplification. This resolution will give the New NV Board an authorization that is substantially similar to the authorizations granted to the Boards at the annual general meetings of NV and PLC held in May 2018, provided that adjustments will be made to reflect the issued share capital of New NV upon Simplification.

        Furthermore, pursuant to a written shareholder's resolution of New NV expected to be adopted prior to the U.K. Scheme Effective Time, New NV will issue such number of New NV Ordinary Shares as are required under the U.K. Scheme. Pre-emptive rights will not apply to the issue of New NV Ordinary Shares pursuant to the U.K. Scheme and the allotment of New NV Ordinary Shares pursuant to the Dutch Merger.

Pre-emptive Rights

        Upon an issuance of New NV Ordinary Shares or a grant of rights to subscribe for New NV Ordinary Shares, each New NV Shareholder will have a pre-emptive right to subscribe for such newly-issued New NV Ordinary Shares in proportion to the aggregate amount of New NV Ordinary Shares held by such holder. New NV Shareholders will not have pre-emptive rights upon an issuance of, or a grant of rights to subscribe for New NV Ordinary Shares (i) to employees of New NV or any of its group companies; (ii) that are issued against a contribution in kind; or (iii) that are issued upon the exercise of a right to subscribe for New NV Ordinary Shares.

        The New NV Board may resolve to restrict or exclude pre-emptive rights in relation to the issue of New NV Ordinary Shares or grant of rights to subscribe for New NV Ordinary Shares if and insofar as the New NV Board has been authorized to do so by the New NV general meeting. The New NV general meeting may authorize the New NV Board to restrict or exclude pre-emptive rights in relation to the issue of New NV Ordinary Shares or grant of rights to subscribe for New NV Ordinary Shares for a period not exceeding five years and such authorization may be extended for a period not exceeding five years at a time. Unless otherwise stated, the authorization will be irrevocable. If and insofar the New NV Board is not so authorized, pre-emptive rights may only be limited or excluded by a resolution of the New NV general meeting upon a proposal of the New NV Board. A resolution of the New NV general meeting to limit or exclude pre-emptive rights and a resolution to authorize the New NV Board to limit or exclude pre-emptive rights requires may only be adopted pursuant to a proposal of the New NV Board and requires a majority of three-quarters of the votes cast at the New NV general meeting.

        Pursuant to a written shareholder's resolution of New NV expected to be adopted prior to the U.K. Scheme Effective Time, the New NV Board will be irrevocably authorized to resolve to limit or exclude statutory pre-emptive rights in connection with the issuance of, or grant of rights to subscribe for, New NV Ordinary Shares for a period until June 30, 2019 or the end of the New NV annual general meeting in 2019, whichever is earlier. This authorization is expected to be limited to (i) 5% of New NV's issued share capital immediately following the completion of Simplification, which authorization may be used for general corporate purposes, plus (ii) an additional 5% of New NV's issued share capital immediately following the completion of Simplification, which authorization may only be used in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding six-month period and is disclosed in the announcement of the issuance. This resolution will give the New NV Board an authorization that is substantially similar to the authorizations granted to the Boards at the annual general meetings of NV and PLC held in May 2018, provided that adjustments will be made to reflect the issued share capital of New NV upon Simplification.

        Furthermore, pursuant to a written shareholder's resolution of New NV expected to be adopted prior to the U.K. Scheme Effective Time, New NV will issue such number of New NV Ordinary Shares as are required under the U.K. Scheme. Pre-emptive rights will not apply to the issue of New NV Ordinary Shares pursuant to the U.K. Scheme and the allotment of New NV Ordinary Shares pursuant to the Dutch Merger.

Acquisition of New NV Ordinary Shares by New NV

        New NV may acquire fully paid New NV Ordinary Shares against payment if and insofar as the New NV general meeting has authorized the New NV Board to do so, and provided that New NV Shareholder's equity, after giving effect to the payment of the New NV Ordinary Shares to be acquired, is at least equal to the sum of the paid-up and called-up part of New NV's issued capital and the reserves which must be maintained by law or the New NV Articles of Association. The aggregate nominal value of the New NV Ordinary Shares to be acquired or that are already held by New NV and its subsidiaries, or of any New NV Ordinary Shares held in pledge by New NV, may not exceed 50% of New NV's issued share capital. The New NV general meeting will determine in its authorization how many New NV Ordinary Shares New NV may repurchase, in what manner and at what price range. The authorization may be granted for a period not exceeding eighteen months and such authorization may be extended for a period not exceeding eighteen months at a time. A resolution of the New NV general meeting to authorize the New NV Board to acquire New NV Ordinary Shares against payment may only be adopted pursuant to a proposal of the New NV Board and requires a majority of three-quarters of the votes cast at the New NV general meeting. The authorization of the New NV general meeting will not be required for the acquisition of fully paid-up New NV Ordinary Shares in order to transfer such New NV Ordinary Shares to employees of New NV or any of its group companies pursuant to an employee participation plan so long as the New NV Ordinary Shares are quoted on an official list of a stock exchange. New NV may also, at any time, acquire New NV Ordinary Shares, regardless of whether these have been fully paid up or not, under universal succession of title (onder algemene titel), meaning that the shares themselves are acquired under specifically defined transactions under Dutch law, such as by way of a merger (juridische fusie) or a demerger (juridische splitsing).

        Pursuant to a written shareholder's resolution of New NV expected to be adopted prior to the U.K. Scheme Effective Time, the New NV Board will be irrevocably authorized to resolve on the acquisition of the New NV Ordinary Shares, on a stock exchange or otherwise, for a period until June 30, 2019 or the end of the New NV annual general meeting in 2019, whichever is earlier. This authorization is expected to be limited to 10% of New NV's issued share capital immediately following the completion of Simplification and at a purchase price per New NV Ordinary Share, excluding expenses, not lower than €0.16 (the par value) and not higher than 10% above the average of the closing price of the New NV Ordinary Shares on the trading venue where the purchase is carried out for the five business days before the day on which the purchase is made. This resolution will give the New NV Board an authorization that is substantially similar to the authorizations granted to the Boards at the annual general meetings of NV and PLC held in May 2018, provided that adjustments will be made to reflect the issued share capital of New NV upon Simplification.

Reduction of Share Capital

        Subject to applicable Dutch law, the New NV general meeting may, following a proposal by the New NV Board, reduce New NV's issued share capital by (i) cancelling New NV Ordinary Shares that are held by New NV or (ii) reducing the nominal value of the New NV Ordinary Shares by amending the New NV Articles of Association. A resolution to cancel New NV Ordinary Shares may only relate to New NV Ordinary Shares held by New NV itself. A reduction of the nominal value of New NV Ordinary Shares, with or without repayment must be made pro rata on all New NV Ordinary Shares concerned.

        A resolution of the New NV general meeting to reduce the share capital requires a majority of three-quarters of the votes cast at the New NV general meeting.

        In addition, Dutch law contains detailed provisions regarding a reduction of capital. A resolution to reduce the issued share capital shall not take effect as long as creditors can have legal recourse against the resolution. Certain aspects of taxation of a reduction of share capital are described in the section "Material Tax Considerations for the Dutch Merger and the New NV Ordinary Shares—Material Dutch Tax Considerations' of this prospectus.

        Pursuant to a written shareholder's resolution of New NV expected to be adopted prior to the U.K. Scheme Effective Time, the New NV general meeting is expected to resolve on the reduction of New NV's issued share capital through the cancellation of New NV Ordinary Shares held by New NV for a period until June 30, 2019 or the end of the New NV annual general meeting in 2019, whichever is earlier. The number of New NV Ordinary Shares that will be cancelled pursuant to this resolution will be determined by the New NV Board and may in the aggregate extend to 10% of New NV's issued share capital immediately following the completion of Simplification. This resolution will give the New NV Board an authorization that is substantially similar to the authorizations granted to the Boards at the annual general meetings of NV and PLC held in May 2018, provided that adjustments will be made to reflect the issued share capital of New NV upon Simplification. Each time, the amount of the capital reduction will be stated in the resolution of the New NV Board that shall be filed with the Dutch Chamber of Commerce.

Transfer of New NV Ordinary Shares

        A transfer of a registered New NV Ordinary Share will require a deed of transfer and, if New NV is not a party to such transfer, a written acknowledgement of such transfer by New NV. Service on New NV of the transfer deed or a certified notarial copy or extract of that deed equals such acknowledgement. The New NV Ordinary Shares that will be listed on Euronext in Amsterdam, and the LSE, and the NYSE upon the consummation of the Dutch Merger, will be transferred in accordance with applicable laws.

Distributions to Shareholders

        Pursuant to Dutch law and the New NV Articles of Association, dividends may be paid by New NV in one of two ways. Either on an annual basis with shareholder approval or on an interim basis pursuant to a resolution of the New NV Board. Following Simplification, New NV will take the necessary steps to enable it to continue to declare and make distributions on the same quarterly basis as NV and PLC.

        Distributions may be made only to the extent that New NV's Shareholders' equity exceeds the sum of the paid-up and called-up part of New NV's issued capital and the reserves that must be maintained pursuant to Dutch law and the New NV Articles of Association. A distribution of profits can be made after the adoption of New NV's accounts by the New NV general meeting, provided that there are sufficient distributable profits as per the accounts. The New NV Board may determine that any amount of the profit will be added to the reserves, after which the profit remaining is distributed among the New NV Shareholders. Furthermore, the New NV Board may resolve to make an interim distribution, provided that there are sufficient distributable profits as per an interim statement of assets and liabilities. The New NV Board may further resolve that a distribution is made in kind or in the form of New NV Ordinary Shares.

        The New NV Board may determine that distributions are payable either in euro or in any other currency. Distributions will be payable on such date as the New NV Board determines. Distributions which have not been claimed within five years and one day from the date they became payable will be forfeited to New NV and carried to the reserves. No distributions are made on New NV Ordinary Shares held by New NV, unless those shares are subject to a right of usufruct or a right of pledge.

New NV General Meetings

        New NV general meetings shall be held in Rotterdam, Wageningen, The Hague, Utrecht, Amsterdam or Haarlemmermeer (Schiphol Airport).

        The New NV annual general meeting must be held once a year, on the 30th day of June at the latest. New NV general meetings are convened by the New NV Board and shall be held either (i) when the New NV Board so decides or (ii) when one or more New NV Shareholders individually or collectively representing 3% of the issued capital so require the New NV Board in writing, specifying the resolution which they wish to be considered. If a New NV general meeting has not been held within eight weeks of the New NV Shareholder(s) making such request, the New NV Shareholders will be authorized to request in summary proceedings a Dutch district court to convene a New NV general meeting. In any event, within three months of it becoming apparent to the New NV Board that the shareholders' equity of New NV has decreased to an amount equal to or lower than one-half of the paid-up part of the capital, a New NV general meeting will be held to discuss any requisite measures.

        The New NV Board shall provide to the New NV general meeting any information it requests, unless this would be contrary to an overriding interest of New NV. If the New NV Board invokes an overriding interest, the reasons for this must be explained.

        Notice of a New NV general meeting must be given by the New NV Board at least 42 days prior to the date of the New NV general meeting. If the meeting notice is not given 42 days prior to the date of the New NV general meeting, no resolutions may be adopted other than by a unanimous vote of the entire issued share capital. The meeting notice must be published on New NV's website, where it must be able to be directly and continuously accessed until the New NV general meeting, and must include, among other matters, an agenda indicating the place, time and date of the meeting, the subjects to be dealt with at the meeting, the record date and the manner in which persons entitled to attend the New NV general meeting may register and exercise their rights.

        New NV Shareholders representing individually or collectively at least 3% of New NV's issued share capital have the right to require a matter, including an agenda item in respect of a resolution for the New NV general meeting to approve the appointment of a new director to the board of New NV, to be included in a meeting notice if New NV has received such request not later than 60 days prior to the date of the relevant New NV general meeting.

        Each person with meeting rights and each person with voting rights on the record date may attend the New NV general meeting, if such person or such person's proxy has notified New NV, prior to the New NV general meeting, of his or her intention to attend such meeting in writing no later than on the day and at the place mentioned in the notice convening the New NV general meeting. The notice must contain the name and the number of New NV Ordinary Shares the person will represent in the New NV general meeting. The record date for a New NV general meeting will be the 28th day prior to the date of such general meeting.

Voting Rights

        Under the New NV Articles of Association, each New NV Ordinary Share confers the right to cast one (1) vote in the New NV general meeting. No votes may be cast at a New NV general meeting in respect of New NV Ordinary Shares that are held by New NV or any of its subsidiaries. Holders of a right of usufruct or a right of pledge on a New NV Ordinary Share held by New NV or any of its subsidiaries are not excluded from voting if the right of usufruct or pledge was created before such New NV Ordinary Share was held by New NV or one of its subsidiaries and the voting rights were assigned to the holder of the right of usufruct or pledge when that right of usufruct or pledge was created. New NV or a subsidiary may not cast a vote in respect of a New NV Ordinary Share on which it holds a right of usufruct or pledge.

        The New NV general meeting will adopt resolutions by a majority of the votes cast, unless the law or the New NV Articles of Association provide otherwise. In case of a tie vote, the proposal is rejected. Blank votes, abstentions and invalid votes will be regarded as votes that have not been cast.

Amendment of the New NV Articles of Association

        A resolution to amend the New NV Articles of Association may only be adopted by the New NV general meeting pursuant to a proposal of the New NV Board or New NV shareholders representing individually or collectively at least 3% of New NV's issued share capital. A proposal to amend the New NV Articles of Association must be included in the agenda of the New NV general meeting, and a copy of such proposal must be deposited with New NV for inspection by New NV Shareholders from the date on which notice of the meeting is given until the end of the New NV general meeting. A copy of such proposal will also be made available through New NV's website. A resolution of the New NV general meeting to amend the New NV Articles of Association requires a majority of three-quarters of the votes cast at the New NV general meeting.

Dissolution and Liquidation

        A resolution to dissolve New NV may only be adopted by the New NV general meeting pursuant to a proposal of the New NV Board by a majority of at least three-quarters of the votes cast at the New NV general meeting. If the New NV general meeting has adopted a resolution to dissolve New NV, the New NV Board will act as liquidators unless the New NV general meeting resolves otherwise. During such liquidation, the provisions of the New NV Articles of Association will remain in force to the fullest extent possible.

        New NV's surplus assets after satisfaction of its debts will be for the benefit of the New NV Shareholders in proportion to the nominal value of their respective shareholdings.

Corporate Objects and Interests

        Under Article 2 of the New NV Articles of Association, the objects of New NV are to acquire interests in companies and business enterprises, to manage and finance companies and business enterprises regardless of whether these are group companies and to do all things which, directly or indirectly, may be deemed to be incidental or conducive thereto, including providing security in any way and assuming liability for obligations of third parties, including Unilever Group companies, all this in the widest sense.

        When pursuing its objects, consistent with Dutch law and corporate governance, New NV shall take into account the interests of the business enterprises associated with it, including the legitimate interests of the shareholders, suppliers, consumers, employees and the society and environment in which New NV carries out its activities. These interests are, among other things, represented by pursuing a policy aimed at sustainable long-term value creation.

Obligations of New NV Shareholders to Make a Public Offer

        Pursuant to the DFSA, and in accordance with EU Directive 2004/25/EC, any person who acquires, alone or by acting in concert with others, directly or indirectly, the ability to exercise at least 30% of the voting rights in the New NV general meeting (whether directly or through the holding of New NV ADSs) is generally required to make a public offer for all of New NV's issued and outstanding shares at a fair price. A fair price is a price which is equal to the highest price paid by such person or the persons acting in concert with it for the shares in the year prior to the announcement of the offer or, in the absence of such a purchase, the average share price in the year prior to the announcement of the offer. If a 30% shareholder fails to make a public offer, the enterprise chamber of the court of appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) may require such shareholder to do so upon the request of, among others, New NV or any of the New NV Shareholders. It is generally prohibited to launch a public offer for New NV Ordinary Shares unless the offer document has been approved by the AFM.

Dutch Statutory Buy-Out ("Squeeze Out")

        Under Dutch law, a New NV Shareholder who for his own account holds at least 95% of New NV's issued and outstanding share capital may initiate proceedings against the other New NV Shareholders to acquire their New NV Ordinary Shares. The proceedings are held before the enterprise chamber of the court of appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam)

and must be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The enterprise chamber may only grant the claim for buy-out in relation to all minority New NV Shareholders and will determine the price to be paid for the shares, if necessary, after the appointment of one or three experts who will offer an opinion to the enterprise chamber on the value to be paid for the shares of the minority New NV Shareholders. Once the order to transfer becomes final before the enterprise chamber, the person acquiring the shares must give written notice of the date and place of payment and the price to be paid to those holders of the shares whose addresses are known to such person. Unless the addresses of all such shareholders are known to such person, such person is required to publish the same in a daily newspaper with nationwide circulation.

        An offeror that has made a public offer is also entitled to start takeover buy-out proceedings with respect to New NV Shareholders if, following the public offer, the offeror holds at least 95% of the issued and outstanding share capital and represents at least 95% of the total voting rights in the general meeting of New NV. The claim for a takeover buy-out needs to be filed with the enterprise chamber within three months following the expiration of the acceptance period of the offer. The enterprise chamber may only grant the claim for buy-out in relation to all minority New NV Shareholders and will determine the price to be paid for the shares, if necessary, after the appointment of one or three experts who will offer an opinion to the enterprise chamber on the value to be paid for the New NV Ordinary Shares of the New NV Shareholders. The offer price is assumed to be reasonable if the offer was a mandatory offer by the offeror or if at least 90% of the shares for which the public offer was made were acquired in the offer.

        Under the DFSA, each minority shareholder that has not previously tendered its shares pursuant to a public offer has the right to require the holder of at least 95% of the issued and outstanding share capital of New NV and representing at least 95% of the total voting rights in the New NV general meeting to purchase its shares. The claim needs to be filed with the enterprise chamber within three months following the expiration of the acceptance period of the offer. With regard to price, the same procedure for determining a fair price in a takeover buy-out applies.

Disclosure of Information by New NV

        Upon the consummation of the Dutch Merger, New NV will be subject to certain disclosure obligations under U.S. and Dutch laws (including European laws which are directly applicable). The following is a description of the general disclosure obligations of public companies under U.S. and Dutch laws as such laws and rules exist as of the date of this filing, and should not be viewed as legal advice for specific circumstances.

Periodic and Beneficial Ownership Reporting under United States Securities Laws

        Under the Exchange Act, for so long as New NV continues to qualify as a "foreign private issuer," New NV will be required to publicly file with the SEC annual reports on Form 20-F within four months of the end of the financial year covered by the report. As a foreign private issuer, New NV would also be required to publicly file with the SEC on Form 6-K material information that it makes or is required to make public pursuant to Dutch law, files or is required to file with any stock exchange on which New NV Ordinary Shares trade and which was made public by that exchange, or is otherwise distributed or required to be distributed to shareholders of New NV.

        Any person who acquires more than 5% of New NV Ordinary Shares (whether in the form of New NV Ordinary Shares or New NV ADSs) at any time after registration will be subject to an obligation to file reports of beneficial ownership with the SEC, the NYSE and New NV. Generally, these reports are filed on a Schedule 13D. However, a short form, Schedule 13G, may be filed in lieu of a Schedule 13D in certain circumstances. A Schedule 13D must be filed within ten days after an acquisition of securities that brings the acquirer above the 5% level, and must be amended promptly after any material change in the facts disclosed in the filing. As a general rule, a Schedule 13G must be filed (by the shareholder, as it is the individual responsibility of each beneficial owner of more than 5% of company shares to make the filing and not Unilever's responsibility) within 45 calendar days of the end of each calendar year, although shareholders who are the beneficial owner of 20% or less of a relevant class of equity securities, and who did not acquire the securities with the purpose or effect of changing or influencing control of the issuer must file within ten days of the acquisition of securities that triggers the obligation. "Beneficial owner," a technical term defined in Rule 13d-3 under the Exchange Act, generally encompasses not only the record owner of securities, but also any person who has the power to either direct the investment of, or exercise the power to vote, such securities. In addition, a person is deemed to be a beneficial owner of a security if he or she has the right to acquire beneficial ownership of the security, including through the exercise of an option, within 60 days.

Transparency and Disclosure Obligations under Dutch Law

        The Netherlands will be New NV's home member state for the purposes of Directive 2004/109/EC (as amended by Directive 2013/50/EU) as a consequence of which New NV will be subject to the DFSA in respect of certain ongoing transparency and disclosure obligations.

Annual Accounts and Semi-Annual Accounts

        Annually, within four months of the end of the financial year, the New NV Board must prepare New NV's annual accounts and make them available for inspection by New NV Shareholders at the offices of New NV and on its website. New NV's annual accounts must be accompanied by an auditor's statement, a management report and certain other information required under Dutch law. New NV's annual accounts must be signed by the members of the New NV Board.

        The annual accounts, the auditor's statement, the management report and the other information required under Dutch law must be made available to New NV Shareholders for review as from the day of the notice convening the New NV annual general meeting. The annual accounts must be adopted by the New NV general meeting. The New NV Board must send the adopted annual accounts to the AFM within five Business Days after adoption.

        New NV must prepare and make publicly available a semi-annual financial report as soon as possible, but at the latest three months after the end of the first six months of the financial year. If the semi-annual financial report is audited or reviewed, the independent auditor's audit or review report, respectively, must be published together with the semi-annual financial report.

Dutch Financial Reporting Supervision Act

        Under the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (the "FRSA"), the AFM supervises the application of financial reporting standards by companies such as New NV will be, whose statutory seat is in the Netherlands and whose securities are listed on a regulated Dutch or foreign stock exchange.

        Pursuant to the FRSA, the AFM has an independent right to: (i) request an explanation from New NV regarding its application of the applicable financial reporting standards and (ii) recommend that New NV make available further explanations in respect of its financial reporting. If New NV does not comply with such a request or recommendation, the AFM may request that the enterprise chamber of the court of appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) order New NV to: (i) provide an explanation of the way it has applied the applicable financial reporting standards to its financial reports; or (ii) prepare its financial reports in accordance with the enterprise chamber's instructions.

Obligations to Disclose Holdings

        Holders of New NV Ordinary Shares may be subject to notification obligations and are advised to seek professional advice on these obligations.

New NV Shareholders

        Pursuant to the DFSA, any person who, directly or indirectly, acquires or disposes of an actual or potential interest in the capital or voting rights of New NV must immediately notify the AFM, if, as a result of such acquisition or disposal, the percentage of capital interest or voting rights held by such person in New NV reaches, exceeds or falls below any of the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%.

        A notification requirement also applies if a person's capital interest or voting rights reaches, exceeds or falls below the abovementioned thresholds as a result of a change in New NV's total outstanding share capital or voting rights. Such notification has to be made no later than the fourth trading day after the AFM has published New NV's notification of the change in its outstanding share capital.

        Under the DFSA, New NV is required to notify the AFM without delay of any changes in its share capital if its share capital has changed by 1% or more compared to the previous disclosure in respect of its share capital. New NV is also required to notify the AFM within eight days after each quarter, in the event its share capital or voting rights have changed by less than 1% in that relevant quarter or since its previous notification.

        In addition, each person who is or ought to be aware that the substantial holding he holds in New NV reaches, exceeds or falls below any of the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%, vis-à-vis his most recent notification to the AFM, which change relates to the composition of the notification as a result of certain acts (e.g. (i) the exchange of certain financial instruments for shares or depositary receipts for shares, (ii) the exchange of shares for depositary receipts for shares, or (iii) as a result of the exercise of rights pursuant to a contract for the acquisition of voting rights) must give notice to the AFM no later than the fourth trading day after he became or ought to have become aware of this change.

        The AFM keeps a public register of all notifications made pursuant to these disclosure obligations and publishes all notifications received by it. The notifications referred to in this paragraph should be made electronically through the notification system of the AFM or in writing by means of a standard form.

        Controlled entities, within the meaning of the DFSA, do not have notification obligations under the DFSA, as their direct and indirect interests are attributed to their ultimate parent. Any person may qualify as a parent for the purposes of the DFSA, including an individual. A person who has a 3% or larger interest in New NV's share capital or voting rights and who ceases to be a controlled entity for these purposes must immediately notify the AFM. As of that moment, all notification obligations under the DFSA will become applicable to the former controlled entity.

        Apart from the attribution of interests of controlled entities to their ultimate parent, the following other interests must, among other things, be taken into account for the purpose of calculating the percentage of capital interest or voting rights: (i) shares or depositary receipts for shares or voting rights directly held (or acquired or disposed of) by any person; (ii) shares, depositary receipts for shares or voting rights held (or acquired or disposed of) by such person's controlled entities or a third party for such person's account or by a third party with whom such person has concluded an oral or written voting agreement (including a discretionary power of attorney); (iii) voting rights acquired pursuant to an agreement providing for a temporary transfer of voting rights against a payment; (iv) shares or depositary receipts for shares or voting rights that such person, or any controlled entity or third-party referred to above, may acquire pursuant to any option or other right held by such person (including, but not limited to, on the basis of convertible bonds); (v) shares that determine the value of certain cash-settled instruments such as contracts for difference and total return swaps; (vi) shares that must be acquired upon the exercise of a put option by a counterparty; and (vii) shares that are the subject of another contract creating an economic position similar to a direct or indirect holding in those shares.

        For the purpose of calculating the percentage of capital interest or voting rights, the following instruments qualify as 'shares': (i) shares; (ii) depositary receipts for shares (or negotiable instruments similar to such receipts); (iii) negotiable instruments for acquiring the instruments under (i) or (ii) (such as convertible bonds); and (iv) options for acquiring the instruments under (i) or (ii).

        The notification to the AFM should indicate whether the interest is held directly or indirectly, and whether the interest is an actual or a potential interest.

        A holder of a right of pledge or usufruct in respect of shares or depositary receipts for shares can also be subject to the reporting obligations of the DFSA, if such person has, or acquires, the right to vote on the shares or, in the case of depositary receipts for shares, the underlying shares. If a pledgee or usufructuary acquires the voting rights on the shares or depositary receipts for shares, this may trigger a corresponding reporting obligation for the holder of the shares or depositary receipts for shares. Special rules apply with respect to the attribution of shares or depositary receipts for shares or voting rights that are part of the property of a partnership or other community of property.

        Gross short positions in shares must also be notified to the AFM. For these gross short positions, the same thresholds apply as for notifying an actual or potential interest in the capital and/or or voting rights of a Dutch listed company, as referred to above, and without any set-off against long positions.

        In addition, pursuant to Regulation (EU) No 236/2012, each person holding a net short position attaining 0.2% of the issued share capital of a Dutch listed company is required to notify such position to the AFM or the FCA, depending on which market is the relevant market in terms of liquidity for the company's shares. Each subsequent increase of this position by 0.1% above 0.2% must also be notified. Each net short position equal to 0.5% of the issued share capital of a Dutch listed company and any subsequent increase of that position by 0.1% will be made public via the AFM or FCA short selling register. To calculate whether a natural person or legal person has a net short position, their short positions and long positions must be set-off. A short transaction in a New NV Ordinary Share will only be able to be contracted if a reasonable case can be made that the New NV Ordinary Shares sold can actually be delivered, which requires confirmation of a third party that the New NV Ordinary Shares have been located. The notification shall be made no later than 15:30 Amsterdam time on the following trading day.

Management

        Pursuant to the DFSA, each New NV Director must notify the AFM: (a) immediately following the admission to trading and listing of the New NV Ordinary Shares of the number of New NV Ordinary Shares he/she holds and the number of votes he/she is entitled to cast in respect of New NV's issued share capital, and (b) subsequently of each change in the number of New NV Ordinary Shares he/she holds and of each change in the number of votes he/she is entitled to cast in respect of New NV's issued share capital, immediately after the relevant change. If a New NV Director has notified a transaction to the AFM under the DFSA as described above under "—New NV Shareholders", such notification is sufficient for the purposes of the DFSA as described in this paragraph.

        Furthermore, pursuant to the Market Abuse Regulation ((EU) No 596/2014 ("MAR")) persons discharging managerial responsibilities (including the New NV Directors and members of ULE) (the "PDMRs") must notify the AFM and New NV of any transactions conducted for their own account relating to shares or any debt instruments of New NV or to derivatives or other financial instruments linked thereto.

        In addition, pursuant to MAR and the regulations promulgated thereunder, certain persons who are closely associated with the PDMRs, are also required to notify the AFM and New NV of any transactions conducted for their own account relating to shares or any debt instruments of New NV or to derivatives or other financial instruments linked thereto. MAR and the regulations promulgated thereunder cover, inter alia, the following categories of persons: (i) the spouse or any partner considered by national law as equivalent to the spouse; (ii) dependent children; (iii) other relatives who have shared the same household for at least one year at the relevant transaction date; and (iv) any legal person, trust or partnership, the managerial responsibilities of which are discharged by a PDMR or by a person referred to under (i), (ii) or (iii), which is directly or indirectly controlled by such a person, which is set up for the benefit of such a person, or the economic interest of which is substantially equivalent to those of such a person.

        These notification obligations under MAR apply when the total amount of the transactions conducted by a PDMR or a person closely associated to a PDMR reaches or exceeds the threshold of €5,000 within a calendar year (calculated without netting). When calculating whether the threshold is reached or exceeded, the PDMRs must add any transactions conducted by persons closely associated with them to their own transactions and vice-versa. The first transaction reaching or exceeding the threshold must be notified as set forth above. The notifications pursuant to MAR described above must be made to the AFM and New NV no later than the third business day following the relevant transaction date.

Non-compliance

        Non-compliance with the disclosure obligations set out in the paragraphs above is an economic offence (economisch delict) and may lead to criminal prosecution, the imposition of administrative fines, imprisonment or other sanctions. The AFM may impose administrative penalties or a cease-and-desist order under penalty for non-compliance. If criminal charges are pressed, the AFM is no longer allowed to impose administrative penalties and, vice versa, the AFM is no longer allowed to seek criminal prosecution if administrative penalties have been imposed. Furthermore, a civil court can impose measures against any person who fails to notify or incorrectly notifies the AFM of matters required to be correctly notified. A claim requiring that such measures be imposed must be instituted by New NV and/or one or more shareholders who alone or together with others represent(s) at least 3% of the issued share capital or are able to exercise at least 3% of the voting rights. The measures that the civil court may impose include:

  •
  an order requiring the person violating the disclosure obligations under the DFSA to make appropriate disclosure;

  •
  suspension of voting rights in respect of such person's shares for a period of up to three years as determined by the court;

  •
  voiding a resolution adopted by a General Meeting, if the court determines that the resolution would not have been adopted but for the exercise of the voting rights of the person who is obliged to notify or suspension of that resolution until the court makes a decision about such voiding; and

  •
  an order to the person violating the disclosure obligations under the DFSA to refrain, during a period of up to five years as determined by the court, from acquiring the shares and/or voting rights in the shares.

Public registry

        The AFM does not issue separate public announcements of these notifications. It does, however, keep a public register of all notifications under the DFSA on its website (www.afm.nl). Third parties can request to be notified automatically by e-mail of changes to the public register in relation to a particular company's shares or a particular notifying party.

Identity of Shareholders

        New NV may request Euroclear Nederland, admitted institutions, intermediaries, institutions abroad, and managers of investment institutions, to provide certain information on the identity of its shareholders. Such request may only be made during a period of 60 days up to the day on which the General Meeting will be held. No information will be given on shareholders with an interest of less than 0.5% of the issued share capital. A shareholder who, individually or together with other shareholders, holds an interest of at least 10% in the issued share capital may request New NV to establish the identity of its shareholders. This request may only be made during a period of 60 days until (and not including) the 42nd day before the day on which the General Meeting will be held.

Market Abuse Regulation

        The rules on preventing market abuse set out in MAR are applicable to New NV, the PDMRs, persons closely associated with the PDMRs, other insiders and persons performing or conducting transactions in New NV's financial instruments. Certain important market abuse rules set out in MAR that are relevant for investors are described hereunder.

        New NV is required to make inside information public. Pursuant to MAR, inside information is information of a precise nature, which has not been made public, relating, directly or indirectly, to New NV or to one or more financial instruments, and which, if it were made public, would be likely to have a significant effect on the prices of those financial instruments or on the price of related derivative financial instruments. Unless an exception applies, New NV must without delay publish the inside information by means of a press release and post and maintain it on its website for at least five years. New NV shall not combine the disclosure of inside information to the public with the marketing of its activities. New NV must also provide the AFM with this inside information at the time of publication.

        It is prohibited for any person to make use of inside information by acquiring or disposing of, for its own account or for the account of a third party, directly or indirectly, financial instruments to which that information relates, as well as by an attempt thereto (insider dealing). The use of inside information by cancelling or amending an order concerning a financial instrument to which the information relates where the order was placed before the person concerned possessed the inside information also constitutes insider dealing. In addition, it is prohibited for any person to disclose inside information to anyone else (except where the disclosure is made in the normal exercise of an employment, profession or duties) or, whilst in possession of inside information, to recommend or induce anyone to acquire or dispose of financial instruments to which the information relates. Furthermore, it is prohibited for any person to engage in or attempt to engage in market manipulation, for instance by conducting transactions which give, or are likely to give, false or misleading signals as to the supply of, the demand for or the price of a financial instrument.

DESCRIPTION OF NEW NV AMERICAN DEPOSITARY SHARES

        Unless stated otherwise, the following is a summary of the material terms and rights of the New NV ADSs as those terms and rights will exist as of the consummation of the U.K. Scheme. Because it is a summary and not a complete description of such terms and rights, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to the New NV Deposit Agreement, which will be filed as an exhibit to the registration statement to which this prospectus forms a part. In addition, this summary should be read together with, and is qualified by, the description of New NV Ordinary Shares under the section entitled "Description of New NV Ordinary Shares, the New NV Articles of Association and Related Regulation."

New NV ADSs

        Each New NV ADS will represent ownership of one New NV Ordinary Share. The New NV Depositary will register and deliver the New NV ADSs. Each New NV ADS will also represent ownership of any other securities, cash or other property which may be held by the New NV Depositary. The New NV Depositary's corporate trust office at which the New NV ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the New NV Depositary is located at 60 Wall Street, New York, NY 10005, USA.

Holding New NV ADSs

        New NV ADSs may be held either:

  •
  directly: (a) by having an American Depositary Receipt ("New NV ADR") which is a certificate evidencing a specific number of New NV ADSs, registered in a New NV ADS Holder's name; or (b) by holding New NV ADSs in the DRS; or

  •
  indirectly through a bank, broker, other financial institution or other DTC participant.

        A person who holds New NV ADSs directly is a New NV ADS Holder. This description assumes New NV ADSs are held directly. New NV ADSs issued to a holder of New NV ADSs directly will be issued through DRS, unless the New NV ADS Holder specifically requests certificated New NV ADRs.

        A person who holds New NV ADSs indirectly must rely on the procedures of their broker or other financial institution to assert the rights of New NV ADS Holders described in this section. A holder of New NV ADSs indirectly should consult with their broker or financial institution to find out what those procedures are.

        New NV will not treat New NV ADS Holders as New NV Shareholders and, accordingly, New NV ADS Holders will not have New NV shareholder rights. The rights of New NV Shareholders are governed by Dutch law. Trading of ordinary shares in dematerialized form in a Dutch listed company such as New NV must take place through the Euroclear Nederland system. Under this system, Euroclear Nederland is the registered shareholder of all dematerialized shares in every Dutch listed company. Euroclear Nederland issues representative interests over those dematerialized shares, known as "participation interests", to the ultimate holders of the beneficial interests in the underlying shares (or a holder's nominee). The New NV Depositary will be the holder of such "participation interests" representing the New NV Ordinary Shares which are held by Euroclear Nederland that underlie the New NV ADSs. New NV ADS Holders will have New NV ADS Holder rights. The New NV Deposit Agreement will set out New NV ADS Holder rights as well as the rights and obligations of the New NV Depositary. The laws of the State of New York will govern the New NV Deposit Agreement and the New NV ADSs.

        The following is a summary of the material provisions of the New NV Deposit Agreement. For more complete information, holders of NV NYRSs that will receive New NV ADSs should read the entire New NV Deposit Agreement and the form of New NV ADR.

Dividends and Other Distributions

Receipt of dividends and other distributions on New NV Ordinary Shares

        The New NV Depositary will agree to pay to New NV ADS Holders the cash dividends or other distributions it or the custodian receives on New NV Ordinary Shares or other deposited securities, after deducting its fees and expenses. New NV ADS Holders will receive these distributions in proportion to the number of New NV Ordinary Shares their New NV ADSs represent as of the record date (which will be as close as practicable to the record date for the New NV Ordinary Shares) set by the New NV Depositary with respect to the New NV ADSs.

  •
  Cash.  The New NV Depositary will convert or cause to be converted any cash dividend or other cash distribution received on the New NV Ordinary Shares or any net proceeds from the sale of any New NV Ordinary Shares, rights, securities or other entitlements under the terms of the New NV Deposit Agreement into U.S. dollars if the New NV Depositary can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the New NV Depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the New NV Deposit Agreement allows the New NV Depositary to distribute the foreign currency only to those New NV ADS Holders to whom it is possible to do so. The New NV Depositary will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the New NV ADS Holders who have not been paid and such funds will be held for the respective accounts of the New NV ADS Holders. The New NV Depositary will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the New NV ADS Holders.

    Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the New NV Depositary, that have been suffered or must be paid, will be deducted. For further information on applicable taxes, including in respect of DWT see "Material Tax Considerations for the Dutch Merger and the New NV Ordinary Shares." The New NV Depositary will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the New NV Depositary cannot convert the foreign currency, New NV ADS Holders may lose some or all of the value of the distribution.

  •
  Shares.  For any New NV Ordinary Shares that New NV distributes as a dividend or free distribution, either (1) the New NV Depositary will distribute additional New NV ADSs representing such New NV Ordinary Shares or (2) existing New NV ADSs as of the applicable record date will represent rights and interests in the additional New NV Ordinary Shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the New NV Depositary and taxes and/or other governmental charges incurred or suffered. The New NV Depositary will only distribute whole New NV ADSs. The New NV Depositary will try to sell New NV Ordinary Shares which would require it to deliver a fractional New NV ADS and distribute the net proceeds in the same way as it does with cash. The New NV Depositary may sell a portion of the distributed New NV Ordinary Shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

  •
  Elective Distributions in Cash or Shares.  If New NV offers New NV Shareholders the option to receive dividends in either cash or shares, the New NV Depositary, after consultation with New NV and having received timely notice as described in the New NV Deposit Agreement of such elective distribution by New NV, has discretion to determine to what extent such elective distribution will be made available to New NV ADS Holders. New NV must timely first instruct the New NV Depositary to make such elective distribution available to New NV ADS Holders and furnish the New NV Depositary with satisfactory evidence that it is legal to do so. The New NV Depositary could decide it is not legal or reasonably practicable to make such elective distribution available to New NV ADS Holders. In such case, the New NV Depositary shall, on the basis of the same determination as is made in respect of the New NV Ordinary Shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional New NV ADSs representing New NV Ordinary Shares in the same way as it does in a share distribution. The New NV Depositary is not obligated to make available to New NV ADS Holders a method to receive the elective dividend in shares rather than in New NV ADSs. There can be no assurance that New NV ADS Holders will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of New NV Ordinary Shares.

  •
  Rights to Purchase Additional Shares.  If New NV offers holders of New NV Ordinary Shares any rights to subscribe for additional shares, the New NV Depositary shall, having received timely notice as described in the New NV Deposit Agreement of such distribution by New NV, consult with New NV, and New NV must determine whether it is lawful and reasonably practicable to make these rights available to New NV ADS Holders. New NV must first instruct the New NV Depositary to make such rights available to New NV ADS Holders and furnish the New NV Depositary with satisfactory evidence that it is legal to do so. If the New NV Depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the New NV Depositary will endeavor to sell the rights, at such place and upon such terms (including public or private sale) as the New NV Depositary may deem proper, distribute the net proceeds in the same way as it does with cash. The New NV Depositary will allow rights that are not distributed or sold to lapse. In that case, New NV ADS Holders will receive no value for them.

    If the New NV Depositary makes rights available to New NV ADS Holders, it will establish procedures to distribute such rights and enable New NV ADS Holders to exercise the rights upon payment by such New NV ADS Holders of applicable fees, charges and expenses incurred by the New NV Depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to New NV ADS Holders a method to exercise such rights to subscribe for New NV Ordinary Shares (rather than New NV ADSs).

    U.S. securities laws may restrict transfers and cancellation of the New NV ADSs represented by shares purchased upon exercise of rights. For example, New NV ADS Holders may not be able to trade these New NV ADSs freely in the United States. In this case, the New NV Depositary may deliver restricted New NV Depositary shares that have the same terms as the New NV ADSs described in this section except for changes needed to put the necessary restrictions in place.

    There can be no assurance that New NV ADS Holders will be given the opportunity to exercise rights on the same terms and conditions as the holders of New NV Ordinary Shares or be able to exercise such rights.

  •
  Other Distributions.  Subject to receipt of timely notice, as described in the New NV Deposit Agreement, from New NV with the request to make any such distribution available to New NV ADS Holders, and provided the New NV Depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the New NV Deposit Agreement, the New NV Depositary will distribute to New NV ADS Holders anything else it receives that New NV distributes on deposited securities by any means it may deem practicable, upon the payment by New NV ADS Holders of applicable fees, charges and expenses incurred by the New NV Depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the New NV Depositary will endeavor to sell, or cause to be sold, what New NV distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the New NV Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that New NV ADS Holders may have no rights to or arising from such property.

    The New NV Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any New NV ADS holders. New NV has no obligation to register New NV ADSs, shares, rights or other securities under the Securities Act. New NV also has no obligation to take any other action to permit the distribution of New NV ADSs, shares, rights or anything else to New NV ADS holders. This means that New NV ADS Holders may not receive the distributions New NV makes on New NV Ordinary Shares or any value for them if New NV and/or the New NV Depositary determines that it is illegal or not practicable for New NV or the New NV Depositary to make them available to New NV ADS Holders.

Deposit, Withdrawal and Cancellation

Issue of New NV ADSs

        The New NV Depositary will deliver New NV ADSs if holders of New NV Ordinary Shares or their broker deposit New NV Ordinary Shares or evidence of rights to receive New NV Ordinary Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the New NV Depositary will register the appropriate number of New NV ADSs in the names that the relevant New NV ADS Holders request and will deliver the New NV ADSs to or upon the order of the person or persons entitled thereto.

Cancellation of a New NV ADS

        New NV ADS Holders may turn in their New NV ADSs at the New NV Depositary's corporate trust office or by providing appropriate instructions to their broker. Upon payment of the New NV Depositary's fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the New NV Depositary will deliver the New NV Ordinary Shares and any other deposited securities underlying the New NV ADSs to the relevant New NV ADS Holders or a person they designate at the office of the custodian. Or, at the request, risk and expense of the relevant holder(s) of New NV ADSs, the New NV Depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

Interchange between Certificated New NV ADSs and Uncertificated New NV ADSs

        New NV ADS Holders may surrender their New NV ADR to the New NV Depositary for the purpose of exchanging their New NV ADR for uncertificated New NV ADSs. The New NV Depositary will cancel that New NV ADR and will send the former holder a statement confirming that they are the owner of uncertificated New NV ADSs. Alternatively, upon receipt by the New NV Depositary of a proper instruction from a holder of uncertificated New NV ADSs requesting the exchange of uncertificated New NV ADSs for certificated New NV ADSs, the New NV Depositary will execute and deliver to such holder a New NV ADR evidencing those New NV ADSs.

Voting Rights of New NV ADS Holders

        New NV ADS Holders may instruct the New NV Depositary to vote the New NV Ordinary Shares or other deposited securities underlying their New NV ADSs at any meeting at which New NV ADS Holders are entitled to vote pursuant to any applicable law, the provisions of the New NV Articles of Association, and the provisions of or governing the deposited securities. Otherwise, New NV ADS Holders could exercise their right to vote directly if they withdraw the New NV Ordinary Shares underlying their New NV ADSs. However, New NV ADS Holders may not know about the meeting sufficiently far enough in advance to withdraw the New NV Ordinary Shares underlying their New NV ADSs.

        If New NV asks for instructions from New NV ADS Holders and upon timely notice from New NV by regular, ordinary mail delivery, or by electronic transmission, as described in the New NV Deposit Agreement, the New NV Depositary will notify New NV ADS Holders of the upcoming meeting at which they are entitled to vote pursuant to any applicable law, the provisions of the New NV Articles of Association, and the provisions of or governing the deposited securities, and arrange to deliver New NV's voting materials to New NV ADS Holders. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the New NV ADS Holders at the close of business on the New NV ADS record date will be entitled, subject to any applicable law, the provisions of the New NV Articles of Association, and the provisions of or governing the deposited securities, to instruct the New NV Depositary as to the exercise of the voting rights, if any, pertaining to the New NV Ordinary Shares or other deposited securities represented by such holder's New NV ADSs; and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given only in respect of a number of New NV ADSs representing an integral number of New NV Ordinary Shares or other deposited securities. For instructions to be valid, the New NV Depositary must receive them in writing on or before the date specified. The New NV Depositary will try, as far as practical, subject to applicable law and the provisions of the New NV Articles of Association, to vote or to have its agents vote the New NV Ordinary Shares or other deposited securities (in person or by proxy) as the New NV ADS Holders instruct. The New NV Depositary will only vote or attempt to vote as the New NV ADS Holders instruct.

        New NV cannot assure the New NV ADS Holders that they will receive the voting materials in time to ensure that they can instruct the New NV Depositary to vote the New NV Ordinary Shares underlying their New NV ADSs. In addition, there can be no assurance that the holders of New NV ADS and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of New NV Ordinary Shares.

        The New NV Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that New NV ADS Holders may not be able to exercise their right to vote and they may have no recourse if the New NV Ordinary Shares underlying their New NV ADSs are not voted as they requested.

        In order to give New NV ADS Holders a reasonable opportunity to instruct the New NV Depositary as to the exercise of voting rights relating to deposited securities, if New NV requests the New NV Depositary to act, New NV will give the New NV Depositary notice of any such meeting and details concerning the matters to be voted at least             business days in advance of the meeting date.

Compliance with Regulations

Information Requests

        Each New NV ADS Holder and beneficial owner shall (a) provide such information as New NV or the New NV Depositary may request pursuant to law, including, without limitation, relevant Dutch law, any applicable law of the United States of America, the New NV Articles of Association, any resolutions of the New NV Board adopted pursuant to the New NV Articles of Association, the requirements of any markets or exchanges upon which the New NV Ordinary Shares, New NV ADSs or New NV ADRs are listed or traded, or any requirements of any electronic book-entry system by which the New NV ADSs or New NV ADRs may be transferred, regarding the capacity in which they own or owned New NV ADRs, the identity of any other persons then or previously interested in such New NV ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of Dutch law, the New NV Articles of Association, and the requirements of any markets or exchanges upon which the New NV ADSs, New NV ADRs or New NV Ordinary Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the New NV ADSs, New NV ADRs or New NV Ordinary Shares may be transferred, to the same extent as if such New NV ADS Holder or beneficial owner held New NV Ordinary Shares directly, in each case irrespective of whether or not they are New NV ADS Holders or beneficial owners at the time such request is made.

Disclosure of Interests

        Each New NV ADS Holder and beneficial owner shall comply with New NV's requests pursuant to Dutch law, the rules and requirements of the New York Stock Exchange, Euronext Amsterdam, the LSE's Main Market, the Listing Rules of the FCA, the U.K. Disclosure Guidance and Transparency Rules and any other stock exchange on which the New NV Ordinary Shares are, or will be, registered, traded or listed or the New NV Articles of Association, which requests are made to provide information, inter alia, as to the capacity in which such New NV ADS Holder or beneficial owner owns New NV ADSs and regarding the identity of any other person interested in such New NV ADSs and the nature of such interest and various other matters, whether or not they are New NV ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

        New NV ADS Holders will be required to pay the following service fees to the New NV Depositary bank and certain taxes and governmental charges (in addition to any applicable fees,

expenses, taxes and other governmental charges payable on the deposited securities represented by their New NV ADSs):

Service	Fees

•

To any person to which New NV ADSs are issued or to any person to which a distribution is made in respect of New NV ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to $ per New NV ADS issued
• Cancellation of New NV ADSs, including the case of termination of the New NV Deposit Agreement	Up to $ per New NV ADS cancelled
• Distribution of cash dividends	Up to $ per New NV ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to $ per New NV ADS held
• Distribution of New NV ADSs pursuant to exercise of rights.	Up to $ per New NV ADS held
• Distribution of securities other than New NV ADSs or rights to purchase additional New NV ADSs	Up to $ per New NV ADS held
• Depositary services	Up to $ per New NV ADS held on the applicable record date(s) established by the New NV Depositary bank

        New NV ADS Holders will also be responsible to pay certain fees and expenses incurred by the New NV Depositary and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by their New NV ADSs) such as:

  •
  Fees for the transfer and registration of New NV Ordinary Shares charged by the registrar and transfer agent for the New NV Ordinary Shares in the Netherlands (i.e., upon deposit and withdrawal of New NV Ordinary Shares);

  •
  Expenses incurred for converting foreign currency into U.S. dollars;

  •
  Expenses for cable, telex and fax transmissions and for the delivery of securities;

  •
  Taxes and duties upon the transfer of securities (i.e., when New NV Ordinary Shares are deposited or withdrawn from deposit);

  •
  Fees and expenses incurred in connection with the delivery or servicing of New NV Ordinary Shares on deposit; and

  •
  Fees and expenses incurred in connection with the distribution of dividends.

        The New NV Depositary fees payable upon the issuance and cancellation of New NV ADSs are typically paid to the New NV Depositary by the brokers (on behalf of their clients) receiving the newly issued New NV ADSs from the New NV Depositary and by the brokers (on behalf of their clients) delivering the New NV ADSs to the New NV Depositary for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to New NV ADS Holders and the New NV Depositary services fee are charged by the New NV Depositary to the holders of record of New NV ADSs as of the applicable New NV ADS record date.

        The New NV Depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the New NV Depositary charges the applicable fee to the New NV ADS record date holders concurrent with the distribution. In the case of New NV ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the New NV Depositary sends invoices to the applicable New NV ADS record date holders. In the case of New NV ADSs held in brokerage and custodian accounts (via DTC), the New NV Depositary generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the New NV ADSs held in DTC) from the brokers and custodians holding New NV ADSs in their DTC accounts. The brokers and custodians who hold their clients' New NV ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the New NV Depositary.

        In the event of refusal to pay the New NV Depositary fees, the New NV Depositary may, under the terms of the New NV Deposit Agreement, refuse the requested service until payment is received or may set off the amount of the New NV Depositary fees from any distribution to be made to the New NV ADS Holder.

        The New NV Depositary may make payments to New NV or reimburse New NV for certain costs and expenses, by making available a portion of the New NV ADS fees collected in respect of the New NV ADR program or otherwise, upon such terms and conditions as New NV and the New NV Depositary agree from time to time.

Payment of Taxes

        New NV ADS Holders will be responsible for any taxes or other governmental charges payable, or which become payable, on their New NV ADSs or on the deposited securities represented by any of their New NV ADSs. The New NV Depositary may refuse to register or transfer New NV ADSs or allow the withdrawal of the deposited securities represented by New NV ADSs until such taxes or other charges are paid. The New NV Depositary may apply payments owed to New NV ADS Holders or sell deposited securities represented by their New NV ADSs to pay any taxes owed and New NV ADS Holders will remain liable for any deficiency. If the New NV Depositary sells deposited securities, it will, if appropriate, reduce the number of New NV ADSs to reflect the sale and pay to New NV ADS Holders any net proceeds, or send to such holders any property, remaining after it has paid the taxes. New NV ADS Holders will agree to indemnify New NV, the New NV Depositary, the custodian and each of their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such holders. New NV ADS Holders' obligations under this paragraph shall survive any transfer of New NV ADRs, any surrender of New NV ADRs and withdrawal of deposited securities or the termination of the New NV Deposit Agreement.

Reclassifications, Recapitalizations and Mergers

If New NV:	Then:
Changes the nominal or par value of the New NV Ordinary Shares	The cash, shares or other securities received by the New NV Depositary will become deposited securities.
Reclassifies, splits up or consolidates any of the deposited securities	Each New NV ADS will automatically represent its equal share of the new deposited securities.

Distributes securities on the New NV Ordinary Shares that are not distributed to New NV ADS Holders; or
Recapitalizes, reorganizes, merges, liquidates, sells all or substantially all of New NV's assets, or takes any similar action
The New NV Depositary may distribute some or all of the cash, shares or other securities it received. The New NV Depositary may also deliver new New NV ADSs or ask New NV ADS Holders to surrender their outstanding New NV ADRs in exchange for new New NV ADRs identifying the new deposited securities.

Amendment and Termination

Amendments to the New NV Deposit Agreement

        New NV may agree with the New NV Depositary to amend the New NV Deposit Agreement and the form of New NV ADR without the consent of New NV ADS Holders for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the New NV Depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by New NV ADS Holders under the New NV Deposit Agreement, or materially prejudices a substantial existing right of New NV ADS Holders, it will not become effective for outstanding New NV ADSs until            days after the New NV Depositary notifies New NV ADS Holders of the amendment. At the time an amendment becomes effective, New NV ADS Holders are considered, by continuing to hold their New NV ADSs, to agree to the amendment and to be bound by the New NV ADRs and the New NV Deposit Agreement as amended. If any new laws are adopted which would require the New NV Deposit Agreement to be amended in order to comply therewith, New NV and the New NV Depositary may amend the New NV Deposit Agreement in accordance with such laws and such amendment may become effective before notice thereof is given to New NV ADS Holders.

Termination of the New NV Deposit Agreement

        The New NV Depositary will terminate the New NV Deposit Agreement if New NV asks it to do so, in which case the New NV Depositary will give notice to New NV ADS Holders at least            days prior to termination. The New NV Depositary may also terminate the New NV Deposit Agreement if the New NV Depositary has told New NV that it would like to resign, or if New NV has removed the New NV Depositary, and in either case New NV has not appointed a new depositary within            days. In either such case, the New NV Depositary must notify New NV ADS Holders at least            days before termination.

        After termination, the New NV Depositary and its agents will do the following under the New NV Deposit Agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver New NV Ordinary Shares and other deposited securities upon cancellation of New NV ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the New NV Depositary may sell any remaining deposited securities by public or private sale. After that, the New NV Depositary will hold the money it received on the sale, as well as any other cash it is holding under the New NV Deposit Agreement, for the pro rata benefit of the New NV ADS Holders that have not surrendered their New NV ADSs. The New NV Depositary will not invest the money and has no liability for interest. After such sale, the New NV Depositary's only obligations will be to account for the money and other cash. After termination, New NV shall be discharged from all obligations under the New NV Deposit Agreement except for New NV's obligations to the New NV Depositary thereunder.

Books of Depositary

        The New NV Depositary will maintain New NV ADS Holder records at its office. New NV ADS Holders may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to New NV, the New NV ADRs and the New NV Deposit Agreement.

        The New NV Depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of New NV ADRs.

        These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the New NV Depositary in connection with the performance of its duties under the New NV Deposit Agreement or at New NV's reasonable written request.

Requirements for New NV Depositary actions

        Before the New NV Depositary will issue, deliver or register a transfer of a New NV ADS, split-up, subdivide or combine New NV ADSs, make a distribution on a New NV ADS, or permit withdrawal of New NV Ordinary Shares, the New NV Depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any New NV Ordinary Shares or other deposited securities and payment of the applicable fees, expenses and charges of the New NV Depositary;

  •
  satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the New NV Deposit Agreement; and

  •
  compliance with (A) any laws or governmental regulations relating to the execution and delivery of New NV ADRs or New NV ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the New NV Depositary may establish, from time to time, consistent with the New NV Deposit Agreement and applicable laws, including presentation of transfer documents.

        The New NV Depositary may refuse to issue and deliver New NV ADSs or register transfers of New NV ADSs generally when the register of the New NV Depositary or New NV's transfer books are closed or at any time if the New NV Depositary or New NV determine that it is necessary or advisable to do so.

The right to receive the New NV Ordinary Shares underlying New NV ADSs

        New NV ADS Holders have the right to cancel their New NV ADSs and withdraw the underlying New NV Ordinary Shares at any time except:

  •
  when temporary delays arise because: (1) the New NV Depositary has closed its transfer books or New NV have closed their transfer books; (2) the transfer of New NV Ordinary Shares is blocked to permit voting at a New NV Shareholders' meeting; or (3) New NV are paying a dividend on New NV Ordinary Shares;

  •
  when New NV ADS Holders owe money to pay fees, taxes and similar charges;

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to New NV ADSs or to the withdrawal of New NV Ordinary Shares or other deposited securities;

  •
  other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

  •
  for any other reason if the New NV Depositary or New NV determines, in good faith, that it is necessary or advisable to prohibit withdrawals.

        The New NV Depositary shall not knowingly accept for deposit under the New NV Deposit Agreement any New NV Ordinary Shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such New NV Ordinary Shares.

        This right of withdrawal may not be limited by any other provision of the New NV Deposit Agreement.

Direct Registration System

        In the New NV Deposit Agreement, all parties to the New NV Deposit Agreement acknowledge that the DRS and Profile Modification System ("Profile") will apply to uncertificated New NV ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the New NV Depositary may register the ownership of uncertificated New NV ADSs, which ownership shall be evidenced by periodic statements issued by the New NV Depositary to the New NV ADS Holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a New NV ADS Holder, to direct the New NV Depositary to register a transfer of those New NV ADSs to DTC or its nominee and to deliver those New NV ADSs to the DTC account of that DTC participant without receipt by the New NV Depositary of prior authorization from the New NV ADS Holder to register such transfer.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF NV AND NEW NV

        The following discussion summarizes the differences in an NV Shareholder's and an NV NYRS Holder's rights resulting from the Dutch Merger. This summary is not complete and does not set forth all of the differences between the NV Articles of Association and the New NV Articles of Association. This summary is subject to the complete text of the relevant provisions of the DCC, the NV Articles of Association and the New NV Articles of Association. We encourage you to read those laws, the NV Articles of Association, which are incorporated by reference into this prospectus and the New NV Articles of Association, which will be filed as an exhibit to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" beginning on page 129 of this prospectus for more details.

        NV and New NV are public limited liability companies incorporated under the laws of the Netherlands. NV Shareholders' and NV NYRS Holders' rights are currently governed by the NV Articles of Association and Dutch law. If the Dutch Merger is completed, the rights of NV Shareholders and NV NYRS Holders who become New NV Shareholders will be governed by Dutch law and the New NV Articles of Association as in effect at the Dutch Merger Effective Time. For a description of the New NV Articles of Association, please refer to the section entitled "Description of New NV Ordinary Shares, the New NV Articles of Association and Related Regulation" beginning on page 86 of this prospectus.

        The New NV Articles of Association will be based on the current NV Articles of Association, as amended to reflect the capital structure of New NV, and as updated and aligned with Dutch law and current market practices. Many of the principal attributes of NV Ordinary Shares and NV NYRSs and of New NV Ordinary Shares (including New NV Ordinary Shares represented by New NV ADSs) will be similar.

        However, there are certain differences between the rights of holders of NV Shares other than NV Ordinary Shares and the rights of New NV Shareholders under their respective articles of association, which differences are set out below. NV NYRS Holders that receive New NV ADSs will have different rights once they become New NV ADS Holders. The rights of a New NV ADS Holder will be governed by the New NV Deposit Agreement. For a discussion of the rights of New NV ADS Holders, see "Description of New NV American Depositary Shares" beginning on page 99 of this prospectus. Rights of NV Shareholders and NV NYRS Holders that are not addressed in the NV Articles of Association, but which NV Shareholders and NV NYRS Holders have pursuant to Dutch law, and which have now been made explicit in the New NV Articles of Association are disregarded for the purposes of the comparison.

Single Class of Shares

        The authorized share capital of New NV consists of a single class of ordinary shares, the New NV Ordinary Shares. The authorized share capital of NV is made up of four classes of shares: the NV Ordinary Shares; the NV Special Shares; the NV 6% Preference Shares; and the NV 7% Preference Shares.

        All New NV Shareholders will have equal shareholder rights, and the New NV Articles of Association do not contain provisions in relation to rights for certain classes of shares, such as (i) rights in relation to appointment of New NV Board members or the amendment of the New NV Articles of Association, (ii) meetings of classes of shares, (iii) preference in case of distributions on shares or (iv) preference in case of the liquidation of New NV, because the authorized share capital of New NV only consists of a single class of shares.

'One Share, One Vote'

        Under the New NV Articles of Association, each New NV Ordinary Share confers the right to cast one vote in the New NV general meeting. No votes may be cast at a New NV general meeting in respect of New NV Ordinary Shares that are held by New NV or its subsidiaries. Under the NV Articles of Association, NV Shareholders and NV NYRS Holders can cast one vote for each €0.16 nominal capital they hold. As a result, NV Shares with a high nominal value (i.e. NV Special Shares and NV Preference Shares) carry multiple voting rights per share.

Pre-emptive Rights

        Under the New NV Articles of Association, the New NV Board may resolve to restrict or exclude pre-emptive rights in relation to the issue of New NV Ordinary Shares or grant of rights to subscribe for New NV Ordinary Shares if and insofar as the New NV Board has been authorized to do so by the New NV general meeting. The New NV general meeting may authorize the New NV Board to restrict or exclude pre-emptive rights in relation to the issue of New NV Ordinary Shares or grant of rights to subscribe for New NV Ordinary Shares for a period not exceeding five years and such authorization may be extended for a period not exceeding five years at a time. Unless otherwise stated, the authorization will be irrevocable. If and insofar the New NV Board is not so authorized, pre-emptive rights may only be limited or excluded by a resolution of the New NV general meeting upon a proposal of the New NV Board. A resolution of the New NV general meeting to limit or exclude pre-emptive rights and a resolution to authorize the New NV Board to limit or exclude pre-emptive rights may only be adopted pursuant to a proposal of the New NV Board and requires a majority of three-quarters of the votes cast at the New NV general meeting. The NV Articles of Association contain a similar provision, but only a simple majority of the votes cast is required.

Acquisition of own Shares

        Under the New NV Articles of Association, New NV may acquire fully paid New NV Ordinary Shares against payment if and insofar as the New NV general meeting has authorized the New NV Board to do so, and provided that New NV shareholder's equity, after giving effect to the payment of the New NV Ordinary Shares to be acquired, is at least equal to the sum of the paid-up and called-up part of New NV's issued capital and the reserves which must be maintained by law or the New NV Articles of Association. The aggregate nominal value of the New NV Ordinary Shares to be acquired or that are already held by New NV and its subsidiaries, or of any New NV Ordinary Shares held in pledge by New NV, may not exceed 50% of New NV's issued share capital. The New NV general meeting will determine in its authorization how many New NV Ordinary Shares New NV may repurchase, in what manner and at what price range. The authorization may be granted for a period not exceeding eighteen months and such authorization may be extended for a period not exceeding eighteen months at a time. A resolution of the New NV general meeting to authorize the New NV Board to acquire New NV Ordinary Shares against payment may only be adopted pursuant to a proposal of the New NV Board and requires a majority of three-quarters of the votes cast at the New NV general meeting. The NV Articles of Association contain a similar provision, but only a simple majority of the votes cast is required, and do not specify that a proposal to reduce NV's issued share capital must be made by the NV Board.

Reduction of Share Capital

        Under the New NV Articles of Association, and subject to applicable Dutch law, the New NV general meeting may, following a proposal by the New NV Board, and with a majority of three-quarters of the votes cast at a New NV general meeting reduce New NV's issued share capital by (i) cancelling New NV Ordinary Shares that are held by New NV or (ii) reducing the nominal value of the New NV Ordinary Shares by amending the New NV Articles of Association. The NV Articles of

Association contain a similar provision, but do not specify that a proposal to reduce NV's issued share capital must be made by the NV Board.

Convening a General Meeting

        Under the New NV Articles of Association, general meetings are convened by the New NV Board and shall be held (i) whenever the New NV Board so decides or (ii) whenever one or more New NV Shareholders representing individually or collectively 3% of the issued capital so request to the New NV Board in writing, specifying the resolution which they wish to be considered. If a New NV general meeting has not been held within eight weeks of the New NV Shareholder(s) making such request, the New NV shareholders will be authorized to request in summary proceedings a District Court to convene a New NV general meeting. Under the NV Articles of Association, general meetings are held whenever the NV Board so decides, or if a district court has authorized one or more NV Shareholders (which for these purposes include NV Dutch NYRS Holders) together representing 10% of the issued capital, who have requested such authorization in summary proceedings, to convene a general meeting.

Threshold for Requesting an Item to be placed on the Agenda of the General Meeting

        Under the New NV Articles of Association, one or more shareholders representing individually or collectively at least 3% of the issued share capital have the right to request to have a matter be placed on the agenda of the New NV general meeting, including an agenda item in respect of a proposed amendment to the New NV Articles of Association or an agenda item in respect of a resolution for the New NV general meeting to approve the appointment of a new director of the board of New NV. The current percentage required by Dutch law is 3%. The NV Articles of Association contain a similar provision, but reflect the former statutory threshold of 1% and do not specify that shareholders can propose an amendment to the NV Articles of Association.

Profit Sharing by Treasury Shares.

        Under the New NV Articles of Association, New NV Ordinary Shares held in treasury by New NV are not entitled to profits, unless those shares are subject to a right of usufruct or a right of pledge. Under the NV Articles of Association, NV Shares (which for these purposes include NV NYRSs) held in treasury are entitled to profits.

 MATERIAL TAX CONSIDERATIONS FOR THE DUTCH MERGER AND THE NEW NV ORDINARY SHARES

Dutch dividend withholding tax

        New NV will take steps immediately prior to and following the completion of Simplification which will enable New NV to make alternative payment arrangements to New NV Shareholders and New NV ADS Holders that will not be subject to DWT ("dividend substitution payments"). These steps and related arrangements and elections are described further below.

Current position under Dutch law

        Subject to any available relief or exemption, NV Shareholders and NV NYRS Holders are currently subject to DWT at a rate of 15% on dividends paid by NV, and NV is responsible for the withholding of such DWT at source. Similarly, New NV Shareholders and New NV ADS Holders would also ordinarily be subject to DWT at that rate on dividends paid by New NV, and New NV would also ordinarily be responsible for the withholding of such DWT.

Anticipated abolition of DWT

        According to the Dutch coalition agreement of October 10, 2017, no DWT would be due nor required to be withheld by New NV as from January 1, 2020. However, any dividends paid by New NV in the period between the completion of Simplification and January 1, 2020 would, ordinarily, be subject to 15% DWT.

Interim arrangements to be made by New NV to enable dividend substitution payments to shareholders free of DWT

        New NV will take steps pending the anticipated abolition of DWT which will enable New NV to make dividend substitution payments to New NV Shareholders and New NV ADS Holders that qualify as repayments of nominal share capital for DWT purposes. Payments made in this way will not be subject to DWT. These steps will include the conversion by New NV of reserves, created on Simplification, into nominal share capital. This conversion will create an initial amount of nominal share capital which will enable DWT-free dividend substitution payments to be made (the "initial headroom"). The initial headroom can be increased with the approval of shareholders, by the conversion of reserves that may become available for distribution into further amounts of nominal capital to enable further DWT-free dividend substitution payments to be made. Based on estimates of reserves available to New NV on Simplification, the New NV Board believes that the initial headroom will be sufficient to make dividend substitution payments free of DWT at least until the anticipated abolition of DWT on January 1, 2020.

        New NV will make arrangements whereby former PLC Shareholders (but not excluded PLC Shareholders and former PLC ADS Holders) will by default receive dividend substitution payments that are free of DWT, unless these holders elect to receive dividend payments from New NV that are subject to DWT.

        Former NV Shareholders and former NV NYRS Holders (as well as excluded PLC Shareholders and former PLC ADS Holders) will by default continue to receive dividend payments subject to DWT unless these holders elect to receive dividend substitution payments that are not subject to DWT.

        If DWT were not abolished on January 1, 2020 as anticipated, New NV would continue to apply the arrangements described above to enable shareholders to receive dividend substitution payments free of DWT (depending on their elections), and the New NV Board will propose resolutions at New NVs annual general meetings to increase the initial headroom, where necessary. The maximum aggregate amount of dividend substitution payments that New NV could make to New NV Shareholders and

New NV ADS Holders free of DWT under these arrangements (the "maximum capacity") will be determined principally by the market capitalization of PLC on Simplification, less the aggregate amount of nominal share capital of those New NV Ordinary Shares to be issued to former PLC Shareholders. This maximum capacity available to New NV may be increased by future share offers or cross border mergers by New NV. For illustrative purposes only, based on PLC's market capitalization and number of PLC shares in issue as at                    2018, the maximum capacity which would be available to New NV to make dividend substitution payments free of DWT would be approximately €                    . This compares with aggregate dividend payments made by PLC and NV in 2017 of €3.9 billion (€1.8 billion and €2.1 billion respectively).

        In addition to the above arrangements, the New NV Board would also consider any alternative structures or measures to mitigate the impact of DWT were DWT not abolished on January 1, 2020 as anticipated; however, the availability or suitability of such structures or measures cannot be guaranteed.

Material Dutch Tax Considerations

        This section outlines the Dutch tax consequences of the Dutch Merger, as well as the Dutch tax consequences of the holding of shares in New NV allotted in connection with the Dutch Merger and represents the opinion of De Brauw Blackstone Westbroek N.V., Dutch counsel to the Unilever Group. It does not present a comprehensive or complete description of all aspects of Dutch tax law which could be of relevance to a New NV Shareholder or New NV ADS Holder. For Dutch tax purposes, a New NV Shareholder or New NV ADS Holder also includes an individual, or an entity, that does not hold the legal title of the New NV Ordinary Shares or New NV ADSs, but to whom nevertheless the New NV Ordinary Shares or New NV ADSs, or their income, are attributed based either on this individual or entity owning a beneficial interest in the New NV Ordinary Shares or New NV ADSs or based on specific statutory provisions. These include statutory provisions under which shares are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the New NV Ordinary Shares or New NV ADSs, respectively.

        A prospective New NV Shareholder or New NV ADS Holder should consult his own tax adviser regarding the tax consequences of any acquisition, holding or disposal of New NV Ordinary Shares or New NV ADSs.

        This section is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus, including, for the avoidance of doubt, the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

        Any reference in this section made to Dutch taxes, Dutch tax or Dutch tax law must be construed as a reference to taxes of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

        Any reference made to a treaty for the avoidance of double taxation concluded by the Netherlands includes the Tax Regulation for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulation for the country of the Netherlands (Belastingregeling voor het land Nederland), the Tax Regulation for the Netherlands Curacao (Belastingregeling Nederland Curacao), the Tax Regulation the Netherlands Saint Martin (Belastingregeling Nederland Sint Maarten) and the Agreement between the Taipei Representative Office in the Netherlands and the Netherlands Trade and Investment Office in Taipei for the avoidance of double taxation.

        This section does not describe the possible Dutch tax considerations or consequences that may be relevant to a prospective New NV Shareholder or New NV ADS Holder:

  •
  who is an individual and for whom the income or capital gains derived from the New NV Ordinary Shares or New NV ADSs are attributable to employment activities, the income from which is taxable in the Netherlands;

  •
  which has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in New NV within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a substantial interest in New NV arises if the New NV Shareholder or New NV ADS Holder, alone or—in case of an individual—together with his partner, owns or holds certain rights to shares, including rights to directly or indirectly acquire shares, representing, directly or indirectly, 5% or more of the issued capital of New NV or of the issued capital of any class of New NV Ordinary Shares or New NV ADSs;

  •
  that is an entity which under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the "CITA"), is not subject to Dutch corporate income tax or is in full or in part exempt from Dutch corporate income tax (such as a qualifying pension fund);

  •
  that is an investment institution (beleggingsinstelling) as described in Section 6a or 28 CITA; or

  •
  that is required to apply the participation exemption (deelnemingsvrijstelling) with respect to the New NV Ordinary Shares or New NV ADSs (as defined in Section 13 CITA). Generally, a New NV Shareholder or New NV ADS Holder is required to apply the participation exemption if it is subject to Dutch corporate income tax and it, or a related entity, holds an interest of 5% or more of the nominal paid-up share capital in New NV.

The Dutch Merger

Corporate Income Tax and Individual Income Tax

        For Dutch corporate income tax and individual income tax purposes, the exchange of the NV Ordinary Shares and NV NYRSs for New NV Ordinary Shares or New NV ADSs under the Dutch Merger will be considered as a disposal of the NV Ordinary Shares and NV NYRSs, as the case may be, followed by an acquisition of the relevant New NV Ordinary Shares or New NV ADSs.

        To the extent that a holder of NV Ordinary Shares or NV NYRSs is subject to Dutch corporate income tax or Dutch individual income tax as a result of a gain realized upon this deemed disposal, such person may elect for non-recognition of that gain for Dutch tax purposes by applying for a roll-over of the tax book value of these NV Ordinary Shares and NV NYRSs, as applicable, into the tax book value of the relevant New NV Ordinary Shares or New NV ADSs acquired in the Dutch Merger if certain conditions are met.

        The above tax neutral treatment of the Dutch Merger including the fulfilment of all conditions has been confirmed in a tax ruling from the Dutch Tax Authorities stating that the holders of NV Ordinary Shares and the NV NYRS Holders benefit from tax neutrality through the application of applicable Dutch tax laws.

        The exchange of the NV Ordinary Shares and NV NYRSs for New NV Ordinary Shares or New NV ADSs under the Dutch Merger will not be subject to withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

When receiving or opting for an ordinary distribution subject to DWT

        If a New NV Shareholder or New NV ADS Holder is resident or deemed to be resident in the Netherlands, such New NV Shareholder or New NV ADS Holder receiving or opting for an ordinary distribution subject to DWT may be entitled to an exemption from or a credit for any DWT against his Dutch tax liability and may be entitled to a refund of any residual DWT.

        Depending on his specific circumstances, a New NV Shareholder or New NV ADS Holder resident in a country other than the Netherlands may be entitled to exemptions from, reduction of, or full or partial refund of, DWT under Dutch law, EU law, or treaties for the avoidance of double taxation.

        A New NV Shareholder or New NV ADS Holder that is resident (i) in an EU member state, or (ii) in a state that is a party to the Agreement on the European Economic Area, or (iii) in a designated third state with which the Netherlands has agreed to an arrangement for the exchange of information on tax matters, is entitled to a full or partial refund of DWT incurred in respect of the New NV Ordinary Shares or New NV ADSs if the final tax burden in respect of the dividends distributed by New NV of a comparable Dutch resident shareholder is lower than the withholding tax incurred by the non-Dutch resident New NV Shareholder or New NV ADS Holder. The refund is granted upon request, and is subject to conditions and limitations. No entitlement to a refund exists if the disadvantage for the non-Dutch resident New NV Shareholder or New NV ADS Holder is entirely compensated in his state of residence under the provisions of a treaty for the avoidance of double taxation concluded between this state of residence and the Netherlands.

        According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction of, or refund of DWT will be granted if the recipient of the dividends paid by New NV is not considered to be the beneficial owner (uiteindelijk gerechtigde) of those dividends.

        The 1965 Dividend Withholding Tax Act (Wet op de dividendbelasting 1965) provides for a non-exhaustive negative description of a beneficial owner. According to the 1965 Dividend Withholding Tax Act, a New NV Shareholder or New NV ADS Holder will not be considered the beneficial owner of the dividends for this purpose if as a consequence of a combination of transactions:

  •
  a person other than the New NV Shareholder or New NV ADS Holder wholly or partly, directly or indirectly, benefits from the dividends;

  •
  whereby this other person retains or acquires, directly or indirectly, an interest similar to that in the New NV Ordinary Shares or New NV ADSs on which the dividends were paid; and

  •
  that other person is entitled to a credit, reduction or refund of DWT that is less than that of the New NV Shareholder or New NV ADS Holder.

Taxes on Income and Capital Gains

Residents of the Netherlands

        The description of certain Dutch tax consequences in this section is only intended for the following New NV Shareholders or New NV ADS Holders:

  •
  individuals who are resident or deemed to be resident in the Netherlands ("Dutch Individuals"); and

  •
  entities or enterprises that are subject to the CITA and are resident or deemed to be resident in the Netherlands ("Dutch Corporate Entities").

Dutch Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities

        Dutch Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities (resultaat uit overige werkzaamheden) are generally subject to income tax at statutory progressive rates with a maximum of 51.95% with respect to any benefits derived or deemed to be derived from the New NV Ordinary Shares or New NV ADSs, including any capital gains realized on their disposal, that are attributable to:

  •
  an enterprise from which a Dutch Individual derives profits, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement (medegerechtigde) to the net worth of this enterprise other than as an entrepreneur or a shareholder; or

  •
  miscellaneous activities, including, without limitation, activities which are beyond the scope of active portfolio investment activities (meer dan normaal vermogensbeheer).

Dutch Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities

        The New NV Ordinary Shares or New NV ADSs held by a Dutch Individual who is not engaged or deemed to be engaged in an enterprise or in miscellaneous activities, or who is so engaged or deemed to be engaged but the New NV Ordinary Shares or New NV ADSs are not attributable to that enterprise or miscellaneous activities, will be subject annually to an income tax imposed on a fictitious yield on the New NV Ordinary Shares or New NV ADSs. The New NV Ordinary Shares or New NV ADSs held by this Dutch Individual will be taxed under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income or capital gains realized, the annual taxable benefit of the assets and liabilities of a Dutch Individual that are taxed under this regime, including the New NV Ordinary Shares or New NV ADSs, is set at a percentage of the positive balance of the fair market value of these assets, including the New NV Ordinary Shares or New NV ADSs, and the fair market value of these liabilities. The percentage for 2018 increases:

  •
  from 2.02% of this positive balance up to €70,800;

  •
  to 4.33% of this positive balance of €70,800 up to €978,000; and

  •
  to a maximum of 5.38% of this positive balance of €978,000 or higher.

        No taxation occurs if this positive balance does not exceed a certain threshold (heffingsvrij vermogen) (€30,000 for 2018). The fair market value of assets, including the New NV Ordinary Shares or New NV ADSs, and liabilities that are taxed under this regime is measured exclusively on January 1, of every calendar year. The tax rate under the regime for savings and investments is a flat rate of 30%.

Dutch Corporate Entities

        Dutch Corporate Entities are subject to corporate income tax at statutory rates up to 25% with respect to any benefits derived or deemed to be derived from the New NV Ordinary Shares or New NV ADSs, including any capital gains realized on their disposal.

Non-residents of the Netherlands

        The description of certain Dutch tax consequences in this section is only intended for the following New NV Shareholders or New NV ADS Holders:

  •
  individuals who are not resident and not deemed to be resident in the Netherlands ("Non-Dutch Individuals"); and

  •
  entities that are not resident and not deemed to be resident in the Netherlands ("Non-Dutch Corporate Entities").

Non-Dutch Individuals

        A Non-Dutch Individual will not be subject to any Dutch taxes on income or capital gains in respect of the purchase, ownership and disposal or transfer of the New NV Ordinary Shares or New NV ADSs, other than DWT as described above, unless:

  •
  the Non-Dutch Individual derives profits from an enterprise, whether as entrepreneur or pursuant to a co-entitlement to the net worth of this enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the New NV Ordinary Shares or New NV ADSs are attributable;

  •
  the Non-Dutch Individual derives benefits from miscellaneous activities carried on in the Netherlands in respect of the New NV Ordinary Shares or New NV ADSs, including (without limitation) activities which are beyond the scope of active portfolio investment activities; or

  •
  the Non-Dutch Individual is entitled to a share in the profits of an enterprise, other than by way of securities, which enterprise is effectively managed in the Netherlands and to which enterprise the New NV Ordinary Shares or New NV ADSs are attributable.

Non-Dutch Corporate Entities

        A Non-Dutch Corporate Entity will not be subject to any Dutch taxes on income or capital gains in respect of the purchase, ownership and disposal or transfer of the New NV Ordinary Shares or New NV ADSs, other than DWT as described above, unless:

  •
  the Non-Dutch Corporate Entity derives profits from an enterprise, which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, to which the New NV Ordinary Shares or New NV ADSs are attributable; or

  •
  the Non-Dutch Corporate Entity is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, other than by way of securities, which enterprise is effectively managed in the Netherlands and to which enterprise the New NV Ordinary Shares or New NV ADSs are attributable.

        Under certain specific circumstances, Dutch taxation rights may be restricted for Non-Dutch Individuals and Non-Dutch Corporate Entities pursuant to treaties for the avoidance of double taxation.

Dutch Gift Tax or Inheritance Tax

        No Dutch gift tax or inheritance tax is due in respect of any gift of the New NV Ordinary Shares or New NV ADSs by, or inheritance of the New NV Ordinary Shares or New NV ADSs on the death of, a New NV Shareholder or New NV ADS Holder, unless:

  •
  at the time of the gift or death of the New NV Shareholder or New NV ADS Holder, the New NV Shareholder or New NV ADS Holder is resident, or is deemed to be resident, in the Netherlands;

  •
  the New NV Shareholder or New NV ADS Holder dies within 180 days after the date of the gift of the New NV Ordinary Shares or New NV ADSs while being, or being deemed to be, resident in the Netherlands at the time of his death but not at the time of the gift; or

  •
  the gift of the New NV Ordinary Shares or New NV ADSs is made under a condition precedent and the New NV Shareholder or New NV ADS Holder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

Other Taxes and Duties

        No other Dutch taxes, including taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by, or on behalf of, the New NV Shareholder or New NV ADS Holder by reason only of the purchase, ownership and disposal of the New NV Ordinary Shares or New NV ADSs.

Residency

        A New NV Shareholder or New NV ADS Holder will not become resident, or be deemed to be resident, in the Netherlands by reason only of holding the New NV Ordinary Shares or New NV ADSs.

Material U.S. Federal Income Tax Considerations

        The following discussion sets forth the material U.S. federal income tax consequences of the Dutch Merger to U.S. holders (as defined below) of NV Ordinary Shares and NV NYRSs who exchange their NV Ordinary Shares or NV NYRSs for New NV Ordinary Shares or New NV ADSs, and except as otherwise noted herein, represents the opinion of Cravath, Swaine & Moore LLP, U.S. Counsel to the Unilever Group. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this prospectus. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion. In addition, we will not seek any ruling from the Internal Revenue Service regarding the Dutch Merger, and as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.

        For purposes of this discussion, the term "U.S. holder" is used to mean a beneficial owner of NV Ordinary Shares or NV NYRSs, that is for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, or any entity treated as a corporation, created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        If a partnership holds NV Ordinary Shares or NV NYRSs, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding NV Ordinary Shares or NV NYRSs, you should consult your own tax advisors.

        This discussion assumes that you hold your NV Ordinary Shares or NV NYRSs as capital assets within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

  •
  a shareholder that will hold at least 5% (applying certain attribution rules) of both the total voting power and the total value of the stock of New NV immediately after the transaction;

  •
  a bank or other financial institution;

  •
  a tax-exempt organization;

  •
  an S corporation or other pass-through entity;

  •
  an insurance company;

  •
  a mutual fund;

  •
  a regulated investment company or real estate investment trust;

  •
  a dealer or broker in stocks and securities, or currencies;

  •
  a trader in securities that elects mark-to-market treatment;

  •
  a person subject to the alternative minimum tax;

  •
  a person that received NV Ordinary Shares through the exercise of an employee stock option or pursuant to a tax-qualified retirement plan;

  •
  a person that has a functional currency other than the U.S. dollar;

  •
  a person that holds NV Ordinary Shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

  •
  a U.S. expatriate.

        In addition, this discussion does not address any U.S. state or local, or any non-U.S., tax consequences of the Dutch Merger.

        ALL HOLDERS OF NV ORDINARY SHARES AND NV NYRSs SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE DUTCH MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Dutch Merger

        You will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of NV Ordinary Shares or NV NYRSs for New NV Ordinary Shares or New NV ADSs pursuant to the Dutch Merger. Accordingly, your aggregate tax basis in the New NV Ordinary Shares or New NV ADSs will equal your aggregate tax basis in the NV Ordinary Shares or NV NYRSs you surrender in the Dutch Merger in exchange therefor. In addition, your holding period for the New NV Ordinary Shares or New NV ADSs will include your holding period for the NV Ordinary Shares or NV NYRSs you surrender in the Dutch Merger in exchange therefor. If you acquired different blocks of NV Ordinary Shares or NV NYRSs at different times or at different prices, your tax basis and holding period for your New NV Ordinary Shares or New NV ADSs will be determined separately with reference to each block of NV Ordinary Shares or NV NYRSs.

Material U.S. Federal Income Tax Considerations Relating to the Ownership and Disposition of New NV Ordinary Shares or New NV ADSs Received in the Dutch Merger

        The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition by U.S. holders of New NV Ordinary Shares or New NV ADSs received in the Dutch Merger.

Taxation of Dividends

        The gross amount of distributions on the New NV Ordinary Shares or New NV ADSs (including any amounts withheld in respect of Dutch withholding taxes and including any distributions treated as a return of nominal share capital for Dutch tax purposes) will be taxable as dividends to the extent paid out of New NV's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. You should expect that the full amount of a distribution will generally be treated as a taxable dividend. Such income (including any withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you. Such dividends will generally not be eligible for the dividends received deduction allowed to corporations under the Code.

        With respect to non-corporate U.S. investors, certain dividends received from a qualified foreign corporation are eligible for reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of the tax treaty between the United States and the Netherlands, and we believe that New NV will be eligible for the benefits of that treaty.

        The amount of any dividend paid in euro will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, regardless of whether the euro are converted into U.S. dollars. If the euro received as a dividend are converted into U.S. dollars on the date they are received, you generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the euro received as a dividend are not converted into U.S. dollars on the date of receipt, you will have a basis in the euro equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the euro will be treated as U.S. source ordinary income or loss.

        Subject to certain conditions and limitations, Dutch withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. The rules governing the foreign tax credit are complex. You are urged to consult your own tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Capital Gains

        You will recognize gain or loss on any sale or other taxable disposition of New NV Ordinary Shares or New NV ADSs in an amount equal to the difference between the amount realized for the New NV Ordinary Shares or New NV ADSs and your tax basis in the New NV Ordinary Shares or New NV ADSs. Such gain or loss will generally be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as U.S. source gain or loss.

Information with Respect to Foreign Financial Assets

        U.S. owners of "specified foreign financial assets" with an aggregate value in excess of $50,000 (or, in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. "Specified foreign financial assets" may include stocks and securities issued by non-U.S. persons. You are urged to consult your own tax advisors regarding the application of this reporting requirement to your ownership of New NV Ordinary Shares or New NV ADSs.

        This summary of certain U.S. federal income tax consequences of the Dutch Merger to holders of NV Ordinary Shares and NV NYRSs is not tax advice. The determination of the actual tax consequences of the Dutch Merger to a holder of NV Ordinary Shares or NV NYRSs will depend on the holder's specific situation. Holders of NV Ordinary Shares or NV NYRSs should consult their own tax advisors as to the tax consequences of the Dutch Merger in their particular circumstances, including the applicability and effect of any state, local, foreign or other tax laws and of any changes in those laws.

Material U.K. Tax Considerations

U.K. Taxation

        The following is a general summary of material U.K. tax considerations relating to the Dutch Merger and the ownership and disposal of New NV Ordinary Shares or New NV ADSs. The comments set out below are based on U.K. tax law as applied in England and Wales and what is understood to be the practice of Her Majesty's Revenue and Customs ("HMRC") (which may not be binding on HMRC) as at the date of this summary, both of which are subject to change, possibly with retrospective effect. Except as otherwise noted therein, they represent the opinion of Linklaters LLP, counsel to the Unilever Group. They are intended as a general guide and apply only to a holder of NV Ordinary Shares or NV NYRSs who holds such NV Ordinary Shares or NV NYRSs and will hold New NV Ordinary Shares or New NV ADSs as capital investments for U.K. tax purposes and is the absolute beneficial owner thereof and of any dividends paid thereon for U.K. tax purposes.

        This summary does not address all aspects of U.K. taxation that may be relevant to you in light of your particular circumstances and shareholders holding their shares via a depositary receipt system or clearance service should note that they may not always be the absolute beneficial owners thereof. Certain categories of shareholders, including those falling outside the category as described above, those carrying on certain financial activities, those subject to specific tax regimes or benefitting from certain reliefs or exemptions, those connected with NV or New NV, individuals to whom "split year" treatment applies and those for whom the NV Ordinary Shares or NV NYRSs are employment-related securities may be subject to special rules, and this summary does not apply to such shareholders and any general statements made in this disclosure do not take them into account. This summary also does not apply to any shareholder who, alone or with certain associated persons, is (or has been) interested or treated as interested in more than 5% of the ordinary share capital of NV or New NV.

        This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. A holder of NV Ordinary Shares or NV NYRSs should take independent tax advice regarding the tax consequences, specifically under the tax law of England and Wales after taking into account HMRC practice, of the Dutch Merger and any acquisition, holding or disposal of New NV Ordinary Shares or New NV ADSs.

        This summary does not address the tax treatment of holders of NV Bearer Subshares and NV Registered Subshares, collectively referred to as 'Subshare Holders'. Subshare Holders are strongly encouraged to seek independent legal and tax advice.

U.K. Taxation of Capital Gains

U.K. residents

Dutch Merger

        A U.K. resident holder of NV Ordinary Shares or NV NYRSs who does not hold (either alone or together with persons connected with him) more than 5% of, or of any class of, shares in or debentures of NV should not be treated as having made a disposal of such NV Ordinary Shares or NV NYRSs as a result of the Dutch Merger. Instead, the New NV Ordinary Shares or New NV ADSs should be treated as the same asset as the NV Ordinary Shares or NV NYRSs (which will cease to exist) acquired at the same time and for the same consideration as those NV Ordinary Shares or NV NYRSs.

        Any such holder who holds (either alone or together with persons connected with him) more than 5% of, or of any class of, shares in or debentures of NV, will only be eligible for the treatment described in the preceding paragraph if the Dutch Merger is effected for bona fide commercial reasons and does not form part of a scheme or arrangement of which the main purpose, or one of the main purposes, is the avoidance of liability to tax on capital gains. Such holders are advised that an application for clearance has been made to HMRC under Section 138 of the Taxation of Chargeable Gains Act 1992 in respect of the Dutch Merger that HMRC are satisfied that the Dutch Merger will be effected for bona fide commercial reasons and will not form part of such a scheme or arrangement. If such clearance is given, any such holder will be treated in the manner described in the preceding paragraph. The Dutch Merger is not conditional on such clearance being obtained.

New NV Ordinary Shares and New NV ADSs

        New NV Shareholders or New NV ADS Holders who are resident in the U.K., or in the case of individuals, who cease to be resident in the U.K. (including for the purposes of a double tax treaty) for a period of five years or less, may, depending on their circumstances (including the availability of exemptions or reliefs) be liable for U.K. taxation on chargeable gains in respect of gains arising from a sale or other disposal of New NV Ordinary Shares or New NV ADSs.

Non-U.K. residents

Dutch Merger

        A non-U.K. resident NV Shareholder or holder of NV NYRSs holding NV Ordinary Shares or NV NYRSs as an investment will not be subject to U.K. tax on capital gains as a result of the Dutch Merger, unless such holder is an individual who (whether solely or in partnership) carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which such NV Ordinary Shares or NV NYRSs are attributable, or is a corporation which carries on trade in the U.K. through a permanent establishment to which such NV Ordinary Shares or NV NYRSs are attributable.

        In any event, a non-U.K. resident holder of NV Ordinary Shares or NV NYRSs holding NV Ordinary Shares or NV NYRSs as an investment who does not hold (either alone or together with persons connected with him) more than 5% of, or of any class of, shares in or debentures of NV should not be treated as having made a disposal of such NV Ordinary Shares or NV NYRSs as a result of the Dutch Merger. Instead, the New NV Ordinary Shares or New NV ADSs should be treated as the same asset as the NV Ordinary Shares or NV NYRSs acquired at the same time and for the same consideration as those NV Ordinary Shares or NV NYRSs.

        Any such holder who holds (either alone or together with persons connected with him) more than 5% of, or of any class of, shares in or debentures of NV, will only be eligible for the treatment described in the preceding paragraph if the Dutch Merger is effected for bona fide commercial reasons and does not form part of a scheme or arrangement of which the main purpose, or one of the main purposes, is the avoidance of liability to tax on capital gains. Such holders are advised that an application for clearance has been made to HMRC under section 138 of the Taxation of Chargeable Gains Act 1992 in respect of the Dutch Merger that HMRC are satisfied that the Dutch Merger will be effected for bona fide commercial reasons and will not form part of such a scheme or arrangement. If such clearance is given, any such holder will be treated in the manner described in the preceding paragraph. The Dutch Merger is not conditional on such clearance being obtained.

New NV Ordinary Shares and New NV ADSs

        An individual who is a New NV Shareholder or holder of a New NV ADS will not be liable for U.K. capital gains tax on capital gains realized on the disposal of New NV Ordinary Shares or New NV ADSs unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the New NV Ordinary Shares or New NV ADSs are attributable.

        An individual holder of New NV Ordinary Shares or New NV ADSs who is temporarily non-U.K. resident for U.K. tax purposes will, in certain circumstances, become liable to U.K. tax on capital gains in respect of gains realised while he or she was not resident in the U.K.

        A corporation which is a New NV Shareholder or holder of a New NV ADS will not be liable for U.K. corporation tax on chargeable gains realized on the disposal of New NV Ordinary Shares or New NV ADSs unless it carries on a trade in the U.K. through a permanent establishment to which the shares are attributable.

U.K. Taxation of Dividends

        New NV will not be required to withhold amounts on account of U.K. tax at source when paying a dividend.

U.K. residents

        An individual New NV Shareholder or holder of New NV ADSs who is resident in the U.K. will not be subject to income tax on a dividend received from New NV if the total amount of dividend income received by such individual in the tax year (including the dividend received from New NV) does not exceed a dividend allowance of £2,000, which will be taxed at a nil rate (the "Dividend Allowance").

        In determining the income tax rate or rates applicable to a U.K. resident individual New NV Shareholder or holder of New NV ADSs' taxable income, dividend income is treated as the highest part of such individual shareholder's income. Dividend income that falls within the Dividend Allowance will count towards the basic or higher rate limits (as applicable) which may affect the rate of tax due on any dividend income in excess of the Dividend Allowance.

        To the extent that a U.K. resident individual New NV Shareholder or holder of New NV ADSs' dividend income for the tax year exceeds the Dividend Allowance and, when treated as the top slice of such individual shareholder's income, falls above such individual shareholder's personal allowance but below the basic rate limit, such an individual shareholder will be subject to tax on the dividend income at the basic rate of 7.5%. To the extent that such dividend income falls above the basic rate limit but below the higher rate limit, such an individual shareholder will be subject to tax on that dividend income at the dividend upper rate of 32.5%. To the extent that such dividend income falls above the higher rate limit, such an individual shareholder will be subject to tax on that dividend income at the dividend additional rate of 38.1%.

        Any DWT withheld from the payment of a dividend may be available as a credit against the income tax payable by an individual shareholder in respect of the dividend.

        New NV Shareholders or New NV ADS Holders who are within the charge to corporation tax in respect of shares in New NV will be subject to corporation tax on the gross amount of any dividends paid by New NV, subject to any applicable credit for any applicable Dutch withholding tax, unless (subject to special rules for such shareholders that are small companies), the dividends fall within an exempt class and certain other conditions are met. Each New NV Shareholder's position will depend on its own individual circumstances, although it would normally be expected that the dividends paid by New NV would fall within an exempt class. However, it should be noted that the exemptions are not comprehensive and may be subject to anti-avoidance rules.

Non-U.K. residents

        A non-resident New NV Shareholder or holder of a New NV ADS holding their New NV Ordinary Shares or New NV ADSs as an investment and not in connection with any trade, profession or vocation carried on through a branch, agency or permanent establishment in the U.K. will not be subject to U.K. tax in respect of any dividends paid by New NV.

Dividends Paid Prior to the Abolition of DWT

        As described further under "Dutch dividend withholding tax" above, New NV intends to make arrangements that would enable it to make payments (dividend substitution payments) to shareholders prior to the abolition of DWT (expected as from 1 January 2020) that qualify as repayments of nominal capital for DWT purposes and which can therefore be paid free of DWT. Any such dividend substitution payments received by a New NV Shareholder or holder of New NV ADSs should be treated as income distributions for U.K. tax purposes with the same U.K. tax consequences as a regular dividend, as described above.

U.K. Inheritance Tax

        NV Ordinary Shares and NV NYRSs which are registered on the NV share register outside the United Kingdom are situated outside the United Kingdom for the purposes of U.K. inheritance tax. New NV Ordinary Shares which are registered on the New NV share register outside the United Kingdom are also situated outside the United Kingdom for the purposes of U.K. inheritance tax. Similarly, New NV ADSs representing ownership of such New NV Ordinary Shares (and any other securities, cash or other property situated outside the U.K. for the purposes of U.K. inheritance tax) which are registered in the New NV Depositary's records outside the U.K. are situated outside the U.K. for the purposes of U.K. inheritance tax. A gift of such assets by, or the death of, an individual holder of such assets may (subject to certain exemptions and reliefs) give rise to a liability to U.K. inheritance tax, even if the holder is not domiciled there (under certain rules relating to long residence or previous domicile). Generally, U.K. inheritance tax is not chargeable on gifts to individuals if the transfer is made more than seven complete years prior to death of the donor. For inheritance tax purposes, a transfer of assets at less than full market value may be treated as a gift and particular rules apply to gifts where the donor reserves or retains some benefit. Where a holder is neither domiciled nor deemed domiciled (under certain rules relating to long residence or previous domicile) in the U.K., neither a gift of such assets by the holder nor the death of such holder will give rise to a liability to U.K. inheritance tax.

        Special rules also apply to close companies and to trustees of settlements who acquire, dispose of or hold NV Ordinary Shares, NV NYRSs, New NV Ordinary Shares or New NV ADSs, which could bring them within the charge to inheritance tax. Holders of NV Ordinary Shares, NYRSs, New NV Ordinary Shares or New NV ADSs should consult an appropriate tax adviser if they make a gift or transfer at less than market value or hold or intend to hold any NV Ordinary Shares, NV NYRSs, New NV Ordinary Shares or New NV ADSs through a close company or trust. They should also seek professional advice in a situation where there is potential for a double charge to U.K. inheritance tax and an equivalent tax in another country or if they are in any doubt about their U.K. inheritance tax position.

Stamp Duty and Stamp Duty Reserve Tax ("SDRT")

Stamp duty and SDRT on the issue of New NV Ordinary Shares or New NV ADSs pursuant to the Dutch Merger

        No U.K. stamp duty or SDRT will be payable on the cancellation of NV Ordinary Shares or NV NYRSs or the issue of New NV Ordinary Shares or New NV ADSs pursuant to the Dutch Merger.

Stamp duty and SDRT on the transfer of New NV Ordinary Shares or New NV ADSs

        No U.K. stamp duty should be required to be paid on the transfer of New NV Ordinary Shares or New NV ADSs provided that any instrument of transfer is not executed in the U.K., and does not relate to any property situated or to any matter or thing done or to be done, in the U.K. No U.K. SDRT will be payable on any agreement to transfer New NV Ordinary Shares or New NV ADSs provided that, as is intended to be the case, the New NV Ordinary Shares are not registered in any register kept in the U.K.

Other Taxation

        Holders of NV Ordinary Shares and NV NYRSs who may be subject to taxation in any jurisdiction other than the US, the Netherlands or the United Kingdom, should consult with their own professional advisers immediately.

        In certain circumstances India imposes tax on non-resident shareholders that realize gains when transferring shares in non-Indian companies, where those companies derive 50% or more of their value from Indian assets. Persons subject to this tax include a shareholder which, together with its associated enterprises, has held more than 5% of the voting rights or share capital in such a non-Indian company at any time in the twelve months preceding the transfer. In addition, a secondary withholding obligation may be sought to be imposed on the transferee of such shares (which could include New NV in the case of Simplification), although under the terms of the U.K. Scheme there is no cash payment from which such withholding could be made.

 LEGAL MATTERS

        The legality of the New NV Ordinary Shares being registered pursuant to this registration statement will be passed upon for New NV by Linklaters LLP, Amsterdam, The Netherlands acting in its capacity as legal advisor to New NV. Certain U.S. tax matters will be passed upon for New NV by Cravath, Swaine & Moore LLP, London, England, and certain Dutch tax matters will be passed upon for New NV by De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands. Certain U.K. tax matters will be passed upon for New NV by Linklaters LLP, London, England.

 EXPERTS

        The consolidated financial statements of the Unilever Group as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein, in reliance upon the report of KPMG Accountants N.V and KPMG LLP, independent registered public accounting firms, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

        The audit report contains an explanatory paragraph that states that the Unilever Group acquired Carver Korea Co, Ltd, Mãe Terra, TAZO, Sundial, and Schmidt's Naturals during November and December 2017 and management excluded from its assessment of the effectiveness of the Unilever Group's internal control over financial reporting as of December 31, 2017, Carver Korea Co, Ltd, Mãe Terra, TAZO, Sundial, and Schmidt's Naturals' internal control over financial reporting associated with approximately 7.8% of Unilever Group's total assets as of December 31, 2017 and approximately 0.17% of Unilever Group's turnover included in the consolidated financial statements of the Unilever Group as of and for the year ended December 31, 2017. The audit of internal control over financial reporting of the Unilever Group by KPMG LLP and KPMG Accountants N.V. also excluded an evaluation of the internal control over financial reporting of Carver Korea Co, Ltd, Mãe Terra, TAZO, Sundial, and Schmidt's Naturals.

 LIMITATION ON ENFORCEMENT

        New NV is a company incorporated under the laws of the Netherlands, and a substantial portion of the Unilever Group's assets will be located outside of the United States. In addition, certain members of the New NV Board and certain executive officers of New NV, as well as certain experts named in this prospectus, may reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States on New NV or such individuals, or to enforce outside the United States any judgments obtained against New NV or such persons in U.S. courts in any action, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. In addition, it may be difficult for investors to enforce rights predicated upon the U.S. federal securities laws in original actions brought in courts in jurisdictions located outside the United States (including the Netherlands) or enforce claims for punitive damages.

        The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. In addition, the countries of residence of the members of the New NV Board and certain executive officers, as well as certain experts named in this prospectus, may also not have a treaty providing for the reciprocal recognition and enforcement of judgments. Consequently, a final judgment for payment of money rendered by a court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be recognized or enforceable in the Netherlands. However, if a person has obtained a final judgment without possibility of appeal for the payment of money rendered by a court in the United States which is enforceable in the United States and files his claim with the competent Dutch court, the Dutch court will generally recognize and give effect to such foreign judgment insofar as it finds that (i) the jurisdiction of the court has been based on an internationally generally accepted ground, (ii) proper legal procedures have been observed, (iii) the judgment does not contravene Dutch public policy, and (iv) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognized in the Netherlands. Furthermore, Dutch courts may deny the recognition and enforcement of specific types of awards. For example, punitive damages may be contrary to Dutch public policy.

        As such there can be no assurance that New NV Shareholders or New NV ADS Holders will be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws, against New NV or members of the New NV Board, executive officers or certain experts named in this prospectus who are residents of the Netherlands or countries other than the United States.

WHERE YOU CAN FIND MORE INFORMATION

        NV and PLC make, and New NV will make, their annual and other information available on their website www.unilever.com. Information included in or otherwise accessible through this website is not a part of, and is not incorporated by reference into, this prospectus.

        NV and PLC are each a "foreign private issuer" and, under the rules adopted under the Exchange Act, are exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and shareholders under Section 16 of the Exchange Act. NV and PLC file annual reports on Form 20-F with the SEC and also furnish reports on Form 6-K to the SEC.

        You may read and copy any document that NV or PLC files at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including NV and PLC. The SEC's website can be found at http://www.sec.gov.

        Investors may also consult NV's or PLC's website for more information about NV or PLC. The website is www.unilever.com. Information included or otherwise accessible through NV's or PLC's website is not a part of, and is not incorporated by reference into, this prospectus.

        New NV has filed with the SEC a registration statement on Form F-4 of which this prospectus forms a part. The registration statement registers the New NV Ordinary Shares to be issued to NV Shareholders and NV NYRS Holders in the Dutch Merger. The registration statement, including the attached exhibits, contains additional relevant information about New NV and New NV Ordinary Shares. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC.

        In addition, New NV has incorporated by reference certain information of NV and PLC filed with the SEC by NV and PLC into this prospectus, which means that New NV can disclose important information to you by referring you to another document that NV and PLC have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus, and includes important information about NV and PLC and their financial condition, business and results. The following documents, which have been filed with the SEC by NV and PLC, are incorporated by reference into this prospectus:

  •
  NV's Annual Report on Form 20-F (File No: 001-04547) for the financial year ended December 31, 2017, which was filed with the SEC on February 28, 2018;

  •
  Amendment No. 1 to NV's Annual Report on Form 20-F (File No: 001-04547) for the financial year ended December 31, 2017, which was filed with the SEC on March 8, 2018;

  •
  NV's 2018 Half-year Results on Form 6-K (File No: 001-04547) for the six-month period ended June 30, 2018, which was filed with the SEC on July 25, 2018;

  •
  PLC's Annual Report on Form 20-F (File No: 001-04546) for the financial year ended December 31, 2017, which was filed with the SEC on February 28, 2018;

  •
  Amendment No. 1 to PLC's Annual Report on Form 20-F (File No: 001-04546) for the financial year ended December 31, 2017, which was filed with the SEC on March 8, 2018; and

  •
  PLC's 2018 Half-year Results on Form 6-K (File No: 001-04546) for the six-month period ended June 30, 2018, which was filed with the SEC on July 25, 2018.

        All annual reports on Form 20-F that NV and PLC file with the SEC, and certain reports on Form 6-K that NV and PLC furnish to the SEC indicating, to the extent designated therein, that they are so incorporated by reference into this prospectus, in each case, after the date of the initial registration statement on Form F-4 of which this prospectus forms a part and prior to effectiveness of the registration statement on Form F-4 of which this prospectus forms a part shall be deemed to be incorporated by reference into this prospectus. In addition, all annual reports on Form 20-F that NV and PLC file with the SEC and certain reports on Form 6-K that NV and PLC furnish to the SEC indicating, to the extent designated therein, that they are so incorporated by reference into this prospectus, in each case after the date of this prospectus and prior to the date of the NV Extraordinary General Meeting, will also be incorporated by reference into this prospectus. Such documents filed or furnished by NV and PLC are considered to be a part of this prospectus, effective as of the date such documents are filed or furnished.

        You can obtain any of these documents from the SEC, through the SEC's website at the address described above, or you may request a paper copy of these filings, at no cost, by writing to or telephoning NV or PLC at the following address:

Vice President, Assistant Secretary
and Associate General Counsel
Unilever United States, Inc.
700 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
(201) 894-2829

        In the event of conflicting information in this prospectus in comparison to any document incorporated by reference into this prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

        You should rely only on the information contained in or incorporated by reference into this prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus. This prospectus is dated                        , 2018. You should not assume that the information contained in this prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this prospectus to NV Shareholders with a registered address in the United States or NV NYRS Holders nor the allotment of New NV Ordinary Shares or New NV ADSs in connection with the Dutch Merger will create any implication to the contrary.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Article 7.9 of the New NV Articles of Association includes a provision to, unless Dutch law provides otherwise, reimburse current and former New NV Directors for: (i) the reasonable costs of conducting a defense against claims resulting from an act or omission in performing their duties or in performing other duties New NV has asked them to fulfill; (ii) any compensation or financial penalties they owe as a result of an act or omission as referred to in (i); (iii) any amounts they owe under settlements they have reasonably entered into with New NV's prior consent in connection with an act or omission as referred to in (i); (iv) the reasonable costs of other proceedings in which they are involved as a current or former New NV Director, except for proceedings in which they are primarily asserting their own claims. A New NV Director is not entitled to such if and insofar as: (A) it has been established in a final and non-appealable decision of the competent court or, in the event of arbitration, of an arbitrator, that the act or omission of the indemnified person can be described as deliberate (opzettelijk), willfully reckless (bewust roekeloos) or seriously culpable. In that case, the relevant New NV Director must immediately repay the sums reimbursed by New NV, unless Dutch law provides otherwise or this would, in the given circumstances, be unacceptable according to standards of reasonableness and fairness; or (B) the costs or the financial losses of the relevant New NV Director are covered by an insurance policy and the insurer has paid out these costs or financial losses. New NV may take out liability insurance for the benefit of the New NV Directors. See "New NV Directors and ULE Members—Liability of the Directors."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21.    Exhibits and Financial Statements

        The exhibits listed below in the "Exhibit Index" are part of this registration statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 22.    Undertakings

(a)
In accordance with Item 512 of Regulation S-K, the undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering;

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

  (6)
  That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one Business Day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Form of Simplification Agreement to be adopted by the boards of directors of NV, PLC, New NV and New Sub
3.1	Form of Articles of Association of New NV
4.1	Form of Deposit Agreement among New NV, Deutsche Bank Trust Company Americas, as depositary and the holders and beneficial owners of American Depository Shares issued thereunder
5.1	Opinion of Linklaters LLP regarding legality of securities being registered
8.1	Opinion of Linklaters LLP regarding certain U.K. tax matters
8.2	Opinion of De Brauw Blackstone Westbroek N.V. regarding certain Dutch tax matters
8.3	Opinion of Cravath, Swaine and Moore LLP regarding certain U.S. federal income tax matters
21.1
Subsidiaries of the Unilever Group (incorporated by reference to the Annual Report on Form 20-F for the financial year ended December 31, 2017 (File No: 001-04547) filed with the SEC on February 28, 2018)
23.1	Consent of KPMG LLP and KPMG Accountants N.V. as independent registered public accounting firms of the consolidated financial statements of the Unilever Group
23.3	Consent of Linklaters LLP for opinion regarding the legality of securities being registered (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
23.4	Consent of Linklaters LLP for opinion regarding certain U.K. tax matters (included in the opinion filed as Exhibit 8.1 to this Registration Statement)
23.5	Consent of De Brauw Blackstone Westbroek N.V. for opinion regarding certain Dutch tax matters (included in the opinion filed as Exhibit 8.2 to this Registration Statement)
23.6	Consent of Cravath, Swaine and Moore LLP for opinion regarding certain U.S. federal income tax matters (included in the opinion filed as Exhibit 8.3 to this Registration Statement)
99.1	Consents of Persons Named to Become Directors (incorporated by reference from Exhibit 99.1 to the Registration Statement on Form F-4 (File No. 333-224431) filed with the SEC on April 25, 2018)
99.2	Form of Dutch Merger Proposal (incorporated by reference from Exhibit 99.2 to the Registration Statement on Form F-4 (File No. 333-224431) filed with the SEC on July 27, 2018)
99.3	Form of Election and Transmittal

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zutphen, the Netherlands and Chamonix, France, on August 24, 2018.

Unilever International Holdings N.V.,
By:	/s/ PAUL POLMAN Paul Polman Chief Executive Officer
By:	/s/ GRAEME PITKETHLY Graeme Pitkethly Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Title	Date

/s/ PAUL POLMAN Paul Polman	Director and Chief Executive Officer of Unilever International Holdings N.V.	August 24, 2018
/s/ GRAEME PITKETHLY Graeme Pitkethly	Director and Chief Financial Officer of Unilever International Holdings N.V.	August 24, 2018

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Unilever International Holdings N.V. in the United States, has signed this registration statement in Englewood Cliffs, New Jersey, United States of America, on August 24, 2018.

Unilever International Holdings N.V.,
By:	/s/ DAVID A. SCHWARTZ David A. Schwartz Vice President, Assistant Secretary and Associate General Counsel of Unilever United States, Inc.